FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-02

July 24, 2017

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$898,681,592

(Approximate Total Mortgage Pool Balance)

$804,140,000

(Approximate Offered Certificates)

UBS 2017-C2

UBS Commercial Mortgage Securitization Corp.

Depositor

UBS AG
Société Générale
German American Capital Corporation
Natixis Real Estate Capital LLC
Rialto Mortgage Finance, LLC
CIBC Inc.

Sponsors and Mortgage Loan Sellers

UBS Securities LLC | **Société Générale** | **Deutsche Bank Securities**

Co-Lead Managers and Joint Bookrunners

Natixis Securities Americas | **CIBC World Markets** | **Academy Securities**

Co-Managers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. or Academy Securities, Inc., provides accounting, tax or legal advice.

2

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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UBS 2017-C2

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated July 25, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC Deutsche Bank Securities Inc. SG Americas Securities, LLC
Co-Managers:	Natixis Securities Americas LLC CIBC World Markets Corp. Academy Securities, Inc.
Mortgage Loan Sellers:

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) 25.4%, Société Générale (“SG”) 23.5%, German American Capital Corporation* (“GACC”) 21.5%, Natixis Real Estate Capital LLC (“NREC”) 11.0%, Rialto Mortgage Finance, LLC (“RMF”) 9.8%, CIBC Inc. (“CIBC”) 8.8%

*An indirect wholly owned subsidiary of Deutsche Bank AG

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., and S&P Global Ratings, Inc.
U.S. Credit Risk Retention:	UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class Z and Class R certificates) issued by the issuing entity.
The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.
For additional information, see “Credit Risk Retention” below.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in September 2017.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in September 2017.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2017 (or, in the case of any mortgage loan that has its first due date after August 2017, the date that would have been its due date in August 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about August 17, 2017
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2050
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X-A and Class X-B Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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UBS 2017-C2

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties(1)	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance(1)
UBS AG	19	65	$228,510,192	25.4%
Société Générale	8	21	$210,792,244	23.5%
German American Capital Corporation	7	74	$193,084,850	21.5%
Natixis Real Estate Capital LLC	7	13	$99,255,920	11.0%
Rialto Mortgage Finance, LLC	13	16	$87,688,384	9.8%
CIBC Inc.	5	15	$79,350,000	8.8%
Total:	59	204	$898,681,592	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$898,681,592
Number of Mortgage Loans:	59
Number of Mortgaged Properties(1):	204
Average Mortgage Loan Cut-off Date Balance:	$15,231,891
Average Mortgaged Property Cut-off Date Balance:	$4,405,302
Weighted Average Mortgage Rate:	4.425%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):	115
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):	114
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	17.4%
% of Mortgaged Properties Leased to a Single Tenant Excluding Portfolio(2):	14.0%

Credit Statistics:
Weighted Average Mortgage Loan U/W NCF DSCR(3)(4):	2.28x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(5):	56.1%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3)(5):	49.3%
Weighted Average U/W NOI Debt Yield(3):	12.0%

Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	32.8%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	35.2%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	31.9%
Weighted Average Remaining Amortization Term (months)(6):	350

Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	100.0%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	91.8%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	100.0%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	87.6%
% Mortgage Loans with Upfront Engineering Reserves:	36.8%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	63.0%
% Mortgage Loans with In Place Hard Lockboxes:	47.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	88.3%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	81.8%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	13.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	0.9%
% of Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period After a Lockout Period and Prior to an Open Period:	3.8%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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UBS 2017-C2

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2017. The Initial Outstanding Pool Balance and Number of Mortgaged Properties do not reflect the property identified as “Villa Roma”, which, subject to the conditions set forth in the related loan documents with respect to the IC Leased Fee Hotel Portfolio Whole Loan, may be acquired upon the full funding of the unfunded pari passu companion loan up to $14,880,000 (the “IC Leased Fee Hotel Portfolio Unfunded Companion Loan”).

(2)	Excludes mortgage loans secured by multiple properties leased to the same tenant.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans (other than the IC Leased Fee Hotel Portfolio Unfunded Companion Loan) and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements. With respect to the IC Leased Fee Hotel Portfolio Mortgage Loan, the related Cut-off Date LTV, Maturity Date or ARD LTV, U/W NCF DSCR and U/W NOI Debt Yield, calculated assuming that the IC Leased Fee Hotel Portfolio Unfunded Companion Loan is fully funded and the property referred to as “Villa Roma” is acquired are 77.5%, 77.5%, 1.58x and 8.0%, respectively.

(4)	With respect to the 510 Cottonwood Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing August 2022 of the respective mortgage loan as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus. With respect to the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing September 2017 of the respective mortgage loan as set forth in the respective non-standard amortization schedule set forth in Annex G to the Preliminary Prospectus.

(5)	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, the Cut-off Date LTV and Maturity Date LTV is based on a value of $956.0 million, which reflects a portfolio premium attributed to the aggregate “As-Is” value of the Starwood Capital Group Hotel Portfolio mortgaged properties as a whole. With respect to the AHIP Northeast Portfolio III Mortgage Loan, the Hampton Inn & Suites – Binghamton/Vestal Mortgage Loan and the Courtyard Tulsa Mortgage Loan, the Cut-off Date LTV and Maturity Date LTV have in certain cases been calculated based on the “As-Complete” value. With respect to the Sheraton Orlando North Mortgage Loan the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “As-Is” value inclusive of a capital expenditure deduction for which a reserve was established at origination. For additional information, see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	Excludes mortgage loans that are interest-only for the full loan term.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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UBS 2017-C2

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s/S&P)	Initial Certificate Principal Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / [ ] / AAA(sf)	$34,851,000		30.000%(7)	2.76	1-57	39.3%	17.1%
Class A-2	AAAsf / AAA(sf) / [ ] / AAA(sf)	$77,613,000		30.000%(7)	4.95	57-60	39.3%	17.1%
Class A-SB	AAAsf / AAA(sf) / [ ] / AAA(sf)	$46,089,000		30.000%(7)	7.14	60-109	39.3%	17.1%
Class A-3	AAAsf / AAA(sf) / [ ] / AAA(sf)	$210,000,000		30.000%(7)	9.75	60-118	39.3%	17.1%
Class A-4	AAAsf / AAA(sf) / [ ] / AAA(sf)	$260,524,000		30.000%(7)	9.87	118-119	39.3%	17.1%
Class X-A(8)	AAAsf / AAA(sf) / [ ] / AAA(sf)	$629,077,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-B(8)	A-sf / AAA(sf) / [ ] / A-(sf)	$175,063,000	(9)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / [ ] / AA+(sf)	$103,348,000		18.500%	9.91	119-119	45.7%	14.7%
Class B	AA-sf / AA(sf) / [ ] / AA-(sf)	$39,317,000		14.125%	9.96	119-120	48.2%	14.0%
Class C	A-sf / A(sf) / [ ] / A-(sf)	$32,398,000	(10)	10.520%	9.99	120-120	50.2%	13.4%

NON-OFFERED CERTIFICATES(11)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s/S&P)	Initial Certificate Principal Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class D-RR	BBB+sf / A-(sf) / [ ] / BBB+(sf)	$14,783,000	(10)	8.875%	9.99	120-120	51.1%	13.2%
Class E-RR	BBBsf / BBB+(sf) / [ ] / BBB(sf)	$8,987,000		7.875%	9.99	120-120	51.7%	13.0%
Class F-RR	BBB-sf / BBB-(sf) / [ ] / NR	$16,850,000		6.000%	9.99	120-120	52.7%	12.8%
Class G-RR	BB-sf / BB-(sf) / [ ] / BB-(sf)	$16,850,000		4.125%	9.99	120-120	53.8%	12.5%
Class H-RR	B-sf / B-(sf) / [ ] / B+(sf)	$8,987,000		3.125%	9.99	120-120	54.3%	12.4%
Class NR-RR	NR / NR / [ ] / NR	$28,084,591		0.000%	9.99	120-120	56.1%	12.0%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates will equal one of: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date or (iv) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) for the related distribution date less a specified percentage, which percentage may be zero.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA, Moody’s and S&P have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the classes of principal balance certificates and whose certificate principal balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X-A and Class X-B Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date.

For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-A and Class X-B certificates (collectively referred to as the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates.

(10)	The approximate initial Certificate Balances of the Class C and Class D-RR Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class C Certificate Balance is expected to fall within a range of $30,286,000 and $34,779,000, with the ultimate Certificate Balance determined, such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity. The Class D-RR Certificate Balance is expected to fall within a range of $12,402,000 and $16,895,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class Z and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class Z certificates represent the entitlement to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date, as further described in the Preliminary Prospectus. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	UBSAG	Park West Village	Multifamily	$50,000,000	60	20.0%	4.46x	12.0%
A-2	SG	South Main RVP	Manufactured Housing Community	$15,471,261	58	59.7%	1.31x	9.5%
A-2	UBSAG	Skagit Valley	Retail	$11,300,000	59	63.5%	1.75x	11.3%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any Mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-Off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and exclude any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate principal balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates, in that order, until the certificate principal balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate principal balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate principal balances of the Class A-S through Class NR-RR Certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates, in that order, in each case until the certificate principal balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-S, Class B, and Class C Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date or (iv) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) for the related distribution date less a specified percentage, which percentage may be zero.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-S, Class B, and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, and Class C certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class NR-RR, Class Z or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate) (Mortgage Rate - Discount Rate)
Whole Loans:	The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as General Motors Building, Park West Village, TZA Multifamily Portfolio I, Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, 85 Broad Street, AHIP Northeast Portfolio III, 245 Park Avenue, Save Mart Portfolio, IC Leased Fee Hotel Portfolio, Concorde Portfolio and Holiday Inn Express & Suites Saint Augustine secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Park West Village whole loan, the TZA Multifamily Portfolio I whole loan, AHIP Northeast Portfolio III whole loan and the Holiday Inn Express & Suites Saint Augustine whole loan will be principally serviced under the PSA for the UBS 2017-C2 securitization (each, a “Serviced Whole Loan”). The General Motors Building whole loan is being serviced under the trust and servicing agreement for the BXP Trust 2017-GM securitization. The Del Amo Fashion Center whole loan is being serviced under the trust and servicing agreement for the DAFC 2017-AMO securitization. The Starwood Capital Group Hotel Portfolio whole loan is being serviced under the pooling and servicing agreement for the DBJPM 2017-C6 securitization. The 85 Broad Street whole loan will be serviced under the pooling and servicing agreement for the CSAIL 2017-C8 securitization. The 245 Park Avenue whole loan is being serviced under the trust and servicing agreement for the 245 Park Avenue Trust 2017-245P securitization. The Save Mart Portfolio whole loan and the Concorde Portfolio whole loan is being serviced under the pooling and servicing agreement for the UBS 2017-C1 securitization. The IC Leased Fee Hotel Portfolio whole loan (the “Servicing Shift Whole Loan”) is expected to initially be serviced under the UBS 2017- C2 PSA until the securitization of the controlling pari passu note (the “Servicing Shift Securitization Date”), after which the whole loan will be serviced under the pooling and servicing agreement related to the securitization of the controlling pari passu note (the “Servicing Shift PSA”). The master servicer and special servicer under the Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C2 certificates after the securitization of the controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to the Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loan), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3), if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than with respect to the Servicing Shift Mortgage Loan) and any related Serviced Companion Loans.

With respect to the General Motors Building mortgage loan, the Del Amo Fashion Center mortgage loan, the Park West Village mortgage loan, the 245 Park Avenue mortgage loan, the 85 Broad Street mortgage loan, the Save Mart Portfolio mortgage loan and the Holiday Inn Express & Suites Saint Augustine mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder of each Subordinate Companion Loan with respect to each Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Park West Village

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loan” and “—Holiday Inn Express & Suites Saint Augustine Whole Loan” in the Preliminary Prospectus. With respect to the General Motors Building mortgage loan, the Del Amo Fashion Center mortgage loan, the 245 Park Avenue mortgage loan, the Starwood Capital Group Hotel Portfolio mortgage loan, the 85 Broad Street mortgage loan and the Save Mart Portfolio mortgage loan, the rights of the Directing Certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans as described below. With respect to the Servicing Shift Whole Loan, prior to the Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the Park West Village mortgage loan, the TZA Multifamily Portfolio I mortgage loan, and the AHIP Northeast Portfolio III mortgage loan, the holder of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the General Motors Building mortgage loan, the Del Amo Fashion Center mortgage loan, the Starwood Capital Group Hotel Portfolio mortgage loan, the 85 Broad Street mortgage loan, the 245 Park Avenue mortgage loan, the Save Mart Portfolio mortgage loan and the Concorde Portfolio mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to the IC Leased Fee Hotel Portfolio mortgage loan, in general, the whole loan will be serviced (i) prior to the Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the Servicing Shift Securitization Date, under the Servicing Shift PSA, which grants, or is expected to grant, to the controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the related Whole Loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of the controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder with respect to the Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates.

Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.
Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Serviced AB Whole Loan, the holder of the related controlling Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans— Park West Village Whole Loan” and “—Holiday Inn Express & Suites Saint Augustine Whole Loan” in the Preliminary Prospectus.

Remedies Available to Holders of an Appraised-Out Class:

The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the Master Servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer. Upon receipt of such supplemental appraisal, the Master Servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non- Serviced PSA and applicable intercreditor agreement) and the Special Servicer (for any mortgage loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any mortgage loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Special Servicer will be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Control Rights:	Subject to the rights of the Subordinate Companion Loan solely with respect to the serviced AB whole loans, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Park West Village Whole Loan” and —Holiday Inn Express & Suites Saint Augustine Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the Special Servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Park West Village Whole Loan” and “—Holiday Inn Express & Suites Saint Augustine Whole Loan” in the Preliminary Prospectus.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the related Special Servicer (other than with respect to the Servicing Shift Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders of a Rating Agency Confirmation from each applicable Rating Agency, the Certificate Administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the Trustee will be required to immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2017-C2, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the rate that would result in a special servicing fee of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan), the Operating Advisor will be responsible for:

●   reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●   recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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      Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than the Servicing Shift Whole Loan), after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s internet website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., as a third party purchaser (as defined in Credit Risk Retention Rules), from the depositor, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class Z and Class R Certificates) issued by the issuing entity.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P., in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of KKR Real Estate Credit Opportunity Partners Aggregator I L.P., until August 18, 2022. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
$1,850,256	-	$5,000,000	9	$33,604,129	3.7%	4.856%	119	1.77x	63.8%	54.0%
$5,000,001	-	$10,000,000	19	$130,507,727	14.5%	4.938%	118	1.76x	62.2%	51.7%
$10,000,001	-	$15,000,000	13	$163,186,254	18.2%	4.798%	114	1.68x	65.3%	54.7%
$15,000,001	-	$20,000,000	3	$50,052,867	5.6%	5.246%	101	1.39x	64.5%	55.1%
$20,000,001	-	$25,000,000	3	$69,920,000	7.8%	4.762%	119	1.70x	64.9%	59.0%
$25,000,001	-	$30,000,000	1	$25,250,000	2.8%	4.600%	120	1.51x	67.9%	56.6%
$30,000,001	-	$35,000,000	6	$193,660,615	21.5%	4.089%	118	2.53x	50.1%	44.8%
$35,000,001	-	$40,000,000	1	$37,500,000	4.2%	4.486%	118	2.72x	60.4%	60.4%
$40,000,001	-	$45,000,000	1	$45,000,000	5.0%	3.658%	118	3.34x	39.8%	39.8%
$45,000,001	-	$50,000,000	3	$150,000,000	16.7%	3.667%	99	3.45x	41.4%	38.6%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Mortgage Rates
						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
2.6200%	-	4.5000%	16	$419,716,535	46.7%	3.832%	110	2.99x	45.5%	42.1%
4.5001%	-	5.0000%	27	$335,234,987	37.3%	4.784%	119	1.66x	66.2%	56.1%
5.0001%	-	5.5000%	12	$113,445,024	12.6%	5.182%	119	1.69x	63.7%	55.1%
5.5001%	-	5.9400%	4	$30,285,046	3.4%	5.839%	87	1.51x	61.3%	53.4%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Property Type Distribution(1)
					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pad/ NRA/Beds(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR (1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
Retail	65	$184,311,812	20.5%	4,610,350	152	4.504%	114	90.9%	2.27x	54.9%	49.5%
Anchored	5	$55,638,553	6.2%	671,666	87	4.780%	105	88.8%	1.64x	66.7%	58.1%
Single Tenant	49	$55,100,000	6.1%	1,877,709	120	4.645%	119	100.0%	2.41x	49.9%	45.9%
Super Regional Mall	1	$45,000,000	5.0%	1,769,525	260	3.658%	118	85.2%	3.34x	39.8%	39.8%
Shadow Anchored	3	$14,992,464	1.7%	116,556	172	4.980%	118	89.8%	1.63x	63.1%	53.0%
Unanchored	7	$13,580,795	1.5%	174,894	163	5.079%	116	83.3%	1.44x	68.3%	57.2%
Hospitality	81	$178,412,513	19.9%	8,381	91,966	4.814%	118	78.5%	2.15x	58.7%	51.0%
Limited Service	51	$93,340,745	10.4%	4,826	86,211	4.809%	118	77.4%	2.07x	60.4%	52.0%
Full Service	6	$52,934,355	5.9%	1,069	105,269	4.862%	119	81.6%	2.18x	54.7%	45.3%
Extended Stay	23	$26,413,963	2.9%	2,364	95,402	4.499%	118	83.0%	2.49x	60.3%	58.8%
Select Service	1	$5,723,449	0.6%	122	46,914	5.910%	115	45.1%	1.58x	60.2%	51.2%
Multifamily	22	$162,359,962	18.1%	4,817	76,386	4.173%	101	95.4%	2.43x	53.8%	46.7%
Garden	20	$100,108,708	11.1%	3,849	40,615	4.865%	119	95.1%	1.53x	68.3%	58.4%
High Rise	2	$62,251,253	6.9%	968	133,912	3.059%	71	95.8%	3.87x	30.4%	27.8%
Industrial	9	$104,990,226	11.7%	2,123,739	84	4.370%	119	99.3%	1.70x	65.3%	52.7%
Flex	2	$40,109,632	4.5%	283,402	159	4.273%	119	100.0%	1.75x	62.1%	50.3%
Warehouse	6	$33,979,612	3.8%	1,035,527	36	4.597%	118	97.7%	1.47x	69.5%	56.1%
Warehouse/Distribution	1	$30,900,983	3.4%	804,810	38	4.245%	119	100.0%	1.89x	64.9%	52.1%
Mixed Use	5	$103,090,000	11.5%	2,362,776	451	4.053%	119	95.3%	2.87x	49.9%	44.8%
Office/Retail	2	$60,740,000	6.8%	2,076,732	630	3.697%	118	94.8%	3.81x	37.5%	35.8%
Entertainment/Retail/Industrial/Office	1	$25,250,000	2.8%	130,966	193	4.600%	120	95.0%	1.51x	67.9%	56.6%
Office/R&D/Industrial	1	$9,100,000	1.0%	28,704	317	4.211%	120	100.0%	1.61x	62.8%	57.2%
Office/Industrial	1	$8,000,000	0.9%	126,374	63	4.850%	119	94.7%	1.48x	72.7%	61.1%
Office	5	$85,241,386	9.5%	2,949,231	339	3.833%	118	91.0%	3.02x	43.3%	41.1%
CBD	2	$66,000,000	7.3%	2,842,505	382	3.537%	118	89.0%	3.44x	37.1%	37.1%
Medical	3	$19,241,386	2.1%	106,726	195	4.846%	119	97.8%	1.56x	64.5%	55.1%
Manufactured Housing Community	8	$49,645,693	5.5%	1,477	37,470	5.135%	100	96.1%	1.46x	64.0%	55.2%
Manufactured Housing Community	7	$34,174,432	3.8%	1,041	38,369	4.770%	119	95.1%	1.53x	65.9%	54.9%
Recreational Vehicle Community	1	$15,471,261	1.7%	436	35,485	5.940%	58	98.4%	1.31x	59.7%	55.9%
Other	7	$24,000,000	2.7%	2,133,134	29	5.020%	120	100.0%	1.67x	73.2%	73.2%
Leased Fee	7	$24,000,000	2.7%	2,133,134	29	5.020%	120	100.0%	1.67x	73.2%	73.2%
Self Storage	2	$6,630,000	0.7%	115,838	61	4.784%	118	83.8%	1.51x	64.4%	55.4%
Total/Weighted Average	204	$898,681,592	100.0%			4.425%	114	91.2%	2.28x	56.1%	49.3%

Please see footnotes on page 25

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
New York	10	$227,003,869	25.3%	3.670%	105	3.38x	39.7%	37.0%
California	49	$176,535,818	19.6%	4.301%	119	2.39x	51.0%	45.6%
California - Southern(5)	5	$100,851,605	11.2%	4.245%	119	2.47x	49.7%	44.9%
California - Northern(5)	44	$75,684,213	8.4%	4.377%	118	2.29x	52.8%	46.5%
Florida	22	$111,087,427	12.4%	4.947%	119	1.81x	67.2%	56.6%
Texas	36	$76,767,154	8.5%	5.072%	106	1.57x	64.2%	55.6%
Michigan	7	$36,400,019	4.1%	4.680%	118	1.81x	65.0%	56.5%
Indiana	6	$33,543,102	3.7%	4.264%	119	1.96x	64.5%	52.8%
Other	74	237,344,203	26.4%	4.770%	116	1.72x	65.0%	56.8%
Total/Weighted Average	204	898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Cut-off Date LTV Ratios(1)(2)(4)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
20.0%	-	40.0%	5	$211,000,000	23.5%	3.433%	104	3.92x	30.4%	30.4%
40.1%	-	50.0%	2	$44,981,230	5.0%	4.155%	118	2.75x	48.1%	44.9%
50.1%	-	55.0%	2	$32,670,000	3.6%	4.656%	120	2.27x	50.8%	45.4%
55.1%	-	60.0%	10	$103,899,390	11.6%	4.927%	110	1.79x	58.3%	50.9%
60.1%	-	65.0%	19	$236,959,773	26.4%	4.615%	116	1.84x	63.0%	53.3%
65.1%	-	70.0%	11	$109,881,138	12.2%	4.848%	119	1.47x	68.5%	57.1%
70.1%	-	73.7%	10	$159,290,061	17.7%	4.867%	118	1.52x	72.9%	64.1%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Maturity Date LTV Ratios(1)(2)(4)
						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
20.0%	-	40.0%	6	$223,981,230	24.9%	3.544%	105	3.85x	31.3%	30.7%
40.1%	-	50.0%	15	$182,283,372	20.3%	4.572%	119	1.92x	57.5%	47.5%
50.1%	-	55.0%	12	$136,999,521	15.2%	4.652%	119	1.84x	61.9%	52.6%
55.1%	-	60.0%	16	$161,177,469	17.9%	4.890%	113	1.51x	67.2%	57.3%
60.1%	-	73.2%	10	$194,240,000	21.6%	4.758%	115	1.76x	69.8%	63.5%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)(3)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
1.30x	-	1.40x	5	$77,811,261	8.7%	5.077%	106	1.34x	67.9%	58.3%
1.41x	-	1.50x	14	$120,514,351	13.4%	4.755%	119	1.45x	67.7%	55.3%
1.51x	-	1.60x	10	$151,687,881	16.9%	4.880%	119	1.55x	68.5%	58.6%
1.61x	-	1.70x	6	$65,571,559	7.3%	4.771%	120	1.64x	65.3%	58.2%
1.71x	-	1.80x	2	$20,105,920	2.2%	4.303%	81	1.74x	62.5%	55.7%
1.81x	-	1.90x	7	$80,689,389	9.0%	4.697%	119	1.86x	63.4%	51.5%
1.91x	-	2.00x	2	$57,320,000	6.4%	4.652%	119	1.96x	55.9%	49.9%
2.01x	-	2.25x	2	$12,450,000	1.4%	4.808%	120	2.11x	63.5%	47.2%
2.26x	-	2.50x	1	$6,800,000	0.8%	4.918%	120	2.45x	57.6%	48.4%
2.51x	-	4.46x	10	$305,731,230	34.0%	3.697%	109	3.56x	37.6%	37.1%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD
				Weighted Averages

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
60	3	$76,771,261	8.5%	3.535%	59	3.43x	34.4%	33.2%
120	56	$821,910,330	91.5%	4.508%	119	2.17x	58.1%	50.8%
Total/Weighted Average	59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Remaining Terms to Maturity or ARD
						Weighted Averages

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
58	-	60	3	$76,771,261	8.5%	3.535%	59	3.43x	34.4%	33.2%
110	-	115	4	$40,829,370	4.5%	4.996%	114	1.53x	67.1%	56.8%
118	-	120	52	$781,080,961	86.9%	4.483%	119	2.21x	57.6%	50.5%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Distribution of Underwritten NOI Debt Yields(1)(2)
						Weighted Averages

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
8.5%	-	9.0%	3	$46,930,000	5.2%	5.050%	120	1.50x	70.8%	65.2%
9.1%	-	10.0%	14	$165,587,117	18.4%	4.744%	113	1.43x	67.0%	56.2%
10.1%	-	11.0%	12	$178,647,261	19.9%	4.619%	119	1.78x	64.9%	56.7%
11.1%	-	12.0%	10	$152,512,180	17.0%	3.967%	95	2.60x	50.0%	42.5%
12.1%	-	13.0%	4	$91,915,397	10.2%	4.198%	118	2.91x	50.2%	49.3%
13.1%	-	14.0%	6	$75,948,327	8.5%	4.594%	119	2.03x	60.9%	53.8%
14.1%	-	15.0%	3	$64,160,079	7.1%	4.707%	119	2.48x	45.8%	41.4%
15.1%	-	16.0%	4	$98,450,000	11.0%	3.670%	118	3.91x	33.3%	31.1%
16.1%	-	25.1%	3	$24,531,230	2.7%	5.139%	119	2.57x	52.6%	41.0%
Total/Weighted Average			59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Amortization Types
				Weighted Averages

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
Full IO	9	$312,250,000	34.7%	3.724%	109	3.46x	39.7%	39.7%
Amortizing	29	$295,001,592	32.8%	4.867%	116	1.68x	63.1%	50.9%
Partial IO	20	$286,930,000	31.9%	4.739%	116	1.62x	66.6%	58.0%
Full IO, ARD	1	$4,500,000	0.5%	4.106%	119	2.61x	56.4%	56.4%
Total/Weighted Average	59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Loan Purposes
				Weighted Averages

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)(3)	Cut-off Date LTV Ratio(1)(2)(4)	Maturity Date or ARD LTV Ratio(1)(2)(4)
Refinance	41	$616,480,435	68.6%	4.471%	112	2.34x	55.3%	48.9%
Acquisition	16	$245,000,174	27.3%	4.316%	115	2.21x	56.5%	49.7%
Recapitalization	1	$30,900,983	3.4%	4.245%	119	1.89x	64.9%	52.1%
Various(6)	1	$6,300,000	0.7%	5.080%	119	1.54x	70.8%	61.4%
Total/Weighted Average	59	$898,681,592	100.0%	4.425%	114	2.28x	56.1%	49.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans (other than the IC Leased Fee Hotel Portfolio Unfunded Companion Loan) and exclude any related subordinate companion loans, as applicable. The Number of Mortgaged Properties does not reflect the property identified as “Villa Roma”, which may be acquired upon the full funding of the IC Leased Fee Hotel Portfolio Unfunded Companion Loan.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans (other than the IC Leased Fee Hotel Portfolio Unfunded Companion Loan) and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements. With respect to the IC Leased Fee Hotel Portfolio Mortgage Loan, the related Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield, calculated assuming that the IC Leased Fee Hotel Portfolio Unfunded Companion Loan is fully funded and the property referred to as “Villa Roma” is acquired are 77.5%, 77.5, 1.58x and 8.0%, respectively.

(3)	With respect to the 510 Cottonwood Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing August 2022 of the respective mortgage loan as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus. With respect to the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing September 2017 of the respective mortgage loan as set forth in the respective non-standard amortization schedule set forth in Annex G to the Preliminary Prospectus.

(4)	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, the Cut-off Date LTV Ratio and Maturity LTV Ratio with respect to the Mortgage Loan is based on the Appraised Value of $956.0 million, which reflects a portfolio premium attributed to the aggregate “As-Is” value of the Starwood Capital Group Hotel Portfolio Mortgaged Properties as a whole. The sum of the appraised values of each of the Mortgaged Properties on an individual basis, including the “As-Renovated” values of the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Shawnee Hampton Inn, Racine Fairfield Inn and Westchase Homewood Suites Mortgaged Properties of $15.8 million, $13.7 million, $12.7 million, $12.2 million, $10.4 million, $10.1 million, $8.3 million, $8.1 million and $9.8 million, respectively, is $889.2 million and represents a Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio for such Mortgage Loan of 64.9%. Based on the sum of the “As-Is” appraised values of each of the Mortgaged Properties of $884.7 million, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio are 65.3%. With respect to the AHIP Northeast Portfolio III Mortgage Loan the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio is based on the Appraised Value of $87.5 million, which assumes the “As-Complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore - White Marsh Mortgaged Property, the SpringHill Suites - Bellport Mortgaged Property and the Hampton Inn Baltimore - White Marsh Mortgaged Property, and June 1, 2019 for the Homewood Suites - Egg Harbor Mortgaged Property. At loan origination, the borrower funded an upfront PIP reserve of approximately $2.1 million with respect to such mortgaged properties. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan based on the aggregate $82.5 million “As-Is” appraised value is 63.5% and 58.2%, respectively. With respect to the Hampton Inn & Suites – Binghamton/Vestal Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan is based on the value of $9.7 million, which assumes the “As Complete” value as of April 1, 2018. The franchisee is required to complete a property improvement plan (“PIP”) in accordance with the franchise agreement. At loan origination, the borrower funded an upfront PIP reserve of $1.3 million. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan based on the $8.0 million “As-Is” value is 74.9% and 62.6%, respectively. With respect to the Courtyard Tulsa Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio and Appraised Value with respect to the Mortgage Loan is based on the value of $9.5 million, which assumes the “As Complete” value as of January 1, 2018. The franchisee is required to complete a property improvement plan (“PIP”) in accordance with the franchise agreement. At loan origination, the borrower funded an upfront PIP reserve of $1.1 million. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan based on the $8.0 million “As-Is” value is 71.5% and 60.8%, respectively. With respect to the Sheraton - Orlando North Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan has been calculated based on the “As-Is” value inclusive of a capital expenditure deduction for which a reserve was established at origination. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio with respect to the Mortgage Loan based on the $24.7 million “As-Is” appraised value is 52.6% and 39.9%, respectively. For additional information, see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(6)	The ACG Conlon MHC Portfolio III consists of McGregor MHC (Acquisition), and College Park MHC (Refinance).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

UBS 2017-C2

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
							Cut-off
	Mortgage				% of Initial	Cut-off Date	Date	U/W	U/W NOI
	Loan			Cut-off Date	Outstanding	Balance per	LTV	NCF	Debt
Mortgage Loan	Seller	City, State	Property Type	Balance	Pool Balance	Room/NRA(1)	Ratio(3)	DSCR(2)	Yield(1)
General Motors Building	GACC	New York, NY	Mixed Use	$50,000,000	5.6%	$739	30.6%	4.33x	15.5%
Park West Village	UBS AG	New York, NY	Multifamily	$50,000,000	5.6%	$140,845	20.0%	4.46x	12.0%
TZA Multifamily Portfolio I	SG	Various, FL	Multifamily	$50,000,000	5.6%	$45,340	73.7%	1.55x	10.5%
Del Amo Fashion Center	SG	Torrance, CA	Retail	$45,000,000	5.0%	$260	39.8%	3.34x	12.9%
Starwood Capital Group Hotel Portfolio	GACC	Various, Various	Hospitality	$37,500,000	4.2%	$90,680	60.4%	2.72x	12.4%
85 Broad Street	Natixis	New York, NY	Office	$34,000,000	3.8%	$151	25.9%	4.11x	15.3%
AHIP Northeast Portfolio III	GACC	Various, Various	Hospitality	$32,400,000	3.6%	$106,721	59.9%	1.94x	13.2%
510 Cottonwood	GACC	Milpitas, CA	Industrial	$32,359,632	3.6%	$180	64.7%	1.41x	9.4%
245 Park Avenue	SG	New York, NY	Office	$32,000,000	3.6%	$626	48.9%	2.73x	10.7%
Save Mart Portfolio	UBS AG	Various, CA	Retail	$32,000,000	3.6%	$80	38.1%	3.02x	14.4%
Total/Weighted Average				$395,259,632	44.0%		45.5%	3.04x	12.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the 510 Cottonwood Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing August 2022 of the respective mortgage loan as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

(3)	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, and the AHIP Northeast Portfolio III Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have in certain cases been calculated based on a value other than “As-Is”. For additional information, see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

Existing Mezzanine Debt Summary

	Mortgage Loan Cut-off Date	Mezzanine Debt Cut-off Date	Trust U/W NCF	Total Debt U/W NCF	Trust Cut-off Date	Total Debt Cut-off Date	Trust U/W NOI	Total Debt U/W NOI
Mortgage Loan	Balance	Balance	DSCR	DSCR(1)	LTV Ratio	LTV Ratio(1)	Debt Yield	Debt Yield(1)
Park West Village	$50,000,000	$186,250,000	4.46x	1.07x	20.0%	54.2%	12.0%	4.4%
245 Park Avenue	$32,000,000	$568,000,000	2.73x	1.42x	48.9%	80.0%	10.7%	6.5%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary(1)

	Mortgage Loan	Pari Passu Companion	Subordinate Debt	Trust	Total	Trust	Total Mortgage Debt	Trust	Total Mortgage Debt
	Cut-off Date	Loan(s) Cut-off Date	Cut-off Date	U/W NCF	Mortgage Debt	Cut-off Date	Cut-off Date	U/W NOI	U/W NOI
Mortgage Loan	Balance	Balance	Balance	DSCR(2)	U/W NCF DSCR	LTV Ratio	LTV Ratio	Debt Yield	Debt Yield
General Motors Building	$50,000,000	$1,420,000,000	$830,000,000	4.33x	2.77x	30.6%	47.9%	15.5%	9.9%
Park West Village	$50,000,000	$70,000,000	$18,750,000	4.46x	3.44x	20.0%	23.1%	12.0%	10.4%
Del Amo Fashion Center	$45,000,000	$414,300,000	$125,700,000	3.34x	2.63x	39.8%	50.6%	12.9%	10.1%
85 Broad Street	$34,000,000	$135,000,000	$189,600,000	4.11x	1.75x	25.9%	55.0%	15.3%	7.2%
Save Mart Portfolio	$32,000,000	$106,000,000	$31,576,938	3.02x	1.79x	38.1%	46.9%	14.4%	11.8%
245 Park Avenue	$32,000,000	$1,048,000,000	$120,000,000	2.73x	2.45x	48.9%	54.3%	10.7%	9.6%
Holiday Inn Express & Suites Saint Augustine(2)	$6,800,000	N/A	$1,200,000	2.45x	1.85x	57.6%	67.8%	16.9%	14.3%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV, Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

(2)	With respect to the Holiday Inn Express & Suites Saint Augustine Mortgage Loan, the Trust U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing September 2017 as set forth in the non-standard amortization schedule set forth in Annex G to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

UBS 2017-C2

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance		Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
General Motors Building	A-1-S (controlling)(1), A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1, B-1-S, B-2-S, B-3-S, B-4-S	$1,555,000,000		BXP Trust 2017-GM	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	A-2-C2-2-A, A-2-C3	$50,000,000		UBS 2017-C2	No
	A-1-A2, A-1-A3, A-1-C2, A-1-C3-1, A-1-C3-2, A-1-C4	$224,400,000		MSBNA	No
	A-3-C2, A-3-C3-1, A-3-A2, A-3-A3, A-3-C3-2	$145,200,000		CGMRC	No
	A-4-A3	$30,200,000		WFB	No
	A-2-C2-1, A-2-C2-2-B, A-2-A2, A-2-A3	$95,200,000		DBNY	No
	A-4-A2, A-4-C2, A-4-C3	$115,000,000		WFCM 2017-C38	No
	A-1-A1, A-2-A1, A-3-A1, A-4-A1	$85,000,000		CCRE	No
Park West Village	A-1 (controlling)(1), A-5	$50,000,000		UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2, A-3, A-4, A-6	$70,000,000		UBS AG	No
TZA Multifamily Portfolio I	A-1 (controlling)	$50,000,000		UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$30,000,000		SG	No
	A-3	$20,000,000		SG	No
	A-4	$8,000,000		SG	No
Del Amo Fashion Center	A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1 (controlling)(1)	$59,300,000		DAFC 2017-AMO	Yes	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank
	A-3-3, B-3-3	$45,000,000		UBS 2017-C2	No
	A-2-3, A-4-3, B-2-3, B-4-3	$60,000,000		WFCM 2017-C38	No
	A-1-2, A-4-2, B-1-2, B-4-2	$90,000,000		BANK 2017-BNK5	No
	A-2-2, B-2-2	$45,000,000		WFCM 2017-C39	No
	A-1-3, A-4-4, B-1-3, B-1-4	$55,000,000		BANK 2017-BNK6	No
	A-1-4, A-2-4, A-3-2, A-3-4, B-2-4, B-3-2, B-3-4, B-4-4	$105,000,000		BANA, SG, WFB, Barclays	No
Starwood Capital Group Hotel Portfolio	A-1 (controlling), A-7	$80,000,000		DBJPM 2017-C6	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2-1, A-2-2, A-9, A-14	$91,817,500		JPMCB	No
	A-3	$72,500,000		BANK 2017-BNK5	No
	A-4	$59,317,500		BANA	No
	A-5	$50,000,000		WFCM 2017-C38	No
	A-6, A-17	$81,817,500		Barclays	No
	A-11, A-12, A-13-B	$37,500,000		UBS 2017-C2	No
	A-8, A-10, A-13-A	$54,317,500		DBNY	No
	A-15, A-16-1, A-16-2	$50,000,000		Starwood Mortgage Funding II LLC	No
85 Broad Street	A-A-1 (controlling)(1), A-A-2 A-B	$90,000,000 $72,000,000		CSAIL 2017-C8	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-A-3	$45,000,000		Natixis	No
	A-A-4	$34,000,000		UBS 2017-C2	No
AHIP Northeast Portfolio III	A-1 (controlling)	$32,400,000		UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$20,000,000		DBNY	No
245 Park Avenue	A-1-A, A-1-B, A-1-C, A-1-D, A-1-E (controlling)(1)	$380,000,000		245 Park Avenue Trust 2017-245P	Yes	Wells Fargo Bank, National Association	Aegon USA Realty Advisors, LLC
	A-2-D-1	$32,000,000		UBS 2017-C2	No
	A-2-E-1	$55,000,000		WFCM 2017-C38	No
	A-2-A-1	$98,000,000		JPMCC 2017-JP6	No
	A-2-A-2, A-2-C-1-A	$93,750,000		DBJPM 2017-C6	No
	A-2-B-1	$80,000,000		CSAIL 2017-C8	No
	A-2-A-3, A-2-A-4, A-2-B-2, A-2-B-3, A-2-C-1-B, A-2-C-2, A-2-D-2, A-2-D-3, A-2-E-2	$341,250,000		JPMCB, SG, Natixis, DBNY, Barclays	No
Save Mart Portfolio	A-1 (controlling)(1)	$50,000,000		UBS 2017-C1	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	A-3, A-4, A-6	$32,000,000		UBS 2017-C2	No
	A-2	$16,000,000		WFCM 2017-C38	No
	A-5	$40,000,000		DBJPM 2017-C6	No
IC Leased Fee Hotel Portfolio(2)	A-1	$24,000,000		UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$15,345,000		Natixis	No
	A-3	$14,880,000	(3)	Natixis	No
	A-4 (controlling)	$23,120,000		Natixis	No
Concorde Portfolio	A-1 (controlling)	$18,000,000		UBS 2017-C1	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	A-2	$12,000,000		UBS 2017-C2	No
(1)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

(2)	The IC Leased Fee Hotel Portfolio is expected to initially be serviced under the UBS 2017-C2 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-4 (the “IC Leased Fee Hotel Portfolio Servicing Shift Securitization Date”), after which the IC Leased Fee Hotel Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-4 (the “IC Leased Fee Hotel Portfolio Servicing Shift PSA”). The master servicer and special servicer under the IC Leased Fee Hotel Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C2 certificates after the securitization of the related controlling pari passu Note A-4.

(3)	Note A-3 has a principal balance as of the Cut-Off Date of $0 but may increase up to $14,880,000 subject to certain conditions in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

UBS 2017-C2

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
TZA Multifamily Portfolio I	SG	Various, FL	Multifamily	$50,000,000	5.6%	JPMBB 2014-C25(2)
Starwood Capital Group Hotel Portfolio	GACC	Various, Various	Hospitality	$37,500,000	4.2%	Various(3)
Save Mart Portfolio	UBSAG	Various, CA	Retail	$32,000,000	3.6%	JPMCC 2007-LD11
Pioneer Pines Mobile Home Park	UBSAG	Bakersfield, CA	MHC	$15,981,605	1.8%	MSBAM 2012-C6
South Main RVP	SG	Highlands, TX	MHC	$15,471,261	1.7%	GSMS 2013-GC14
Thompson Square	CIBC	Monticello, NY	Retail	$14,300,000	1.6%	LBUBS 2007-C6
Concorde Portfolio	CIBC	Various, TX	Various	$12,000,000	1.3%	JPMCC 2007-CB18
Skagit Valley	UBSAG	Mount Vernon, WA	Retail	$11,300,000	1.3%	WBCMT 2006-C25
Commonwealth Business Center	Natixis	Louisville, KY	Mixed Use	$8,000,000	0.9%	JPMCC 2007-LD11
Quality Suites Buckhead	UBSAG	Atlanta, GA	Hospitality	$7,240,079	0.8%	CD 2007-CD5
Westchester Market	UBSAG	Grand Prairie, TX	Retail	$7,092,464	0.8%	MSC 2007-HQ11
Fairfield Inn & Suites Columbus East	Natixis	Reynoldsburg, OH	Hospitality	$6,750,000	0.8%	MLMT 2007-C1
Tuscany Mobile Home Park	UBSAG	Yuma, AZ	MHC	$6,092,827	0.7%	MSBAM 2012-C6
Hampton Inn & Suites - Binghamton/Vestal	RMF	Vestal, NY	Hospitality	$5,994,279	0.7%	CWCI 2007-C2
El Dorado Retail	UBSAG	El Centro, CA	Retail	$5,850,000	0.7%	MLCFC 2007-7
Wisconsin MHC Portfolio	RMF	Various, WI	MHC	$5,800,000	0.6%	WBCMT 2007-C33
Cedar Creek Apartments	RMF	Montgomery, AL	Multifamily	$5,500,000	0.6%	MSC 2007-IQ16
Huffman Self Storage	RMF	Huffman, TX	Self Storage	$4,330,000	0.5%	MLCFC 2007-5
Desert Sky Retail	Natixis	Phoenix, AZ	Retail	$4,200,000	0.5%	MLCFC 2007-9
Aspen Court	UBSAG	Eatontown, NJ	Office	$3,991,386	0.4%	MSC 2007-IQ13
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	All properties in the portfolio with the exclusion of the Timberfalls property was securitized in the JPMBB 2014-C25 transaction.

(3)	The outstanding debt of the portfolio is primarily securitized in the following: CSMC 2008-C1, WFRBS 2012-C10, WFCM 2012-LC5, GSMS 2012-GCJ9, WFRBS 2013-C11, COMM 2013-CR6 and COMM 2013-CR7.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

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29

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	AAA/AAA/[ ]/A+			Location:	New York, NY 10153
				General Property Type:	Mixed Use
Original Balance(1):	$50,000,000			Detailed Property Type:	Office/Retail
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.6%			Year Built/Renovated:	1968/2017
Loan Purpose:	Refinance			Size:	1,989,983 SF
Borrower Sponsors:	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC			Cut-off Date Balance per SF(1):	$739
				Maturity Date Balance per SF(1):	$739
Mortgage Rate:	3.4300%			Property Manager:	Boston Properties Limited Partnership (borrower-related)
Note Date:	6/7/2017
First Payment Date:	7/9/2017
Maturity Date:	6/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(6):	$227,306,409
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	15.5%
Lockbox/Cash Mgmt Status(3):	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.5%
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	4.33x
Additional Debt Balance(4):	$1,420,000,000/$830,000,000			Most Recent NOI:	$151,425,346 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$150,511,664 (12/31/2015)
Reserves(5)				3rd Most Recent NOI:	$165,315,617 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	95.0% (6/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	96.3% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.7% (12/31/2015)
Replacements:	$0	$0	N/A	Appraised Value (as of):	$4,800,000,000 (5/8/2017)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	30.6%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(1):	30.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$2,300,000,000	100.0%	Loan Payoff:	$1,606,000,000	69.8%
			Closing Costs:	$41,107,676	1.8%
			Return of Equity:	$652,892,324	28.4%
Total Sources:	$2,300,000,000	100.0%	Total Uses:	$2,300,000,000	100.0%

(1)	The General Motors Building Mortgage Loan is part of the General Motors Building Whole Loan (as defined below), which is comprised of 33 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 and four subordinate notes with an aggregate original principal balance of $830,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Senior Notes (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the General Motors Building Whole Loan are $1,156, $1,156, 9.9%, 9.9%, 2.77x, 47.9% and 47.9%, respectively.
(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on July 9, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the General Motors Building Whole Loan or (ii) two years from the closing date of the securitization of the last General Motors Building Whole Loan promissory note to be securitized.
(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756. Further adjustments to base rent have been made based on future contractual rent increases as detailed in the “Cash Flow Analysis” table below. Boston Properties Limited Partnership has provided payment guarantees covering underwritten gap rent.
(7)	The General Motors Building Property is 95.0% leased and 95.0% physically occupied as of June 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The Mortgage Loan. The largest mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by 33 pari passu senior notes with an aggregate original principal balance of $1,470,000,000 (collectively, the “Senior Notes”) and by four subordinate notes with an aggregate original principal balance of $830,000,000 (collectively, the “Junior Notes”). The General Motors Building Whole Loan is secured by a first priority mortgage encumbering the General Motors Building Borrower’s fee interest in a 1,989,983 SF mixed use property located at 767 Fifth Avenue in New York, New York (the “General Motors Building Property”). The promissory Note A-2-C2-2-A and Note A-2-C3 in the aggregate original principal amount of $50,000,000 will be included in the UBS 2017-C2 Trust. Eight of the Senior Notes with an aggregate original principal balance of $725,000,000 and the Junior Notes were contributed to the BXP Trust 2017-GM trust. Promissory Note A-4-A2, Note A-4-C2 and Note A-4-C3, with an aggregate original principal balance of $115,000,000 were contributed to the WFCM 2017-C38 trust. The remaining Senior Notes are held by Morgan Stanley Bank, N.A. (“MSBNA”), Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting though its New York Branch (“DBNY”) (an affiliate of GACC), Wells Fargo Bank, National Association (“WFB”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”), and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The General Motors Building Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP Trust 2017-GM trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the General Motors Building Whole Loan were used to refinance the General Motors Building Property, pay closing costs and return equity to the borrower sponsors.

General Motors Building Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1, A-4-C1	$725,000,000	$725,000,000	BXP Trust 2017-GM	No
A-2-C2-2-A, A-2-C3	$50,000,000	$50,000,000	UBS 2017-C2	No
A-1-A2, A-1-A3, A-1-C2, A-1-C3-1, A-1-C3-2, A-1-C4	$224,400,000	$224,400,000	MSBNA	No
A-3-C2, A-3-C3-1, A-3-A2, A-3-A3, A-3-C3-2	$145,200,000	$145,200,000	CGMRC	No
A-4-A3	$30,200,000	$30,200,000	WFB	No
A-2-C2-1, A-2-C2-2-B, A-2-A2, A-2-A3	$95,200,000	$95,200,000	DBNY	No
A-4-A2, A-4-C2, A-4-C3	$115,000,000	$115,000,000	WFCM 2017-C38	No
A-1-A1, A-2-A1, A-3-A1, A-4-A1	$85,000,000	$85,000,000	CCRE	No
B-1-S, B-2-S, B-3-S, B-4-S	$830,000,000	$830,000,000	BXP Trust 2017-GM	Yes
Total	$2,300,000,000	$2,300,000,000

The Borrower and the Borrower Sponsors. The borrower is 767 Fifth Partners LLC (the “General Motors Building Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors of the General Motors Building Borrower are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. There is no separate non-recourse carve-out guarantor or environmental indemnitor for the General Motors Building Whole Loan.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is Boston Properties’ largest market by net operating income, and as of the first quarter 2017, its New York central business district portfolio was 94.3% leased at an average rental rate of $102.50 PSF.

The Property. The General Motors Building Property is a 50-story mixed use office and retail building comprised of approximately 1,989,983 total SF, which includes approximately 187,954 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s net rentable area (“NRA”) is leased by investment grade or American Lawyer 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten rent. The top five tenants by underwritten rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

According to the General Motors Building Borrower, since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

 Major Tenants.

Weil, Gotshal & Manges (489,867 SF, 24.6% of NRA, 19.3% of underwritten rent). Founded in 1931, Weil, Gotshal & Manges (“Weil”) is an international law firm that currently has 1,100 lawyers in 19 offices worldwide. Weil’s specialty areas of practice include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 on the American Lawyer 100 ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 PSF, above its current in place weighted average gross rent of $92.37 PSF. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, in each case, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of NRA, 10.3% of underwritten rent). Aramis is a men’s fragrance brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be an industry leader in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two, five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Perella Weinberg (130,155 SF, 6.5% of NRA, 4.7% of underwritten rent). Perella Weinberg Partners is a global, independent corporate advisory and asset management firm with approximately $13.6 billion of commitments from institutional and private investors around the world. The firm is a private limited partnership with employees based in New York, London, Abu Dhabi, Beijing, Denver, Austin and San Francisco. Established in 2006, the firm provides advisory and asset management services to a global client base, including corporations, institutions and governments. Their advisory business advises clients on mergers and acquisitions, financial restructuring, capital structure advisory, private capital raising, pension matters, strategic advisory, independent special committee advisory, and government services. Their asset management business includes a suite of hedge fund strategies, private investment funds and outsourced investment office solutions.

Apple (105,748 SF, 5.3% of NRA, 6.8% of underwritten rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services and is headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property. Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property while its store undergoes a renovation that will expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure.

BAMCO (105,579 SF, 5.3% of NRA, 8.0% of underwritten rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO recently executed an early renewal to extend its lease through May 2035.

The following table presents certain information relating to the leases at the General Motors Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Weil, Gotshal & Manges(3)	NR/NR/NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034
Aramis(4)	NR/A2/A+	299,895	15.1%	$27,530,236	10.3%	$91.80	3/31/2020
Perella Weinberg	NR/NR/NR	130,155	6.5%	$12,392,687	4.7%	$95.21	1/31/2022
Apple(5)	NR/Aa1/AA+	105,748	5.3%	$18,057,615	6.8%	$170.76	1/31/2034
BAMCO	NR/NR/NR	105,579	5.3%	$21,290,010	8.0%	$201.65	5/31/2035
Subtotal/Wtd. Avg.		1,131,244	56.8%	$130,548,900	49.0%	$115.40
Remaining Tenants		758,875	38.1%	$135,768,165	51.0%	$178.91
Vacant Space		99,864	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, in each case on or after August 31, 2022. Rent was underwritten based on the rent due under an extension lease commencing in September 2019 for 389,843 SF of such tenant’s space. The BPLP Guaranty (as defined below) guarantees the payment of the gap rent between Weil’s current rent and its underwritten rent which commences in September 2019. Further, underwritten rent for the General Motors Building Property includes $11,269,632 of straight-line rents relating to six tenants, including Weil and Apple through the end of their lease terms (which in certain cases end beyond the loan maturity date). In addition, underwritten rent for the General Motors Building Property includes $17,100,676 in rent that was marked upward or downward based on the conclusion of market rent set forth in the appraisal.
(4)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 PSF.
(5)	While the Apple cube space and expansion is under construction, Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Percentage rent of $4,921,916 was underwritten for Apple. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. The BPLP Guaranty also guarantees the payment of the estimated gap percentage rent. The underwritten Apple percentage rent is equal to the 2.25% percentage rent on the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	1	11,226	0.6%	0.6%	$88.51	$993,600	0.4%	0.4%
2018	6	52,373	2.6%	3.2%	$295.13	$15,456,871	5.8%	6.2%
2019	9	106,096	5.3%	8.5%	$85.99	$9,123,113	3.4%	9.6%
2020	22	532,016	26.7%	35.3%	$95.38	$50,741,831	19.1%	28.7%
2021	4	35,486	1.8%	37.0%	$466.95	$16,570,250	6.2%	34.9%
2022	8	144,898	7.3%	44.3%	$99.47	$14,412,478	5.4%	40.3%
2023	2	2,747	0.1%	44.5%	$681.08	$1,870,937	0.7%	41.0%
2024	1	38,100	1.9%	46.4%	$90.00	$3,429,000	1.3%	42.3%
2025	3	66,347	3.3%	49.7%	$102.24	$6,783,128	2.5%	44.8%
2026	6	48,201	2.4%	52.1%	$188.73	$9,096,994	3.4%	48.2%
2027	6	99,324	5.0%	57.1%	$123.57	$12,273,236	4.6%	52.9%
2028 & Beyond	38	753,305	37.9%	95.0%	$166.69	$125,565,627	47.1%	100.0%
Vacant	0	99,864	5.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	106	1,989,983	100.0%		$140.90	$266,317,065	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the June 1, 2017 rent roll, exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800), which leases 2,754 SF through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.
(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF.

According to the appraisal, as of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 PSF. According to the appraisal, Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A rental rates increased by $5.10 PSF over the same time period.

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total/Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

The following table presents recent leasing data at competitive office buildings with respect to the General Motors Building Property:

Competitive Office Lease Summary
Property Name/Address	Year Built / Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
590 Madison Avenue	1982	1,016,413	Cemex	5,903	Feb-17	15	$145.00	Gross
520 Madison Avenue	1982	849,600	CIC Union	46,822	Jan-17	10	$127.00	Gross
375 Park Avenue	1958	830,009	Servcorp NYC	9,572	Jan-17	10	$173.00	Gross
9 West 57th Street	1971	1,500,000	Qatar Investment Authority	14,000	Jan-17	10	$180.00	Gross
650 Madison Avenue	1987	521,544	Carson Family Trust	4,002	Jan-17	10	$120.00	Gross
450 Park Avenue	1972 / 2003	247,242	Banco Bradesco	21,822	Dec-16	13	$149.00	Gross
399 Park Avenue	1961	1,250,000	Morgan Stanley	110,025	Jul-16	15	$108.50	Gross
9 West 57th Street	1971	1,500,000	Zimmer Partners	20,100	Jul-16	10	$155.00	Gross
375 Park Avenue	1958	830,009	Fried Frank	11,703	Jun-16	6	$167.00	Gross
375 Park Avenue	1958	830,009	Strategic Asset Services	16,000	May-16	7	$165.00	Gross

Source: Appraisal

The following table presents recent leasing data at retail buildings competitive with the General Motors Building Property:

Competitive Retail Lease Summary
Property Name/Address	Tenant Name	Frontage	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
723 Madison Avenue	Paule Ka	Madison Avenue	1,661	Dec-16	10	$874.31	Gross
650 Fifth Avenue	Nike	Fifth Avenue & 52nd Street	69,214	Dec-16	15.5	$479.53	Gross
680 Madison Avenue	Tom Ford	61st Street & Madison Avenue	8,470	Aug-16	10	$743.80	Gross
683 Fifth Avenue	Stuart Weitzman	Fifth Avenue	1,281	Jun-16	10	$3,903.20	Gross
685 Fifth Avenue	Coach	Fifth Avenue & 54th Street	24,149	Feb-16	10	$869.60	Gross
683 Madison Avenue	Bally’s	Madison Avenue & 61st Street	3,013	Jan-16	10	$1,660.00	Gross
730 Fifth Avenue	Zegna	West 57th Street	11,580	Feb-16	15	$621.76	Gross
650 Madison Avenue	Moncler	Madison Avenue & East 60th Street	3,000	Sep-15	10	$1,500.00	Gross

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis
	2013	2014	2015	2016	Year 1 Budget June 2018	UW	UW PSF
Gross Potential Rent(1)(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$214,650,510	$311,235,129	$156.40
Total Recoveries	$29,544,790	$35,800,858	$38,501,366	$39,027,298	$38,318,099	$27,629,542	$13.88
Total Other Income	$34,249,940	$24,345,489	$17,507,050	$10,470,664	$9,174,767	$12,447,503	$6.26
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	($16,547,756)	($8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$262,143,376	$334,764,418	$168.22
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$111,999,606	$107,458,009	$54.00
Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$227,306,409	$114.23
Capital Expenditures	$0	$0	$0	$0	$0	$397,997	$0.20
TI/LC	$0	$0	$0	$0	$0	$5,363,618	$2.70
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$150,143,770	$221,544,794	$111.33

Occupancy %	96.9%	98.5%	96.7%	96.3%	N/A	95.0%
NOI DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.45x
NCF DSCR(4)	3.29x	3.23x	2.94x	2.96x	2.94x	4.33x
NOI Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.5%
NCF Debt Yield(4)	11.4%	11.2%	10.2%	10.3%	10.2%	15.1%

(1)	UW Gross Potential Rent is underwritten based on the June 1, 2017 rent roll and includes rent steps through June 2018, net present value step rent credit for investment grade and American Lawyer 100 law firm tenants through each such tenant’s scheduled lease expiration equal to $11,269,632, mark-to-market adjustment based on the appraiser’s concluded market rents of $17,100,676 and a gross up of vacant space based on the appraiser’s concluded market rents of $16,547,756.
(2)	Rent for Apple and Under Armour were underwritten to the contractual base rent as of January 2019, which coincides with the Under Armour lease commencement and the outside date at which Apple will vacate its temporary space. BPLP provided a payment guarantee for the gap rent between what Apple is currently paying to occupy its temporary space and what Under Armour will pay once its lease commences. Rent for Weil includes base rent for the 389,843 SF expansion space, commencing in September 2019. BPLP provided a payment guarantee for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019. BAMCO rent was underwritten to the renewal base rent as of January 2024. The gap rent between origination and the renewal rent commencing in January 2024 is guaranteed by BPLP. Continental Grain base rent was underwritten to the tenants’ direct rent, which commences in April 2020 when the tenant’s direct lease for the GM sublease space commences. BPLP provided a guaranty for the gap rent until 2020.
(3)	Vacancy underwritten to 5.0% based on the current physical vacancy.
(4)	Debt service coverage ratios and debt yields are based on the Senior Notes.

Escrows and Reserves. In connection with the origination of the General Motors Building Whole Loan, BPLP provided a payment guaranty (the “BPLP Guaranty”, and as further described below) in the amount of $269,107,196, in lieu of depositing (a) $107,946,183 for existing tenant improvement and leasing commission costs and (b) $161,161,013 in existing gap rent and free rent obligations. During the continuance of a Cash Management Sweep Period (as defined below), the General Motors Building Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Whole Loan documents or (b) a Debt Service Coverage Ratio Event (as defined below), and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), the termination of such Debt Service Coverage Ratio Event.

A “Debt Service Coverage Ratio Event” will occur upon the General Motors Building Whole Loan DSCR being below 1.20x at the end of a calendar quarter and will end upon (A) the General Motors Building Whole Loan DSCR being 1.20x or greater for one calendar quarter or (B) the General Motors Building Borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the General Motors Building Whole Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x.

In lieu of making required payments to any reserve accounts, the General Motors Building Borrower delivered a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”). Such guaranty is required to be in an amount, which when aggregated with any cash and/or any letter of credit delivered by the General Motors Building Borrower to the lender, related to any such purpose is at least equal to the aggregate amount which the General Motors Building Borrower is required to have on deposit for such purpose. The BPLP Guaranty amount will be reduced as the General Motors Building Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. Notwithstanding the foregoing, the aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Whole Loan.

In addition, the BPLP Guaranty requires BPLP’s senior unsecured credit rating to be BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). In the event the BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the General Motors Building Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

Lockbox and Cash Management. The General Motors Building Whole Loan is structured with a hard lockbox and springing cash management. The General Motors Building Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Management Sweep Period exists, funds deposited into the lockbox account will be disbursed to the General Motors Building Borrower’s operating account on each business day. During a Cash Management Sweep Period, the funds in the lockbox account will be disbursed in accordance with the General Motors Building Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). In addition to the General Motors Building Mortgage Loan, the General Motors Building Property also secures the other Senior Notes, which have an aggregate Cut-off Date principal balance of $1,420,000,000 and the Junior Notes, which have a Cut-off Date principal balance of $830,000,000. The Junior Notes are coterminous with the General Motors Building Mortgage Loan and accrue interest at the same rate as the General Motors Building Mortgage Loan. The General Motors Building Mortgage Loan along with the other Senior Notes are each pari passu in right of payment and the Senior Notes are senior in right of payment to the Junior Notes. The holders of the General Motors Building Mortgage Loan, the other Senior Notes and the Junior Notes have entered into a co-lender agreement which sets forth the allocation of collections on the General Motors Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The General Motors Building Whole Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts, whether or not the Terrorism Risk Insurance Act of 2002 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect; provided, however, that if TRIPRA is not in effect, the General Motors Building Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the terrorism coverage.

A “Terrorism Cap” means an amount equal to two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

767 Fifth Avenue New York, NY 10153	Collateral Asset Summary – Loan No. 1 General Motors Building	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 30.6% 4.33x 15.5%

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
5TH AVE/ 59TH ST
Whitney Museum of American Art
Emerging Image
Frick Collection
Asia Society
Hunter College
68TH ST/ HUNTER COLLEGE
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
Bloomingdale's
Bloomberg
Mt. Vernon Hotel Museum and Garden
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, General Motors Building
Fuller Building
Forum Gallery
The War Museum
9 West 57th
Bergdorf Goodman
Louis Vuitton
Trump Tower
Carnegie Hall
The Peninsula New York
St. Regis New York
QUEENSBORO BRIDGE
Museum of Modern Art
5TH AVE/ 53RD ST
7TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
53RD ST
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
51ST ST/ LEXINGTON
Time-Life Building
AXA Center
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
50TH ST/ BROADWAY
Paramount Plaza
Exxon Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
US Plywood Building
1 Rockefeller Plaza
Tower 49
49TH STREET
ROCKEFELLER CTR.
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
UNITED NATIONS HEADQUARTERS
Viacom Intl.
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Grand Central Terminal (Metro North)
Winstar Building
Chrysler Building
QUEENS MIDTOWN TUNNEL
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Daily News
Bryant Park
New York Public Library
New York Times Building
Republic Bank Tower
East River
FDR Drive
York Ave.
1st Ave.
2nd Ave.
3rd Ave.
Lexington Ave.
Park Ave.
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
Broadway
METRO NORTH
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
W. 57th St.
E. 57th St.
57TH ST
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
N R W
N Q R W
4 5 6
1 2 3
B D F M
Q
F
E
M
7
S
495
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Chelsea
Williamsburg
MANHATTAN
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
East River
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
Governors Island

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	BBB-/A/[ ]/A+			Location:	New York, NY 10025
				General Property Type:	Multifamily
Original Balance(1):	$50,000,000			Detailed Property Type:	High Rise
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.6%			Year Built/Renovated:	1950, 1958, 1963/2014-2017
Loan Purpose:	Refinance			Size:	852 Units
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Cut-off Date Balance per Unit(1):	$140,845
Mortgage Rate:	2.6200%			Maturity Date Balance per Unit(1):	$140,845
Note Date:	7/19/2017			Property Manager:	PWV Management LLC
First Payment Date:	9/6/2017				(borrower-related)
Maturity Date:	8/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI(5):	$14,418,996
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(1):	12.0%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(1):	12.0%
Additional Debt Balance(3):	$70,000,000/$18,750,000/$186,250,000			UW NCF DSCR(1):	4.46x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$11,069,748 (5/31/2017 TTM)
Reserves(4)				2nd Most Recent NOI:	$10,278,364 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,731,557 (12/31/2015)
RE Tax:	$720,736	$360,368	N/A	Most Recent Occupancy:	96.0% (7/1/2017)
Insurance:	$292,923	$23,248	N/A	2nd Most Recent Occupancy:	90.7% (12/31/2016)
Replacements:	$0	$17,750	N/A	3rd Most Recent Occupancy:	84.7% (12/31/2015)
TI/LC:	$0	$0	N/A	Appraised Value (as of)(6):	$600,000,000 (5/10/2017)
Debt Service:	$700,000	$0	N/A	Cut-off Date LTV Ratio(1)(6):	20.0%
Renovation/Buyout:	$2,250,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	20.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$138,750,000	42.7%	Loan Payoff:	$185,704,321	57.1%
Mezzanine Loan(1):	$186,250,000	57.3%	Reserves:	$3,963,659	1.2%
			Closing Costs:	$14,467,751	4.5%
			Return of Equity:	$120,864,268	37.2%
Total Sources:	$325,000,000	100.0%	Total Uses:	$325,000,000	100.0%

(1)	The Park West Village Mortgage Loan is part of the Park West Village Whole Loan, which is comprised of six pari passu promissory notes with an aggregate original principal balance of $120,000,000 and three subordinate promissory notes with an aggregate original principal balance of $18,750,000. The Park West Village Whole Loan is accompanied by the Park West Village Mezzanine Loans (as defined below) with an aggregate original principal balance of $186,250,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Park West Village Senior Loan (as defined below), without regard to the Park West Village Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan is $162,852, $162,852, 10.4%, 10.4%, 3.44x, 23.1% and 23.1%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan and the Park West Village Mezzanine Loans are $381,455, $381,455, 4.4%, 4.4%, 1.07x, 54.2% and 54.2%.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on September 6, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last Park West Village Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities, UW NOI is underwritten to the occupancy as of the July 1, 2017 rent roll of 96.0%, compared to occupancy of 92.7% as of May 31, 2017. See “Cash Flow Analysis” table below for further discussion of the Park West Village Property’s operating performance.

(6)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the “as-is” appraised value of the Park West Village Property of $600.0 million, as of May 10, 2017. The appraiser concluded an “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $735.0 million as of January 1, 2020. Based on the “as stabilized” appraised value and the Park West Village Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 16.3% and 16.3%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 18.9% and 18.9%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan and Park West Village Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 44.2% and 44.2%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

The Mortgage Loan. The second largest mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $120,000,000 (collectively, the “Park West Village Senior Loan”) and by three subordinate companion notes with an aggregate original principal balance of $18,750,000 (collectively, the “Park West Village Subordinate Companion Loan”). The Park West Village Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a three-building, 852-unit multifamily complex located at 784, 788 and 792 Columbus Avenue in New York, New York (the “Park West Village Property”). Notes A-1 and A-5, in the aggregate original principal balance of $50,000,000 will be included in the UBS 2017-C2 Trust. The Park West Village Notes A-2, A-3, A-4 and A-6, in the aggregate original principal balance of $70,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Park West Village Subordinate Companion Loan is held by affiliates of Athene Annuity and Life Company and Athene Annuity Life & Assurance Company (collectively, “Athene”), but may be otherwise transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Park West Village Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	UBS 2017-C2	No
Note A-2	$30,000,000	$30,000,000	UBS AG	No
Note A-3	$20,000,000	$20,000,000	UBS AG	No
Note A-4	$15,000,000	$15,000,000	UBS AG	No
Note A-5	$10,000,000	$10,000,000	UBS 2017-C2	No
Note A-6	$5,000,000	$5,000,000	UBS AG	No
Park West Village Subordinate Companion Loan	$18,750,000	$18,750,000	Athene	Yes
Total	$138,750,000	$138,750,000

The proceeds of the Park West Village Whole Loan, together with four mezzanine loans with an aggregate original principal balance of $186,250,000 (collectively, the “Park West Village Mezzanine Loans”), were used to refinance the Park West Village Property, fund upfront reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 852 units.

(2)	Based on the “as-is” appraised value of $600.0 million ($704,225 per unit) as of May 10, 2017 per the appraisal.

(3)	Based on the UW NOI of $14,418,996.

(4)	Based on UW NCF of approximately $14,218,716 and the coupon of 2.6200% on the Park West Village Senior Loan, 5.0000% on the Park West Village Subordinate Companion Loan, 5.0000% on the Park West Village Mezzanine A Loan, 5.5000% on the Park West Village Mezzanine B Loan, 6.5500% on the Park West Village Mezzanine C Loan, and 2.9000% on the Park West Village Mezzanine D Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $600.0 million, less total debt of $325.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

The Borrower and the Borrower Sponsors. The borrower is PWV Acquisition Owner LLC (the “Park West Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Park West Village Borrower is wholly-owned by PWV Mezz One LLC, which is wholly-owned by PWV Mezz Two LLC, which is wholly-owned by PWV Mezz Three LLC, which is wholly-owned by PWV Mezz Four LLC. PWV Mezz Four LLC is wholly-owned by PWV Acquisition LLC. PWV Acquisition LLC is owned by CG Park West LLC (65.0%) and Stellar PWV LLC (35.0%) and is controlled by PWV Management LLC as a non-member manager. Jacob Chetrit, Meyer Chetrit, and Joseph Chetrit each have a 25.64% controlling interest in CG Park West LLC, along with RER Park LLC having a 23.08% interest. Laurence Gluck has a 90.62% controlling interest in Stellar PWV LLC with Robert A. Rosania having the remaining 9.38% interest. The nonrecourse carve-out guarantors of the Park West Village Mortgage Loan are Jacob Chetrit and Laurence Gluck (individually and collectively, the “Park West Village Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of the Chetrit Group, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Park West Village Mortgage Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Park West Village Borrower Sponsors”).

The Property. The Park West Village Property is a three-building multifamily complex located at 784, 788, and 792 Columbus Avenue within the Upper West Side of Manhattan totaling 645,790 net rentable SF, which is comprised of 852 residential units (641,094 SF, 99.3% of total NRA) and six commercial units that have been combined into three commercial/office suites (4,696 SF, 0.7% of total NRA). Situated on 1.59 acres, the 16-story buildings comprising the Park West Village Property were constructed in 1950, 1958, and 1963. The three commercial/office suites include the on-site management office, a cleaners and an architectural firm. The Park West Village Property’s residential unit mix includes 231 studios, 51 junior one-bedroom units, 424 one-bedroom units, 135 two-bedroom units, and 11 three-bedroom units, with an average unit size of 752 SF. There are 424 free market units (49.8% of residential units) totaling 303,768 SF, or 716 SF per unit, and 428 rent stabilized units (50.2% of residential units) totaling 337,326 SF, or 788 SF per unit. According to the underwritten rent roll dated July 1, 2017, the rent stabilized units and free market units are 100.0% and 92.0% occupied, respectively. Of the 34 vacant free market units, 14 are currently under renovation.

Each building of the Park West Village Property features laundry facilities, which are managed by a third party laundry operator pursuant to a lease, a fitness center, a newly renovated lobby, and 24/7 doorman. Community amenities include an outdoor children’s playground, dog run, valet services, on-site surface parking (physical parking spots are not collateral, however, parking income is included as collateral for the Park West Village Mortgage Loan). All units feature hardwood flooring, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. In total, 446 units have been or are in the process of being renovated. As part of the recent and ongoing in-unit renovation campaign, which was implemented in September 2014, existing free market rate units and recaptured rent regulated units have been upgraded, certain studio units are being offered with furnishings including pocket doors, murphy beds, and desks, and some units are being reconfigured and combined. 69 rent regulated units (approximately 26 per year) have been recaptured and converted into free market units at an average in-unit renovation cost of $60,000 per unit. The weighted average rental rate of free market units is $61.45 PSF, which represents a 226.0% premium over the weighted average rental rate of rent stabilized units of $18.85 PSF. 100 units have been renovated with luxury high-end finishes and rental rates for such units have increased by an average of 21.7%. Going forward, the Park West Village Borrower Sponsors intend on reconfiguring unit layouts into more efficient floorplans, modernizing dated units through renovation as they become available, and converting rent stabilized units to free market units. At closing, $2.25 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan closing in the amount of $700,000 that will be available to be used solely for renovations and tenant buyouts if and when the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

Between 2014 and 2017, the Park West Village Borrower Sponsors have invested approximately $19.7 million towards capital improvements at the Park West Village Property, consisting of approximately $11.2 million spent on in-unit renovations including layout conversions, appliance upgrades, and rent stabilized tenant buyouts. The Park West Village Borrower Sponsors also invested approximately $8.5 million towards property-level improvements and community amenities, including newly renovated lobbies and hallways, newly constructed fitness centers in each building, a tenant storage area containing 60 storage units located in the basement of 792 Columbus Avenue, a package room in 784 Columbus Avenue, and an outdoor children’s playground.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

The table below shows the apartment mix at the Park West Village Property:

Park West Village Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	231	27.1%	466	96.1%	119	100.0%	$1,050	112	92.0%	$2,470	$2,620
Junior 1 BR	51	6.0%	467	76.5%	0	NAP	NAP	51	76.5%	$3,080	$2,628
1 BR / 1 BA	424	49.8%	840	97.6%	242	100.0%	$1,267	182	94.5%	$3,950	$4,727
2 BR / 1 BA	22	2.6%	814	95.5%	0	NAP	NAP	22	95.5%	$4,520	$4,579
2 BR / 1.5 BA	85	10.0%	1,148	100.0%	67	100.0%	$1,468	18	100.0%	$4,964	$6,460
2 BR / 2 BA	28	3.3%	892	92.9%	0	NAP	NAP	28	92.9%	$4,894	$5,016
3 BR / 2 BA	9	1.1%	1,153	100.0%	0	NAP	NAP	9	100.0%	$6,501	$6,488
3 BR / 3 BA	2	0.2%	1,258	100.0%	0	NAP	NAP	2	100.0%	$7,448	$7,076
Total/Wtd. Avg.	852	100.0%	752	96.0%	428	100.0%	$1,238	424	92.0%	$3,689	$4,233

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Park West Village Property is located in the Upper West Side neighborhood of New York, New York. The Upper West Side neighborhood is well-served by public parks, supermarkets, and other residential amenities. The Park West Village Property is located approximately one block and four blocks away from Central Park and Riverside Park, respectively, and adjacent to Columbus Square, a 500,000-SF Class A luxury residential, retail, and parking development developed by the Park West Village Borrower Sponsors. Columbus Square is anchored by Whole Foods, T.J. Maxx, Michael’s, Petco, HomeGoods, Duane Reade, and Sephora, and includes various inline retailers such as Starbucks, Chipotle, BareBurger, Bank of America, Chase, and Modell’s. Private, parochial, and public schools are located throughout the Upper West Side neighborhood, adding to the area’s attraction to families. Additionally, Columbus Square has education facilities leased to the Mandell School and Solomon Schechter School of Manhattan.

The Upper West Side is known for its prewar architecture, diverse and award-winning restaurants, and numerous cultural and educational institutions. Notable landmarks in the area include the American Museum of Natural History, The Metropolitan Museum of Art, Hayden Planetarium, Lincoln Center for the Performing Arts, and Columbia University. There are seven subway lines as well as numerous buses that serve the Park West Village Property, providing service to and from the five boroughs of New York City. The 96 Street stations are located approximately two to four blocks of the Park West Village Property, providing a 14-minute ride to the Midtown area and a 31-minute ride to the Financial District. Additionally, the West Side Highway (0.7 miles west) provides access to the region’s highway system via the Lincoln, Holland and Brooklyn-Battery Tunnels to the south and the George Washington Bridge (4.7 miles) to the north.

According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 206,469, 1,232,978, and 2,633,184, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $137,122, $123,381, and $109,398, respectively.

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. The Park West Village Property is located in the Upper West Side apartment submarket, which exhibited effective rent of $4,879 per unit and a vacancy rate of 3.2%, as of the first quarter of 2017. There are 334 units scheduled to be delivered to the Upper West Side submarket over the next two years, according to a third party research report.

The appraiser identified 11 comparable rental properties to the Park West Village Property, totaling 2,897 units. The average quoted rental rates per SF of the competitive properties exceed the average in place rental rates per SF of free market units at the Park West Village Property by 6.6% for studio/junior one-bedroom units, 10.0% for one-bedroom units, 10.8% for two-bedroom units, and 1.7% for three-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Comparable rental properties to the Park West Village Property are shown in the table below:

Park West Village Property Comparable Rentals Summary
Address City, State	Year Built/ Renovated	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)
Park West Village Property 784, 788, 792 Columbus Avenue New York, NY	1950, 1958, 1963 / 2014-2017	—	852(1)	Studio/Junior One-Bedroom One Bedroom Two Bedroom Three Bedroom	463 837 930 1,172	$2,646 $3,985 $4,788 $6,673
Columbus Square 808 Columbus Avenue New York, NY	2009/N/A	0.1 miles	710	Studio One Bedroom Two Bedroom Three Bedroom	460 658 961 1,366	$3,110 $4,028 $6,323 $10,119
The Westmont Apartments 730 Columbus Avenue New York, NY	1986/N/A	0.3 miles	163	Studio One Bedroom Two Bedroom Three Bedroom	610 650 1,130 1,403	$3,143 $3,483 $5,909 $7,490
350 Central Park West 350 Central Park West New York, NY	1929/N/A	0.5 miles	174	One Bedroom Two Bedroom	650 900	$3,911 $7,061
Whitehall 250 West 100th Street New York, NY	1923/N/A	0.7 miles	188	Studio One Bedroom	400 650	$2,225 $2,750
The Paris New York 752 West End Avenue New York, NY	1931/N/A	0.6 miles	176	Studio One Bedroom Two Bedroom Three Bedroom	467 865 1,191 2,118	$3,443 $4,111 $6,071 $11,345
The Lyric 255 West 94th Street New York, NY	1999/N/A	0.8 miles	285	Studio One Bedroom Two Bedroom Three Bedroom	510 686 1,015 1,326	$3,301 $4,162 $6,472 $9,370
James Marquis 101 W 90th St New York, NY	1986/N/A	1.0 mile	201	Studio One Bedroom Two Bedroom Three Bedroom	529 843 949 1,442	$2,695 $3,585 $4,498 $5,495
The Greystone 212 West 91st Street New York, NY	1923/N/A	0.7 miles	367	Studio One Bedroom Two Bedroom	375 650 1,000	$2,550 $3,661 $5,600
Columbus Townhouse 600 Columbus Ave New York, NY	1986/N/A	0.6 miles	166	Studio Two Bedroom	425 903	$2,552 $4,510
Hudson Park 323 W 96th St New York, NY	2001/N/A	0.7 miles	172	Studio One Bedroom	476 645	$2,607 $3,220
Avalon Morningside Park 1 Morningside Drive New York, NY	2009/N/A	0.8 miles	295	Studio One Bedroom Two Bedroom Three Bedroom	513 747 1,210 1,327	$3,208 $3,715 $5,901 $7,654

Source: Appraisal

(1)	Number of Units is based on the underwritten rent roll.

(2)	Avg. Unit Size and Avg. Monthly Rent Per Unit for the Park West Village Property is based on the underwritten rent roll and only includes the 424 free market units, exclusive of the 428 rent stabilized units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Park West Village Property:

Cash Flow Analysis
	2014	2015	2016	5/31/2017 TTM	UW	Appraisal Stabilized Year 4(1)	Stabilized UW Year 4(2)	UW Per Unit
Gross Potential Rent(3)(4)	$17,671,953	$17,267,064	$19,127,296	$20,481,780	$24,915,292	$32,361,877	$33,335,107	$29,243
Total Other Income(5)	$502,396	$750,352	$638,432	$662,783	$715,269	$708,545	$565,730	$840
Less Vacancy & Concessions(6)	($93,764)	($192,325)	($1,002,483)	($1,148,951)	($1,704,891)	($673,375)	($1,672,877)	($2,001)
Effective Gross Income	$18,080,584	$17,825,091	$18,763,245	$19,995,613	$23,925,670	$32,397,047	$32,227,961	$28,082
Total Operating Expenses(7)	$9,373,075	$9,093,534	$8,484,881	$8,925,864	$9,506,674	$11,550,737	$11,138,033	$11,158
Net Operating Income	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,418,996	$20,846,310	$21,089,928	$16,924
Capital Expenditures	$0	$0	$0	$0	$200,280	$222,687	$213,000	$235
Net Cash Flow	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,218,716	$20,623,623	$20,876,928	$16,689

Occupancy %	94.1%	84.7%(8)	90.7%	92.7%	96.0%(4)	97.9%	95.0%
NOI DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.52x	6.54x	6.62x
NCF DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.46x	6.47x	6.55x
NOI Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	12.0%	17.4%	17.6%
NCF Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	11.8%	17.2%	17.4%

(1)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for June 1, 2020 to June 1, 2021 under the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, stabilized occupancy of 97.0%, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(2)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, rent-regulated units are converted at a rate of 25 per year to free market status, stabilized occupancy rate of 95.0%, free market units are leased from vacancy at a rate of 3 units per month, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(3)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units since September 2014 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with luxury finishes.

(4)	UW Gross Potential Rent is underwritten to the July 1, 2017 rent roll, which reflects physical occupancy of 96.0% and includes gross up of vacant space based on the appraiser’s concluded market rents of $1,399,967.

(5)	Total Other Income includes contractual rent paid by the laundry operator ($129,000), contractual rent paid by two commercial tenants which occupy ground floor space at the 792 Columbus Avenue building ($104,786), and other non-rental income such as parking income, security deposit forfeitures, and termination fees.

(6)	Vacancy & Concessions increased in 2016 over the historical periods due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(7)	Total Operating Expenses have been declining primarily due to decreased utility and repairs and maintenance expenses as a result of equipment and appliance upgrades to the buildings and apartment units installed in 2014 and 2015.

(8)	Occupancy % in 2015 declined over 2014 due to the implementation of a capital improvement plan in September 2014 totaling $19.7 million, which included the conversion and renovation of rent regulated units into free market units and property-wide renovations.

(9)	DSCR and Debt Yield calculations are based on the Park West Village Senior Loan.

Escrows and Reserves. The Park West Village Borrower deposited $720,736 upfront in escrow for annual real estate taxes, $292,923 upfront in escrow for annual insurance premiums, $700,000 upfront for debt service, and $2.25 million upfront for unit renovations and tenant buyouts. The Park West Village Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums and $17,750 for replacement reserves.

Provided no event of default has occurred or is continuing, the Park West Village Borrower may, upon written request to lender at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment, provided that the Park West Village Borrower delivers evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the balance of the debt service reserve falls below $200,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000. In the event the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x, all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $700,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000, provided, however, the Park West Village Borrower will not be required to maintain the balance of the renovation and tenant buyout reserve if and when the Park West Village Borrower has successfully converted 50 rent stabilized units to free market rate status following the origination of the Park West Village Mortgage Loan .

Lockbox and Cash Management. A soft lockbox is in place with respect to the Park West Village Whole Loan. The Park West Village Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Park West Village Whole Loan, all funds in the lockbox account will be disbursed to the Park West Village Borrower.

During the continuance of a Cash Management Trigger Event for the Park West Village Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Park West Village Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Park West Village Borrower in connection with the operation and maintenance of the Park West Village Property, to pay debt service on the Park West Village Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Park West Village Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Park West Village Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided no event of default under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Park West Village Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Park West Village Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) an event of default under the mezzanine loans, (iii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, (iv) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the mezzanine loans) based on the trailing twelve-month period falling below 1.05x, or (v) any indictment for fraud or misappropriation of funds by the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, in regard to clause (iv) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Lans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters, or in regard to clause (v) above, the dismissal of the related indictment for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents. There will be no cure for a Cash Management Trigger Event caused by clause (iv) above prior to the date that is six months after the second anniversary of the first payment date.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or (iii) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or in regard to clause (iii) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters. There will be no cure for a Cash Sweep Trigger Event caused by clause (iii) above prior to the date that is six months after the second anniversary of the first payment date.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Park West Village Mezzanine Loans refer to four mezzanine loans, with an aggregate original principal amount of $186,250,000, which funded concurrently with the funding of the Park West Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $76,250,000, accrues interest at a rate of 5.0000% per annum and is senior to the Mezzanine B loan, Mezzanine C loan, and Mezzanine D loan. The Mezzanine B loan has an original principal amount of $35,000,000 and accrues interest at a rate of 5.5000% per annum and is senior to the Mezzanine C loan and Mezzanine D loan. The Mezzanine C loan has an original principal amount of $30,000,000 and accrues interest at a rate of 6.5500% per annum and is senior to the Mezzanine D loan. The Mezzanine D loan has an original principal amount of $45,000,000 and accrues interest at a rate of 2.9000% per annum. The Park West Village Mezzanine Loans are co-terminus with the Park West Village Mortgage Loan and are interest-only for their full terms. The Park West Village Mezzanine Loans are currently held by UBS AG, Athene, and an unaffiliated third party investor, and are expected to be purchased by one or more third party investors. The Park West Village Mezzanine Loans and the Park West Village Whole Loan are subject to an intercreditor agreement between the Park West Village Mezzanine Loans lenders and the Park West Village Mortgage Loan lender. The Park West Village Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Park West Village Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$76,250,000	5.0000%	60	0	60	1.78x	6.7%	35.8%
$35,000,000	5.5000%	60	0	60	1.43x	5.8%	41.7%
$30,000,000	6.5500%	60	0	60	1.19x	5.1%	46.7%
$45,000,000	2.9000%	60	0	60	1.07x	4.4%	54.2%

Release of Property. Not permitted.

Terrorism Insurance. The Park West Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 2 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 20.0% 4.46x 12.0%

Park West Village
784, 788 & 792 Columbus Avenue
New York, NY 10025
Hudson River
H. Hudson Parkway
9A
Riverside Park
Riverside Dr.
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
Central Park
North Meadow
The Great Hill
Huddlestone Arch
The Loch
The Pool
Jacqueline Kennedy Onassis Reservoir
97th St. Transverse
85th St. Transverse
Morningside Park
Columbia University
Columbia Law School
Barnard College
Butler Library
Lerner Hall
Mt. Sinai St. Luke's Hospital
The Cathedral of St. John the Devine
Peace Fountain by Gregg Wyatt
Frederick Douglass Playground
NY Public Library
Riverside Skate Park
Fireman's Memorial
Dinosaur Playground
Soldiers' and Sailors' Monument
W. 87th Street Dog Run
116TH ST/BROADWAY
110TH ST/BROADWAY
103RD ST.
96TH ST.
86TH ST/BROADWAY
103RD ST.
96TH ST.
86TH ST
W. 114th St.
W. 113th St.
W. 112th St.
W. 111th St.
W. 110th St.
W. 109th St.
W. 108th St.
W. 107th St.
W. 106th St.
W. 105th St.
W. 104th St.
W. 103rd St.
W. 102nd St.
W. 101st St.
W. 100th St.
W. 99th St.
W. 98th St.
W. 97th St.
W. 96th St.
W. 95th St.
W. 94th St.
W. 93rd St.
W. 92nd St.
W. 91st St.
W. 90th St.
W. 89th St.
W. 88th St.
W. 87th St.
W. 86th St.
W. 85th St.
Vine Sushi
Aerosoles
The Earth Inst.
Samuel J. Tilden Monument
La Monde
Bank Street College of Education
The Hamilton
The Manchester Diner
Contemporary African Art
Bank Street Bookstore
Thai Market
Morningside Inn
Spice
A Cafe New York
Freda's
Neal's Place
Game Stop
The Ellington
Innovation Bike Shop
West End Hall
NY Brat Factory
Saiguette
Jazz on The Park Hostel
Szechuan Garden
Tum & Yum
455 Central Park West
Arco Cafe
Aangan
Broadway Hotel & Hostel
Gail Martin Gallery
Fox Gallery
Urban Outfitters
Michaels
petco
TJ maxx
HomeGoods
MODELL'S
Whole Foods
Petqua
16 Handles
Bubble Apparel
Westside Market
Ealy Mays Artworks
Walgreens
CVS pharmacy
Alan Kotz Gallery
The Hotel Newton
Buceo 95
Little Shop of Crafts
Pio Pio
Symphony Space
Days Inn
Vino Levantino
CVS
Shishi
Ran Art Gallery
Carmine's
Artistic New Directions
Anthi's Greek Food
Susan Eley Fine Art
The Lusher Gallery
Great Small Works Inc.
Barney Greengrass
Bard Graduate Center Library
Bard Graduate Center Gallery
Fort Lee
Cliffside Park
Edgewater
North Bergen
NEW JERSEY
West New York
Weehawken
Union City
Hoboken
BRONX
Washington Heights
Harlem
East Harlem
MANHATTAN
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Astoria
QUEENS
Woodside
Long Island City
Greenpoint
BROOKLYN
Williamsburg
East River
Hudson River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/NR			Location:	Various, FL
				General Property Type:	Multifamily
Original Balance(1):	$50,000,000			Detailed Property Type:	Garden
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.6%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	2,382 Units
Borrower Sponsor:	Adam Hendry			Cut-off Date Balance per Unit(1):	$45,340
Mortgage Rate:	4.9500%			Maturity Date Balance per Unit(1):	$40,090
Note Date:	6/23/2017			Property Manager:	Tzadik Properties, LLC (borrower-related)
First Payment Date:	8/1/2017
Maturity Date:	7/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(4)
IO Period:	36 months			UW NOI:	$11,320,015
Seasoning:	1 month			UW NOI Debt Yield(1):	10.5%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.98x (IO) 1.55x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$11,829,875 (3/31/2017 TTM)
Additional Debt Balance:	$58,000,000			2nd Most Recent NOI(5):	$10,511,963 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(3)				Most Recent Occupancy(7):	95.4% (5/3/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.1% (3/31/2017)
RE Tax:	$1,033,388	$114,695	N/A	3rd Most Recent Occupancy:	94.0% (12/31/2016)
Insurance:	$845,916	$93,991	N/A	Appraised Value (as of):	$146,630,000 (Various)
Deferred Maintenance:	$904,090	$0	N/A	Cut-off Date LTV Ratio(1):	73.7%
Replacements:	$2,095,910	$174,409	N/A	Maturity Date LTV Ratio(1):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$108,000,000	97.4%	Loan Payoff:	$74,832,795	67.5%
Borrower Equity:	$2,831,205	2.6%	Reserves:	$4,879,304	4.4%
			Closing Costs:	$2,022,502	1.8%
			Defeasance Costs:	$8,733,781	7.9%
			Partner Buyout:	$20,362,824	18.4%
Total Sources:	$110,831,205	100.0%	Total Uses:	$110,831,205	100.0%

(1)	The TZA Multifamily I Portfolio Mortgage Loan is part of the TZA Multifamily I Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $108,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the TZA Multifamily Portfolio I Whole Loan.

(2)	See “Release of Property” below for further discussion of partial release.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of the fourteen multifamily properties that comprise the TZA Multifamily Portfolio I Properties.

(5)	2nd Most Recent NOI is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(6)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, 3rd Most Recent NOI is unavailable.

(7)	Most Recent Occupancy is as of the underwritten rent roll dated May 3, 2017.

The Mortgage Loan. The third largest mortgage loan (the “TZA Multifamily Portfolio I Mortgage Loan”) is part of a whole loan (the “TZA Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate amount of $108,000,000, all of which are secured by a first priority fee mortgage encumbering a 14-property garden-style multifamily portfolio comprised of 2,382 units located in western, central and northern Florida (collectively, the “TZA Multifamily Portfolio I Properties”). Promissory Note A-1, in the original principal amount of $50,000,000, represents the TZA Multifamily Portfolio I Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Note A-2, Note A-3 and Note A-4, in the original principal balances of $30,000,000, $20,000,000 and $8,000,000, respectively are currently held by Société Générale, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The TZA Multifamily Portfolio I Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C2	Yes
Note A-2	$30,000,000	$30,000,000	Société Générale	No
Note A-3	$20,000,000	$20,000,000	Société Générale	No
Note A-4	$8,000,000	$8,000,000	Société Générale	No
Total	$108,000,000	$108,000,000

The proceeds of the TZA Multifamily Portfolio I Mortgage Loan and $2,831,205 of borrower equity, were used to refinance existing debt encumbering the TZA Multifamily Portfolio I Properties, fund reserves, pay closing costs and defeasance costs, and buyout of a previous partner’s interest. All properties in the portfolio with the exclusion of the Timberfalls property were previously securitized in the JPMBB 2014-C25 transaction.

The Borrower and the Borrower Sponsor. The borrower is Tzadik Acquisitions, LLC, a single-purpose Delaware limited liability company with two independent directors (the “TZA Multifamily Portfolio I Borrower”). Majority equity ownership in the TZA Multifamily Portfolio I Borrower is held indirectly by Adam Hendry. The TZA Multifamily Portfolio I Mortgage Loan borrower sponsor and non-recourse carveout guarantor is Adam Hendry.

Adam Hendry is the founder and managing director of Tzadik Properties, LLC (“Tzadik Management”), which is the property manager of the TZA Multifamily Portfolio I Properties. Founded in 2007, Tzadik Management is a commercial real estate owner and operator specializing in multifamily properties located in Florida. Tzadik Management manages a portfolio of over $400 million of real estate comprised of approximately 5,000 apartments. The company develops, manages, and constructs multifamily properties. The borrower sponsor is subject to ongoing civil litigation; however, the costs of the litigation are expected to be fully covered by the borrower sponsor’s insurance. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The TZA Multifamily Portfolio I Properties are comprised of 14 garden style multifamily properties totaling 2,382 units located throughout western, central, and northern Florida. The TZA Multifamily Portfolio Properties include 5 properties (847 units) located in the Tampa area (including 1 in Sarasota), 4 properties (532 units) located in Lakeland/Winter Haven in Central Florida, 3 properties (510 units) located in the Orlando area, and 2 properties (493 units) located in Jacksonville. The TZA Multifamily Portfolio I Properties were built between 1961 and 1995 and range in size from 18 units to 373 units, with an average size of approximately 170 units. Amenities at the TZA Multifamily Portfolio I Properties cumulatively include courtyards, pools, clubhouses, leasing offices, sport courts, playgrounds, BBQ/picnic areas, pet areas and laundry facilities. The TZA Multifamily Portfolio I Properties have recently benefited from a capital expenditure program, including upgrades to many unit interiors and exterior renovations and enhancements. Since the borrower sponsor began acquiring the TZA Multifamily Portfolio Properties in 2014, the borrower sponsor invested approximately $7.4 million in the properties, in addition to the prior owner’s investment of $15.8 million in 13 of the 14 properties. Additionally, the lender anticipates that it will collect capital expenditure reserves to be spent at the TZA Multifamily Portfolio I Properties totaling approximately $9.3 million within the first 3 years of the loan term.

As of May 3, 2017, the TZA Multifamily Portfolio I Properties were approximately 95.4% leased. According to the appraisals, within a three-mile radius of each of the 14 TZA Multifamily Portfolio I Properties, population and median household income range from 29,657 to 143,857 and from $42,561 to $61,663, respectively. The TZA Multifamily Portfolio I Properties’ seven different multifamily submarkets range in occupancy from 95.2% in the Westside submarket of Jacksonville to 98.3% in the North Lake submarket of Orlando. As of the first quarter of 2017, existing supply in the various multifamily submarkets ranged from 7,383 units in the North Lake submarket of Orlando to 24,301 units in the Sarasota submarket of Sarasota/Bradenton. Additionally, average monthly rent ranged from $808 per unit in the Westside submarket of Jacksonville to $1,163 per unit in University submarket of Tampa.

The following table represents each property comprising the TZA Multifamily Portfolio I Properties by descending Allocated Cut-off Date Loan Amount:

TZA Multifamily Portfolio I Properties Summary
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Allocated Cut-off Date Loan Amount Per Unit	Year Built / Renovated	Occupancy	Appraised Value	UW NCF DSCR(1)	Cut-off Date LTV Ratio
Rolling Hills	$16,299,802	15.1%	240	$67,916	1995 / 2014, 2015	97.5%	$22,130,000	1.55x	73.7%
Lakeland Manor	$14,583,646	13.5%	373	$39,098	1965, 1970, 1972 / N/A	91.4%	$19,800,000	1.55x	73.7%
Kings Trail	$13,103,185	12.1%	320	$40,947	1968 / N/A	97.2%	$17,790,000	1.55x	73.7%
Bella Mar	$11,541,704	10.7%	264	$43,719	1972 / N/A	94.3%	$15,670,000	1.55x	73.7%
Del Rio	$9,096,365	8.4%	160	$56,852	1982 / N/A	93.8%	$12,350,000	1.55x	73.7%
Timberfalls	$8,219,873	7.6%	184	$44,673	1972 / 2017	97.8%	$11,160,000	1.55x	73.7%
Jacksonville Heights	$7,181,341	6.6%	173	$41,511	1970 / N/A	93.1%	$9,750,000	1.55x	73.7%
Lago Bello	$6,400,600	5.9%	120	$53,338	1984 / N/A	96.7%	$8,690,000	1.55x	73.7%
North Washington	$5,840,824	5.4%	119	$49,083	1961 / N/A	96.6%	$7,930,000	1.55x	73.7%
Tanglewood	$4,794,926	4.4%	138	$34,746	1972 / N/A	97.1%	$6,510,000	1.55x	73.7%
Mount Dora	$4,765,464	4.4%	132	$36,102	1986 / N/A	96.2%	$6,470,000	1.55x	73.7%
Brandywyne	$3,277,638	3.0%	81	$40,465	1980 / N/A	97.5%	$4,450,000	1.55x	73.7%
The Landings	$2,143,354	2.0%	60	$35,723	1984 / 2015	96.7%	$2,910,000	1.55x	73.7%
Country Place	$751,279	0.7%	18	$41,738	1984 / N/A	94.4%	$1,020,000	1.55x	73.7%
Total/Wtd. Avg.	$108,000,000	100.0%	2,382	$45,340		95.4%	$146,630,000	1.55x	73.7%

(1)	UW NCF DSCR reflected is based on the P&I debt service following the interest-only payment period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

The Market. The TZA Multifamily Portfolio I Properties are located in the Tampa – St. Petersburg Clearwater, North Port – Bradenton – Sarasota, Jacksonville, and Orlando metropolitan statistical areas. The chart below summarizes the appraisal’s findings with respect to asking rents, concluded market rents and vacancy statistics for each individual property included in the TZA Multifamily Portfolio I Properties.

TZA Multifamily Portfolio I Properties Market Rent and Vacancy
Property Name	MSA	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Asking Rent $/Unit	Contract Rent $/Unit	Appraiser Market Rent $/Unit	Market Vacancy	UW Vacancy
Rolling Hills	Orlando	$16,299,802	15.1%	240	$925	$860	$920	3.5%	5.0%
Lakeland Manor	Tampa – St. Petersburg Clearwater	$14,583,646	13.5%	373	$642	$638	$684	2.8%	8.6%
Kings Trail	Jacksonville	$13,103,185	12.1%	320	$719	$689	$719	4.7%	5.0%
Bella Mar	Tampa – St. Petersburg Clearwater	$11,541,704	10.7%	264	$716	$686	$712	4.1%	5.7%
Del Rio	Tampa – St. Petersburg Clearwater	$9,096,365	8.4%	160	$839	$794	$828	4.7%	6.3%
Timberfalls	Tampa – St. Petersburg Clearwater	$8,219,873	7.6%	184	$790	$736	$778	4.1%	5.0%
Jacksonville Heights	Jacksonville	$7,181,341	6.6%	173	$668	$690	$693	4.8%	6.9%
Lago Bello	Tampa – St. Petersburg Clearwater	$6,400,600	5.9%	120	$772	$741	$767	4.1%	5.0%
North Washington	North Port – Bradenton - Sarasota	$5,840,824	5.4%	119	$787	$740	$763	2.8%	5.0%
Tanglewood	Orlando	$4,794,926	4.4%	138	$637	$612	$636	1.7%	5.0%
Mount Dora	Orlando	$4,765,464	4.4%	132	$638	$615	$638	1.7%	5.0%
Brandywyne	Tampa – St. Petersburg Clearwater	$3,277,638	3.0%	81	$669	$624	$645	2.8%	5.0%
The Landings	Tampa – St. Petersburg Clearwater	$2,143,354	2.0%	60	$682	$635	$655	2.8%	5.0%
Country Place	Tampa – St. Petersburg Clearwater	$751,279	0.7%	18	$680	$668	$680	2.8%	5.6%
Total/Wtd. Avg.		$108,000,000	100.0%	2,382	$731	$702	$734	3.6%	5.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the TZA Multifamily Portfolio I Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(2)	3/31/2017 TTM	UW	UW per Unit
Gross Potential Rent	N/A	N/A	$19,269,789	$19,591,065	$19,923,040	$8,364
Other Income(3)	N/A	N/A	$1,718,611	$1,830,254	$1,830,254	$768
Less Vacancy & Credit Loss	N/A	N/A	($1,929,273)	($1,858,260)	($1,881,169)	($790)
Effective Gross Income	N/A	N/A	$19,059,127	$19,563,059	$19,872,125	$8,343
Total Operating Expenses	N/A	N/A	$8,547,163	$7,733,184	$8,552,111	$3,590
Net Operating Income	N/A	N/A	$10,511,963	$11,829,875	$11,320,015	$4,752
Capital Expenditures	N/A	N/A	$0	$0	$595,500	$250
Net Cash Flow	N/A	N/A	$10,511,963	$11,829,875(4)	$10,724,515	$4,502

Occupancy %	N/A	N/A	94.0%	94.1%	94.1%(5)
NOI DSCR (P&I)	N/A	N/A	1.52x	1.71x	1.64x
NCF DSCR (P&I)	N/A	N/A	1.52x	1.71x	1.55x
NOI Debt Yield	N/A	N/A	9.7%	11.0%	10.5%
NCF Debt Yield	N/A	N/A	9.7%	11.0%	9.9%

(1)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, historical financial information is unavailable.

(2)	The aggregate TZA Multifamily Portfolio I Properties 2016 historical operating statement is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(3)	Other Income includes ratio utility billing systems (RUBS), laundry income, security deposit forfeitures, late fees and other miscellaneous income.

(4)	Increase in Net Cash Flow between 2016 and 3/31/2017 TTM is due to occupancy increasing from 94.0% to 95.4%. Additionally, the borrower sponsor streamlined the TZA Multifamily Portfolio I Properties’ operations, which resulted in decreased operating expenses.

(5)	The TZA Multifamily Portfolio I Properties were 95.4% physically occupied as of May 3, 2017, however, 3/31/2017 TTM and UW economic occupancy are 94.1%.

Escrows and Reserves. The TZA Multifamily Portfolio I Borrower deposited approximately $1,033,388 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated tax payments. The TZA Multifamily Portfolio I Borrower deposited approximately $845,916 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The TZA Multifamily Portfolio I Borrower deposited $904,090 upfront for required repairs at the TZA Multifamily Portfolio I Properties, which includes $52,500 (150% of the estimated cost) to test, monitor and treat potential vapor intrusion in the soil of the Del Rio Property, which is located adjacent to a site which housed a dry cleaning facility from 1979 to 2011. The TZA Multifamily Portfolio I Borrower deposited $2,095,910 upfront for replacement reserves and is required to escrow monthly $174,409 for replacement reserves through the July 1, 2020. Commencing on the August 1, 2020 payment date through the maturity date, the Borrower will deposit $49,625 per month in replacement reserves.

Lockbox and Cash Management. The TZA Multifamily Portfolio I Whole Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) an event of default, or (iii) the trailing 12 month debt service coverage ratio falling below 1.20x, and will end upon lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default exists under the TZA Multifamily Portfolio I Whole Loan, at any time after two years from the closing date of the last piece to be securitized and prior to April 1, 2027, the TZA Multifamily Portfolio I Borrower may obtain a release of any of the TZA Multifamily Portfolio I Properties, provided that among other conditions, (a) no event of default has occurred and is continuing, (b) partial defeasance of 115% of the released property’s allocated loan balance, (c) the loan-to-value ratio with respect to the remaining properties being no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and (d) the amortizing debt service coverage ratio with respect to the remaining properties being no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release.

Terrorism Insurance. The TZA Multifamily Portfolio I Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I
1 Bella Mar Tampa, FL
2 Brandywyne Winter Haven, FL
3 Country Place Winter Haven, FL
4 Del Rio Tampa, FL
5 Jacksonville Heights Jacksonville, FL
6 Kings Trail Jacksonville, FL
7 Lago Bello Tampa, FL
8 Lakeland Manor Lakeland, FL
9 Mount Dora Mount Dora, FL
10 North Washington Sarasota, FL
11 Rolling Hills Orlando, FL
12 Tanglewood Eustis, FL
13 The Landings Winter Haven, FL
14 Timberfalls Tampa, FL
GEORGIA
Valdosta
Okefenokee Natl. Wildlife Refuge
CUMBERLAND ISLAND NATL. SEASHORE
JACKSONVILLE
TALLAHASSEE
APALACHICOLA NATIONAL FOREST
Perry
Lake City
St. Augustine
FLORIDA
Gainesville
Palatka
Palm Coast
Atlantic Ocean
Gulf of Mexico
Ocala
Daytona Beach
Mt. Dora
Leesburg
CANAVERAL NATIONAL SEASHORE
Spring Hill
ORLANDO
Titusville
Merritt Island
TAMPA
Kissimmee
Melbourne
Palm Harbor
Clearwater
Palm Bay
Florida's Tpke
ST. PETERSBURG
Lakeland
Winter Haven
Vero Beach
Bradenton
Fort Pierce
Sarasota
JACKSONVILLE
Downtown
Riverside
Southbank
Arlington
Ortega
Sweetwater
Jacksonville Heights
Southwood
Southeast Jacksonville
Mandarin
Orange Park
St. Johns River
Leesburg
Eustis
Mount Dora
Silver Lake
Lake Dora
Mount Plymouth
Zellwood
Astatula
Apopka
Wekiva Springs
Forest City
Ferndale
Lake Apopka
Lockhart
Pine Hills
Fairview Shores
Ocoee
ORLANDO
Lake Magdalene
Lutz
Carrollwood
University
North Tampa
Temple Terrace
Sulphur Springs
TAMPA
Downtown
Palm River
North Sarasota
DeSoto Lakes
Sarasota Bay
SARASOTA
Downtown
Fruitville
Siesta Key
South Sarasota
Bee Ridge
Gulf of Mexico
Polk City
Kathleen
Gibsonia
Lake Alfred
Auburndale
Winter Haven
LAKELAND
Inwood
Jan Phyl Village
Highland City
Medulla
Lakeland Highlands
Fuller Heights
Mulberry
Bartow
Alturas
Apopka
Wekiva Springs
Longwood
Winter Springs
Forest City
Altamonte Springs
Casselberry
Lockhart
Maitland
Winter Park
Fairview Shores
Pine Hills
Ocoee
ORLANDO
Downtown
Union Park
Conway
Belle Isle
Pine Castle
Bay Hill
Doctor Phillips
Lake Buena Vista

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		Société Générale		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):		BBB/BBB-/[ ]/A+		Location:	Torrance, CA
				General Property Type:	Retail
Original Balance(1):		$45,000,000		Detailed Property Type:	Super Regional Mall
Cut-off Date Balance(1):		$45,000,000		Title Vesting:	Fee
% of Initial Pool Balance:		5.0%		Year Built/Renovated:	1961/2017
Loan Purpose:		Refinance		Size:	1,769,525 SF
Borrower Sponsors:		Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.		Cut-off Date Balance per SF(1):	$260
				Maturity Date Balance per SF(1):	$260
				Property Manager:	Simon Management Associates II, LLC (borrower-related)
Mortgage Rate:		3.6575%
Note Date:		5/12/2017
First Payment Date:		7/1/2017
Maturity Date:		6/1/2027
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		2 months		UW NOI:	$59,343,892
Prepayment Provisions(2):		LO (26); DEF (87); O (7)		UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1)(3):		Pari Passu/Subordinate Debt		UW NCF DSCR(1):	3.34x
Additional Debt Balance(1)(3):		$414,300,000/$125,700,000		Most Recent NOI:	$53,218,707 (3/31/2017 TTM)
Future Debt Permitted (Type):		No (N/A)		2nd Most Recent NOI:	$51,101,092 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$35,039,436 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	85.2% (5/15/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.1% (12/31/2015)
Replacements:	$0	Springing	$446,400	Appraised Value (as of):	$1,155,000,000 (4/23/2017)
TI/LC:	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1):	39.8%
Other:	$8,071,240	$0	N/A	Maturity Date LTV Ratio(1):	39.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	$3,288,487	0.6%
			Return of Equity:	$70,584,168	12.1%
Total Sources:	$585,000,000	100.0%	Total Uses:	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of sixteen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, sixteen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000 (together, the “Del Amo Fashion Center Senior Loan”), and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000 (together, the “Del Amo Fashion Center Subordinate Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan and the Del Amo Fashion Center Subordinate Loan are $331, $331, 10.1%, 10.1%, 2.63x, 50.6% and 50.6%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Del Amo Fashion Center Whole Loan promissory note to be securitized and (b) May 2, 2020. The assumed lockout period of 26 payments is based on the closing date of this transaction in August 2017.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent Occupancy includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). Most Recent Occupancy also includes three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The Mortgage Loan. The fourth largest mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) evidenced by sixteen promissory A-Notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, sixteen promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other, and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation, which are secured by a first priority fee mortgage encumbering 1,769,525 SF of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Note A-3-3 and Note B-3-3 (contributed by Société Générale) in the aggregate principal amount of $45,000,000, are from each of the two A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the UBS 2017-C2 Trust.

The Del Amo Fashion Center Whole Loan was co-originated by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association. The proceeds of the Del Amo Fashion Center Whole Loan were used to pay off previous mortgage debt, pay closing costs and to return equity to the borrower sponsors. Based on the total cost basis in the Del Amo Fashion Center Property, the borrower sponsors have over $350 million of equity invested in the asset. Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. The Del Amo Fashion Center Whole Loan is serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Del Amo Fashion Center Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder(2)	Controlling Piece
A-1-1	$12,125,000	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	$24,547,000	BANK 2017-BNK6	No
A-1-4	$20,457,000	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-2-2	$36,821,000	$36,821,000	Barclays Bank PLC	No
A-2-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-3-2	$32,730,000	$32,730,000	Société Générale	No
A-3-3	$36,821,250	$36,821,250	UBS 2017-C2	No
A-3-4	$12,273,750	$12,273,750	Société Générale	No
A-4-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	$20,457,000	BANK 2017-BNK6	No
B-1-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	$5,453,000	BANK 2017-BNK6	No
B-1-4	$4,543,000	$4,543,000	BANK 2017-BNK6	No
B-2-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-2-2	$8,179,000	$8,179,000	Barclays Bank PLC	No
B-2-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-3-2	$7,270,000	$7,270,000	Société Générale	No
B-3-3	$8,178,750	$8,178,750	UBS 2017-C2	No
B-3-4	$2,726,250	$2,726,250	Société Générale	No
B-4-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	$4,543,000	Wells Fargo Bank, NA	No
Del Amo Fashion Center Subordinate Loan	$125,700,000	$125,700,000	DAFC 2017-AMO	No
Total Del Amo Fashion Center Whole Loan	$585,000,000	$585,000,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	The promissory notes currently held by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The Borrower and the Borrower Sponsors. The borrower is Del Amo Fashion Center Operating Company, L.L.C. (the “Del Amo Fashion Center Borrower”), which is a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Simon Property Group, L.P. is the non-recourse carveout guarantor (the “Del Amo Fashion Center Whole Loan Guarantor”). The Del Amo Fashion Center Whole Loan will be recourse to the Del Amo Fashion Center Whole Loan Guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the Del Amo Fashion Center Whole Loan Guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The borrower sponsors are a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”) (collectively, the “Del Amo Fashion Center Borrower Sponsors”). Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is a publicly traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe. Simon Property Group, L.P., one of the related borrower sponsors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 SF of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million SF Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse retail tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel; restaurants, including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant); entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open) and over 100 in-line retailers and brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Anchor tenants whose leases premises are included in the collateral include J.C. Penney and Nordstrom. Additionally, 11,892 parking spaces (approximately 6.7 spaces per 1,000 SF) are included in the collateral.

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700 people, floor-to-ceiling living plant walls, skylights and lounge areas with complimentary WiFi, (ii) the addition of approximately 350,000 SF of in-line shops, the Nordstrom anchor and a multilevel parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads which are leased to BRIO Tuscan Grille and EMC Seafood & Raw Bar and which are expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s spaces which are expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. The following table presents a summary of the historical in-line occupancy at the Del Amo Fashion Center Property.

Historical In-Line Occupancy
Historical Occupancy	2013	2014	2015	2016
In-Line (including Temp Tenants)	80.1%	92.8%	88.5%	93.8%
In-Line (excluding Temp Tenants)	75.2%	85.7%	79.7%	86.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The 2016 estimated total gross sales for the Del Amo Fashion Center Property were approximately $543.4 million. The following table presents a summary of historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary
Tenant	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral)(2)(4)	$32,500,000	$30,200,000	N/A(5)	$96
Nordstrom(6)	N/A	N/A	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theatres(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales PSF reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center, totaling 423,307 SF. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.

(4)	Sears occupies 313,495 SF, with approximately two levels being used for merchandising and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 PSF.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen.

As of the trailing twelve-month period that ended March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. Although the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales PSF have grown from $441 PSF to $611 PSF, representing a 39% increase from 2013 to the trailing twelve-month period ended March 31, 2017.

Comparable In-line Sales Summary(1)
	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the Del Amo Fashion Center Borrower and only include tenants reporting comparable sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the major tenants at the Del Amo Fashion Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent		Annual UW Rent PSF(3)(4)	Most Recent Sales(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$457,325	0.9%	$2.80	21,061,000	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(5)	0.0%(5)	$0(5)	51,480,000	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$3,066,624	6.1%	$39.93	$17,307,000	$961,500(7)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$3,523,949	7.0%	$14.67(6)

Major Tenants(8)
LA Fitness	NR/NR/NR	47,137	2.7%	$1,792,237	3.6%	$38.02	N/A	N/A	N/A	1/31/2022
Dave & Buster’s(9)	NR/NR/NR	42,336	2.4%	$1,439,424	2.9%	$34.00	N/A	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$1,352,163	2.7%	$16.25	N/A	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$1,076,189	2.1%	$42.90	N/A	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$1,050,625	2.1%	$39.20	$8,791,000	$328	12.0%	10/31/2027
Burlington Coat Factory(10)	NR/NR/NR	60,000	3.4%	$840,000	1.7%	$14.00	N/A	N/A	N/A	1/31/2025
Marshalls(9)	NR/A2/A+	30,716	1.7%	$752,542	1.5%	$24.50	N/A	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$741,858	1.5%	$66.19	N/A	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$712,799	1.4%	$39.62	$7,784,000	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$707,595	1.4%	$35.00	$7,613,000	$377	13.4%	1/31/2018

Subtotal/Wtd. Avg.		742,848	42.0%	$13,989,380	27.8%	$18.83
Other Retail Tenants(11)		764,810	43.2%	$36,415,851	72.2%	$47.61
Vacant Space		261,867	14.8%

Total/Wtd. Avg.		1,769,525	100.0%	$50,405,231		$33.43

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales $ and PSF represent trailing 12 months ending March 31, 2017 information for Old Navy and XXI Forever, and 2016 information for all other tenants.

(5)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(6)	The Total Anchor Tenants UW Rent PSF excludes Nordstrom SF. Including Nordstrom, the Annual UW Rent PSF is $9.32.

(7)	Most Recent Sales PSF for AMC Theaters represents Sales per screen.

(8)	Major Tenants are ordered by Annual UW Rent.

(9)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan Guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(10)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(11)	Other Retail Tenants includes 11 tenants (representing 2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the lease rollover at the Del Amo Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2017	8	26,342	$39.50	1.5%	1.5%	$1,040,552	2.1%	2.1%
2018	11	204,233	$10.06	11.5%	13.0%	$2,054,097	4.1%	6.1%
2019	16	45,696	$44.89	2.6%	15.6%	$2,051,118	4.1%	10.2%
2020	12	88,993	$24.44	5.0%	20.6%	$2,174,566	4.3%	14.5%
2021	10	115,598	$39.74	6.5%	27.2%	$4,593,303	9.1%	23.6%
2022	11	67,982	$47.71	3.8%	31.0%	$3,243,680	6.4%	30.1%
2023	4	75,763	$18.02	4.3%	35.3%	$1,365,309	2.7%	32.8%
2024	17	51,974	$69.18	2.9%	38.2%	$3,595,680	7.1%	39.9%
2025	44	176,862	$50.40	10.0%	48.2%	$8,913,244	17.7%	57.6%
2026	56	222,472	$51.91	12.6%	60.8%	$11,548,229	22.9%	80.5%
2027	22	202,821	$33.39	11.5%	72.3%	$6,772,847	13.4%	93.9%
2028 & Beyond	6	228,922	$13.33	12.9%	85.2%	$3,052,606	6.1%	100.0%
Vacant	0	261,867	$0.00	14.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	217	1,769,525	$33.43	100.0%		$50,405,231	100.0%

(1)	Information is based on the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 SF (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 PSF, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 PSF. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

The following table presents certain competitive retail properties to the Del Amo Fashion Center Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Del Amo Fashion Center Torrance, CA	Super Regional Mall	1961/2017	1,769,525	85.2%(1)	$611(2)	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	N/A
South Bay Galleria Redondo Beach, CA	Super Regional Mall	1984/2014	960,200	84.9%	$435-$445	Macy’s, Kohl’s, Cinemas	3.5
Promenade on the Peninsula Rancho Palos Verdes, CA	Regional Center	1981/N/A	374,186	80.6%	$350-$375	Equinox Fitness, Cinemas	5.4
Manhattan Village Manhattan Beach, CA	Super Regional Mall	1981/N/A	620,008	99.4%	$450-$475	Macy’s, Fry’s Electronics, Ralph’s/CVS	7.5
South Bay Pavilion Carson, CA	Super Regional Mall	1973/ N/A	1,016,554	82.2%	N/A	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas	8.5

Source: Appraisal

(1)	Occupancy as of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Comparable inline sales shown as of March 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Del Amo Fashion Center Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	$29.13
Vacant Space	$0	$0	$0	$0	$11,430,694	$6.46
Total Recoveries	$12,142,979	$15,224,540	$25,514,526	$26,374,801	$25,211,150	$14.25
Specialty Leasing	$1,960,645	$2,348,117	$3,373,175	$3,266,342	$3,366,899	$1.90
Other Income(3)	$584,173	$964,983	$1,396,597	$1,359,783	$1,135,576	$0.64
Less Vacancy & Credit Loss	($316,274)	($134,368)	($441,700)	($630,344)	($11,430,694)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	$12.39
Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	$33.54
Capital Expenditures	$0	$0	$0	$0	$223,460	$0.13
TI/LC	$0	$0	$0	$0	$2,154,999	$1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	$32.19

Occupancy %	93.5%	86.1%	91.5%	85.2%(2)	87.0%
NOI DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	UW Base Rent is based on the May 15, 2017 underwritten rent roll and includes contractual rent steps through July 1, 2018.

(2)	Occupancy as of May 15, 2017. The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(3)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(4)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

Escrows and Reserves. During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrower is required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrower will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrower fails to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

At origination of the Del Amo Fashion Center Whole Loan, the Del Amo Fashion Center Whole Loan Guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Del Amo Fashion Center Whole Loan. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrower is required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred, on a weekly basis for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrower, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) occurred without the manager being replaced within 60 days, (iv) a DSCR Trigger Period (as defined below), or (v) a Nordstrom Trigger Event (as defined below). A Lockbox Event will end, provided no event of default is continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrower.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrower’s failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being released to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Additional Secured Indebtedness (not including trade debts). The Del Amo Fashion Center Property also secures fifteen senior pari passu promissory A-Notes with an aggregate principal balance of $338,978,750 (which are pari passu with each other and the A-Notes included in the Del Amo Fashion Center Mortgage Loan) and fifteen senior promissory B-Notes (which are pari passu with each other and the B-Notes included in the Del Amo Fashion Center Mortgage Loan) with an aggregate principal balance of $75,321,250 (the “Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans”) as well as the Del Amo Fashion Center Subordinate Loan, which includes twelve subordinate mortgage notes, comprised of four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation), with an aggregate principal balance of $125,700,000. The Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan accrue interest at the same rate as the Del Amo Fashion Center Mortgage Loan. The Del Amo Fashion Center Mortgage Loan is entitled to payments of principal (if applicable) and interest on a pro rata and pari passu basis with the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans (provided that all A-Notes are entitled to payments of principal (if applicable) and interest prior to all B-Notes) before payments of principal (if applicable) and interest to the Del Amo Fashion Center Subordinate Loan. The holders of the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Del Amo Fashion Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. No material releases permitted.

Terrorism Insurance. The Del Amo Fashion Center Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Del Amo Fashion Center Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for property insurance required under the related Del Amo Fashion Center Whole Loan documents (on a standalone basis), but excluding the wind and flood components of such premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 4 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 39.8% 3.34x 12.9%

Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Los Angeles International Airport
Lennox
Hawthorne
Inglewood
El Segundo
Hawthorne Municipal Airport
Del Aire
Gardena
Lawndale
Alondra Park
El Camino College
Manhattan Beach
Hermosa Beach
Redondo Beach
Pacific Ocean
Torrance
LOS ANGELES COUNTY
LOS ANGELES
Carson
Lomita
Palos Verdes Estates
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
San Pedro
Wilmington
Terminal Island
PORT OF LOS ANGELES
Downtown Long Beach 3 miles
Chevron Oil Refinery
Raytheon
Northrop Grumman
Boeing
Robert F. Kennedy Medical Ctr.
Manhattan Village
South Bay Galleria
Columbia Regional Park
South Bay Medical Center
Torrance Cultural Arts Ctr.
Torrance Courthouse
Torrance Memorial Medical Center
Torrance Airport
Torrance Technology Center
Crossroads Shopping Center
Harbor UCLA Medical Center
Kaiser Permanente South Bay Medical Center
Harbor Park Muni. GC
Los Angeles Harbor College
StubHub Center
Cal. State University - Dominguez Hills
Victoria Golf Course
SouthBay Pavilion
Carson City Hall
Shell Oil
Phillips 66
Phillips Corporation
Palos Verdes Golf Course
South Coast Botanic Garden
Rolling Hills Country Club
Los Verdes Golf Course
Point Vincente Interpretive Center
Point Vicente Park
Point Vincente Lighthouse
Peck Park
Park Plaza
San Pedro Medical Center
VINCENT THOMAS BRIDGE
Redondo Beach State Park
Manhattan Beach County Park
Manhattan Beach Pier, Roundhouse Aquarium
Hermosa Beach Pier
Redondo Beach Pier
The Pier Shopping Center
Clark Stadium
Alondra Park GC
San Diego Fwy
Harbor Fwy
Pacific Coast Hwy
Sepulveda Blvd
Artesia Blvd
Rosecrans Ave
Manhattan Beach Blvd
Redondo Beach Blvd
Del Amo Blvd
Torrance Blvd
Carson St
190th St
182nd St
223rd St
235th St
Lomita Blvd
Anaheim St
Harry Bridges Blvd
Palos Verdes Dr North
Palos Verdes Dr South
Palos Verdes Dr West
Hawthorne Blvd
Crenshaw Blvd
Western Ave
Normandie Ave
Vernon Ave
Figueroa St
Wilmington Blvd
Avalon Blvd
Central Ave
Alameda St
Victoria St
Gaffey St
405
105
110
91
107
1
47
SANTA SUSANA MTS.
SAN GABRIEL MTS.
SAN MONICA MTS.
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Santa Monica
LOS ANGELES
Inglewood
Downey
Norwalk
Fullerton
Lakewood
ANAHEIM
LONG BEACH
Huntington Beach
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

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67

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Mortgage Loan Information				Property Information(8)
Mortgage Loan Seller(1):	GACC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/NR			Location:	Various
				General Property Type:	Hospitality
Original Balance(2):	$37,500,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$37,500,000			Title Vesting:	Various
% of Initial Pool Balance:	4.2%			Year Built/Renovated:	Various / Various
Loan Purpose:	Refinance			Size:	6,366 Rooms
Borrower Sponsor:	SCG Hotel Investors Holdings, L.P.			Cut-off Date Balance per Room(2):	$90,680
Mortgage Rate:	4.4860%			Maturity Date Balance per Room(2):	$90,680
Note Date:	5/24/2017			Property Manager(7):	Various
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information(8)
Prepayment Provisions(3):	LO (12); YM1 (105); O (3)			UW NOI(9):	$71,329,392
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(2)(9):	12.4%
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield at Maturity(2)(9):	12.4%
Additional Debt Balance(2):	$539,770,000			UW NCF DSCR(2)(9):	2.72x
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent NOI:	$72,574,924 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI:	$74,469,397 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$74,006,639 (12/31/2015)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	74.6% (3/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	74.7% (12/31/2016)
Larkspur Landing Work:	$6,385,000	$0	N/A	3rd Most Recent Occupancy:	74.8% (12/31/2015)
FF&E(6):	$0	4.0% of Revenue	N/A	Appraised Value (as of)(2)(10):	$956,000,000 (4/23/2017)
Capital Work:	$5,883,991	Springing	N/A	Cut-off Date LTV Ratio(2)(10):	60.4%
Ground Rent:	$0	Springing	N/A	Maturity Date LTV Ratio(2)(10):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$577,270,000	100.0%	Loan Payoff:	$425,033,863	73.6%
			Reserves:	$12,268,991	2.1%
			Closing Costs:	$8,975,399	1.6%
			Return of Equity:	$130,991,748	22.7%
Total Sources:	$577,270,000	100.0%	Total Uses:	$577,270,000	100.0%

(1)	The SCG Hotel Portfolio Whole Loan was co-originated by JPMCB, BANA, Barclays and DBNY.
(2)	The SCG Hotel Portfolio Mortgage Loan is part of the SCG Hotel Portfolio Whole Loan, which is comprised of 20 pari passu promissory notes with an aggregate principal balance of $577,270,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the SCG Hotel Portfolio Whole Loan.
(3)	See “Release of Property” below.
(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Monthly FF&E reserve deposits will equal the greater of 4.0% of gross revenues for the calendar month which occurred two months prior, and any amount required under the franchise agreements.
(7)	The SCG Hotel Portfolio Properties are managed by Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.
(8)	Property Information and Underwriting and Financial Information are based on a combination or sum of the 65 hospitality properties that comprise the SCG Hotel Portfolio.
(9)	UW NOI is calculated net of FF&E reserves. Inclusive of the FF&E reserves, UW NOI would be $80,062,224, and DSCR and Debt Yield calculations based on UW NOI would be 3.05x and 13.9% respectively.
(10)	Based on the “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole, which reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. In addition, the appraised value for nine of the properties (identified under “The Properties” below) is based on the “As Renovated” value which assumes PIP required renovations have been completed. The sum of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “As-Is” value for each individual property as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.3%.

The Mortgage Loan. The fifth largest mortgage loan (the “SCG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “SCG Hotel Portfolio Whole Loan”) in the total original principal amount of $577,270,000. The SCG Hotel Portfolio Whole Loan is secured by the fee (64 properties) and leasehold (one property) interests in a hospitality portfolio (the “SCG Hotel Portfolio”), consisting of 65 properties located across 21 states throughout the continental United States (each a “Property” and collectively, the “SCG Hotel Portfolio Properties”). The SCG Hotel Portfolio Whole Loan was co-originated by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

JPMorgan Chase Bank, National Association (“JPMCB”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), Bank of America, N.A. (“BANA”) and Barclays Bank PLC (“Barclays”). The SCG Hotel Portfolio Whole Loan is comprised of 20 pari passu notes, with an aggregate outstanding principal balance of $577,270,000. Promissory Note A-11, Note A-12 and Note A-13-B, with an aggregate principal balance of $37,500,000, represent the SCG Hotel Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust. The controlling Note A-1 and non-controlling Note A-7, with an aggregate original principal balance of $80,000,000 were included in the DBJPM 2017-C6 Trust. The non-controlling Note A-3, with an original principal balance of $72,500,000, was contributed to the BANK 2017-BNK5 Trust. The non-controlling Note A-5, with an original principal balance of $50,000,000, was contributed to the WFCM 2017-C38 Trust. The remaining pari passu promissory notes, with an aggregate original principal balance of $337,270,000, are currently held by JPMCB, Barclays, DBNY and Starwood Mortgage Funding II LLC, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The SCG Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the DBJPM 2017-C6 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

SCG Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1, A-7	$80,000,000	$80,000,000	DBJPM 2017-C6	Yes
A-2-1, A-2-2, A-9, A-14	$91,817,500	$91,817,500	JPMCB	No
A-3	$72,500,000	$72,500,000	BANK 2017-BNK5	No
A-4	$59,317,500	$59,317,500	BANA	No
A-5	$50,000,000	$50,000,000	WFCM 2017-C38	No
A-6, A-17	$81,817,500	$81,817,500	Barclays	No
A-11, A-12, A-13-B	$37,500,000	$37,500,000	UBS 2017-C2	No
A-8, A-10, A-13-A	$54,317,500	$54,317,500	DBNY	No
A-15, A-16-1, A-16-2	$50,000,000	$50,000,000	Starwood Mortgage Funding II LLC	No
Total	$577,270,000	$577,270,000

The proceeds of the SCG Hotel Portfolio Whole Loan were used to refinance a previous loan of approximately $425.0 million, return equity of approximately $131.0 million to the SCG Hotel Portfolio Borrower, fund upfront reserves and pay closing costs. The most recent prior financing of 55 of the 65 properties that comprise the SCG Hotel Portfolio were included in previous securitizations.

The Borrowers and the Borrower Sponsor. The borrowers consist of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure (individually, a “Borrower”, collectively, the “SCG Hotel Portfolio Borrowers”). Each of the mortgaged properties are subject to operating leases with affiliates of the related borrowers. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” and “Footnotes to Annex A-1” in the Preliminary Prospectus.

The borrower sponsor of the SCG Hotel Portfolio Borrowers and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P. (the “SCG Borrower Sponsor”), an affiliate of Starwood Capital Group (“SCG”) and Starwood Mortgage Funding II LLC. The aggregate recourse to the SCG Borrower Sponsor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee (64 properties) and leasehold interests (one property) in 65 hospitality properties located across 21 states, totaling 6,366 rooms.

More specific information about SCG Hotel Portfolio Properties and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
Year	SCG Hotel Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
3/31/2017 TTM	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.
(2)	Based on operating statements provided by the SCG Hotel Portfolio Borrowers and weighted based on available rooms and occupied rooms, as applicable.
(3)	Competitive Set data for each individual property provided by a third party hospitality research report.
(4)	Penetration Factor data for each individual property is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

A summary of each individual portfolio Property is provided on the subsequent page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0%	43,900,000	3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4%	38,600,000	3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	20,793,943	3.6%	31,800,000	2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5%	31,100,000	2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1%	27,700,000	2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3%	20,700,000	1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3%	20,200,000	1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3%	20,200,000	1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3%	20,000,000	1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2%	19,200,000	1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2%	19,000,000	1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1%	18,200,000	1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9%	16,800,000	1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9%	16,500,000	1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8%	16,200,000	1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center (4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8%	16,200,000	1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8%	16,000,000	1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West(5)	Grandville, MI	90	2000 / 2017	10,331,582	1.8%	15,800,000	1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8%	15,700,000	1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8%	15,600,000	1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7%	15,300,000	1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7%	14,800,000	1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7%	14,800,000	1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6%	14,100,000	1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead(5)	Morehead City, NC	118	1991 / 2017	8,958,397	1.6%	13,700,000	1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5%	13,300,000	1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin(5)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4%	12,700,000	738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4%	12,600,000	1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4%	12,600,000	876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4%	12,500,000	1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn(5)	Waco, TX	78	1997 / 2012	7,977,550	1.4%	12,200,000	912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	7,454,432	1.3%	11,400,000	951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3%	11,100,000	858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2%	10,500,000	667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2%	10,400,000	798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites(5)	Maumee, OH	78	1997 / 2014	6,800,535	1.2%	10,400,000	944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites(5)	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1%	10,100,000	739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1%	9,400,000	753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1%	9,400,000	657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0%	9,200,000	886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0%	8,700,000	786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0%	8,700,000	850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0%	8,600,000	728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0%	8,500,000	752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0%	8,400,000	650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0%	8,400,000	470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9%	8,300,000	853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn(5)	Shawnee, OK	63	1996 / 2013	5,427,350	0.9%	8,300,000	618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn(5)	Racine, WI	62	1991 / 2016	5,296,570	0.9%	8,100,000	603,823	0.8%	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9%	7,900,000	687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8%	7,500,000	605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites(5)	Houston, TX	96	1998 / 2016	4,746,774	0.8%	9,800,000	379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8%	7,200,000	599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8%	6,900,000	689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7%	6,300,000	400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6%	5,300,000	541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6%	5,000,000	311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5%	4,600,000	211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4%	3,600,000	251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4%	3,600,000	180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4%	4,100,000	166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3%	3,600,000	149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3%	2,600,000	115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport E.(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2%	3,200,000	109,807	0.2%	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report. The SCG Hotel Portfolio weighted average is weighted based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the SCG Hotel Portfolio Borrower.

(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	The appraised value shown above reflects the “As Renovated” appraised value which assumes that the required PIP renovations have been completed.

(6)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The SCG Hotel Portfolio Borrowers used approximately $1.1 million of insurance proceeds to renovate the Property, which is currently back online and in ramp up.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent increases every five years during the term of the ground lease.

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The SCG Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual Property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for only 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The hotels range in age from seven to forty-two years old with an average age of approximately 16 years, while 59.0% of the SCG Hotel Portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Hotel Portfolio and maintain competitiveness within each Property’s market. Going forward, the SCG Hotel Portfolio Borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans (“PIPs”), which brand mandated PIP amount was reserved at origination. Additionally, at origination, the SCG Hotel Portfolio Borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the SCG Borrower Sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the SCG Hotel Portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, 80.1% of the portfolio (on an individual basis) has outperformed its competitive set based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the portfolio by Property sub-type, the portfolio has outperformed its competitive set across the limited service, extended stay and full service sectors.

A summary detailing the composition of the portfolio by Property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report as of March 31, 2017. The individual Property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

A summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties are provided below:

Historical & Budgeted Capital Expenditures

	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

Source: SCG Hotel Portfolio Borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A summary of franchise agreement expirations during the term of the SCG Hotel Portfolio Whole Loan is provided below:

Franchise Expiration Rollover(1)
Year	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	$1,158,027	2.5%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	$2,892,322	6.2%	427	8.4%	$4,050,349	8.7%
2020	0	0	0.0%	$0	0.0%	427	8.4%	$4,050,349	8.7%
2021	1	62	1.2%	$603,823	1.3%	489	9.6%	$4,654,173	10.0%
2022	21	2,025	39.8%	$18,055,211	38.8%	2,514	49.4%	$22,709,384	48.8%
2023	0	0	0.0%	$0	0.0%	2,514	49.4%	$22,709,384	48.8%
2024	0	0	0.0%	$0	0.0%	2,514	49.4%	$22,709,384	48.8%
2025	4	378	7.4%	$4,634,247	10.0%	2,892	56.8%	$27,343,631	58.8%
2026	1	128	2.5%	$1,396,943	3.0%	3,020	59.3%	$28,740,574	61.8%
2027	2	140	2.8%	$1,022,042	2.2%	3,160	62.1%	$29,762,616	64.0%
2028 & Beyond	21	1,929	37.9%	$16,729,941	36.0%	5,089	100.0%	$46,492,556	100.0%
Total	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the SCG Borrower Sponsor. The Larkspur Landing brand/flag is owned by an affiliate of SCG. At origination, the SCG Hotel Portfolio Borrower reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio benefits from its brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional quality brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten new cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand, which has developed guest loyalty since the brand’s inception in the late 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of SCG (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual Property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the loan unless the SCG Hotel Portfolio Borrower replaces the Larkspur Landing flag with a “qualified franchisor” (as defined the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in the “Lockbox and Cash Management” section. Additionally, there is recourse to the SCG Hotel Portfolio Borrowers and the SCG Borrower Sponsor for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided below:

Flag Breakdown
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As-Is” value of the individual properties. The sum of the value of the “As-Is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-Is” value for each individual Property as of April 23, 2017 is $884.7 million.

The Market. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located in 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the SCG Hotel Portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A summary demonstrating exposure across all states in the SCG Hotel Portfolio is provided below:

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.56	$122.72	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$104.82	$73.59	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$109.06	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.67	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$131.21	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.58	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$104.93	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.01	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$118.96	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$120.21	$88.03	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$94.31	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on operating statements dated as of March 31, 2017 provided by the SCG Hotel Portfolio Borrowers, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the SCG Hotel Portfolio Borrowers and competitive set data provided by a third party hospitality research report, and weighted based on total rooms. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SCG Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM(1)	UW	UW per Room
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Rooms Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
Food & Beverage	$4,481,265	$5,413,425	$5,367,185	$5,436,865	$5,449,118	$856
Parking Income	$2,518,145	$1,839,946	$2,161,754	$2,093,187	$2,104,554	$331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553
Total Expenses	$122,976,824	$127,591,123	$131,010,137	$131,381,993	$133,537,987	$20,977
FF&E	$7,980,358	$8,583,513	$8,756,495	$8,693,699	$8,732,831	$1,372
Net Operating Income(2)	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

NOI DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x
NCF DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%
NCF Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1.1 million to renovate the property, which is currently back online and in ramp up.

(2)	UW Net Operating Income (NOI) is calculated net of FF&E reserves. Inclusive of the FF&E reserves, UW NOI would be $80,062,224, and DSCR and Debt Yield calculations based on underwritten NOI would be 3.05x and 13.9% respectively.

(3)	Debt service coverage ratios and debt yields are based on the SCG Hotel Portfolio Whole Loan.

Escrows and Reserves. At origination, the SCG Hotel Portfolio Borrower deposited (i) $6,385,000 into the Larkspur Landing work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and PIP work as described in the loan documents at origination.

Upon the occurrence and during the continuance of a Cash Management Trigger Period (as defined below), on a monthly basis, the SCG Hotel Portfolio Borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the Hilton Garden Inn Edison Raritan Center property.

On a monthly basis, regardless of whether a Cash Management Trigger Period has occurred and is continuing, the SCG Hotel Portfolio Borrowers are required to make deposits equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the loan, the SCG Hotel Portfolio Borrowers are required to deposit the capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated PIP less (y) any amounts then on deposit in the FF&E reserve account (provided that a capital work guaranty or a letter of credit may be provided by the SCG Borrower Sponsor in lieu of such deposit).

Lockbox and Cash Management. A soft lockbox is in place with respect to the SCG Hotel Portfolio Whole Loan. The SCG Hotel Portfolio Whole Loan has springing cash management. At origination, the SCG Hotel Portfolio Borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Hard Lockbox Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Hard Lockbox Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable Borrower’s operating account, unless a Cash Management Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents and any excess cash flow is required to be retained by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Hard Lockbox Trigger Period” will commence upon the DSCR (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falling below 2.00x as of the last day of any calendar quarter and will cease to exist upon the DSCR (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Cash Management Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the loan documents, (iv) the DSCR (as calculated in the loan documents) for the SCG Hotel Portfolio Whole Loan falling below 1.75x or (v) any borrower is subject to an involuntary bankruptcy or insolvency action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

A Cash Management Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the related Borrower entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the SCG Hotel Portfolio Borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the DSCR (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such DSCR threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the DSCR is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The SCG Hotel Portfolio Borrower is permitted to obtain a mezzanine loan from and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the SCG Hotel Portfolio Borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the SCG Hotel Portfolio Borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined LTV ratio does not exceed 64.9%, (iii) the combined DSCR (calculated as described in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a DSCR of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the SCG Hotel Portfolio Borrowers deliver a rating agency confirmation.

Release of Property. After June 1, 2018, the SCG Hotel Portfolio Borrowers may obtain the release of an individual property or properties from the lien of the SCG Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a DSCR (as calculated in the loan documents) no less than the greater of (a) 2.65x and (b) the DSCR in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the DSCR test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test. The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the SCG Hotel Portfolio Borrowers, any related principals, operating companies or the SCG Borrower Sponsor, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the property. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the property in compliance with the release provisions described above, including payment of yield maintenance (except that the applicable Borrower may obtain the release of such property during the lockout period). The SCG Hotel Portfolio Whole Loan is recourse to the SCG Borrower Sponsor for any losses suffered by the lender if and when the purchase option is exercised.

Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the SCG Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The SCG Hotel Portfolio Borrower obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, has an expiration date of May 24, 2030 and premiums were paid in full on the origination date. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Whole Loan documents require that the “all risks” insurance policy that is required to be maintained by the SCG Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Group Hotel Portfolio Property. Terrorism coverage is provided under a stand-alone policy for both Foreign and Domestic Acts with a sublimit of $500,000,000 per occurrence and in the annual aggregate, subject to a $25,000 deductible.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 5 Starwood Capital Group Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,500,000 60.4% 2.72x 12.4%

CANADA
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Starwood Capital Group Hotel Portfolio

No.	Hotel	Location
1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites Kokomo	Kokomo, IN
24	Hampton Inn Suites South Bend	South Bend, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
40	Fairfield Inn Laurel	Laurel, MD
41	Courtyard Akron Stow	Stow, OH
42	Larkspur Landing Roseville	Roseville, CA
43	Towneplace Suites Bloomington	Bloomington, IN
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	BBB-/BBB+/[ ]/AA			Location:	New York, NY 10004
				General Property Type:	Office
Original Balance(1):	$34,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$34,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.8%			Year Built/Renovated:	1983/2015
Loan Purpose:	Acquisition			Size:	1,118,512 SF
Borrower Sponsor:	ICR US LP			Cut-off Date Balance per SF(1):	$151
Mortgage Rate:	3.41253%			Maturity Date Balance per SF(1):	$151
Note Date:	5/24/2017			Property Manager:	Callahan Capital Properties LLC
First Payment Date:	7/5/2017
Maturity Date:	6/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$25,930,418
Prepayment Provisions(2):	LO(11);YM1(15);DEF/YM1(87);O(7)			UW NOI Debt Yield(1):	15.3%
Lockbox/Cash Mgmt Status(3):	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.3%
Additional Debt Type(4):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	4.11x
Additional Debt Balance(4):	$169,000,000/$189,600,000			Most Recent NOI:	$23,906,564 (2/28/2017 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI:	$23,122,035 (12/31/2016)
Reserves(5)				3rd Most Recent NOI:	$14,270,387 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.1% (4/19/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	88.7% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	74.8% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$652,000,000 (4/30/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	25.9%
Other:	$8,741,590	$0	N/A	Maturity Date LTV Ratio(1):	25.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount (Senior Note)(1):	$169,000,000	25.3%	Purchase Price:	$652,000,000	97.7%
Loan Amount (Subordinate Notes)(1):	$189,600,000	28.4%	Reserves:	$8,741,590	1.3%
Borrower Equity:	$308,786,179	46.3%	Closing Costs:	$6,644,590	1.0%
Total Sources:	$667,386,179	100.0%	Total Uses:	$667,386,179	100.0%

(1)	The 85 Broad Street Mortgage Loan is part of the 85 Broad Street Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $169,000,000 and three subordinate promissory notes with an aggregate original principal balance of $189,600,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 85 Broad Street Mortgage Loan and the 85 Broad Street Pari Passu Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 85 Broad Street Whole Loan are $321, $321, 7.2%, 7.2%, 1.75x, 55.0% and 55.0%, respectively.

(2)	See “The Mortgage Loan” below for further discussion of the prepayment provisions.

(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “85 Broad Street Mortgage Loan”) is part of a whole loan (the “85 Broad Street Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $169,000,000: a $70,000,000 A-A-1 Note, a $20,000,000 A-A-2 Note, a $45,000,000 A-A-3 Note, and a $34,000,000 A-A-4 Note (collectively, the “85 Broad Street Pari Passu Companion Loans”), and by three subordinate promissory notes with an aggregate original principal balance of $189,600,000: a $72,000,000 A-B Note, a $58,800,000 B-A Note, which is subordinate to A-B Note, and a $58,800,000 B-B Note, which is subordinate to each of A-B Note and B-A Note. The 85 Broad Street Whole Loan is secured by a first priority fee mortgage encumbering the borrower’s fee interest in a 1,118,512 SF office property known as 85 Broad Street in New York, New York (the “85 Broad Street Property”). The $34,000,000 A-A-4 Note represents the 85 Broad Street Mortgage Loan and will be included in the UBS 2017-C2 Trust. The A-A-1 Note, the A-A-2 Note and the A-B Note were contributed to the CSAIL 2017-C8 securitization transaction. The lender provides no assurances that any non-securitized notes will not be split further. The 85 Broad Street Whole Loan is being serviced pursuant to the pooling and servicing agreement for the CSAIL 2017-C8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Following the lockout period, the 85 Broad Street Borrowers have the right to prepay the 85 Broad Street Whole Loan in whole but not in part on any date before December 5, 2026; provided that the 85 Broad Street Borrowers are required to pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance of the 85 Broad Street Whole Loan. The 85 Broad Street Borrowers also have the right to defease the entire amount or a portion of the 85 Broad Street Whole Loan after the earlier of (i) the third anniversary of the loan closing date, or (ii) two years from the closing date of the securitization of the last the 85 Broad Street Whole Loan promissory note to be securitized. The 85 Broad Street Whole Loan is prepayable without penalty on or after December 5, 2026.

85 Broad Street Whole Loan Summary
Note	Original Balance	Cut-off Balance	Anticipated Note Holder	Controlling Piece
A-A-1 Note	$70,000,000	$70,000,000	CSAIL 2017-C8	No
A-A-2 Note	$20,000,000	$20,000,000	CSAIL 2017-C8	No
A-A-3 Note	$45,000,000	$45,000,000	Natixis	No
A-A-4 Note	$34,000,000	$34,000,000	UBS 2017-C2	No
A-B Note	$72,000,000	$72,000,000	CSAIL 2017-C8	No
B-A Note	$58,800,000	$58,800,000	Natixis	No
B-B Note	$58,800,000	$58,800,000	Natixis	Yes
Total	$358,600,000	$358,600,000

(1)	Cumulative basis PSF is calculated based on 1,118,512 SF.

(2)	Based on the “as-is” appraised value of $652.0 million ($582.92 PSF) as of April 30, 2017 per the appraisal.

(3)	Based on the UW NOI of approximately $25.9 million.

(4)	Based on UW NCF of approximately $24.0 million and the coupon of 3.41253% on the aggregation of A-A-1 Note, A-A-2 Note, A-A-3 Note and A-A-4 Note, the coupon of 3.69300% on the A-B Note, the coupon of 4.08000% on the B-A Note, and the coupon of 4.60000% on the B-B Note.

(5)	Implied Equity is based on the “as-is” appraised value of $652.0 million, less total debt of $358.6 million.

The Borrowers and the Borrower Sponsor. The borrowers are 85 Broad Street Property Owner LLC and 85 Broad Street TRS LLC (collectively, the “85 Broad Street Borrowers”), both of which are Delaware limited liability companies and special purpose entities. The borrower sponsor and non-recourse carveout guarantor is ICR US LP, which is required to maintain a minimum net worth of $100.0 million. The maximum aggregate liability of the guarantor for the non-recourse carveouts for bankruptcy will be capped at 15.0% of the original 85 Broad Street Whole Loan plus costs of enforcement and collection. ICR US LP is controlled by Ivanhoé Cambridge, the real estate subsidiary of the Caisse de dépôt et placement du Québec, one of Canada’s leading institutional fund managers. La Caisse de dépôt et placement du Québec (“CDPQ”) is a long-term institutional investor that manages funds primarily for public and parapublic pension and insurance plans. As of December 31, 2016, it held CDN$270.7 billion in net assets.

Ivanhoé Cambridge is a global real estate firm that invests in high-quality properties and companies in select cities around the world. Founded in Québec in 1953, Ivanhoé Cambridge has built a vertically integrated business across Canada. Internationally, the company invests alongside key partners that are leaders in their respective markets. Through subsidiaries and partnerships, Ivanhoé Cambridge holds interests in close to 500 properties, consisting primarily in office, retail, residential and logistics real estate. Ivanhoé Cambridge held more than CDN$55.0 billion in assets as of December 31, 2015.

The Property. The 85 Broad Street Property consists of a 30-story, Class A, platinum LEED certified office building totaling 1,118,512 SF, located at 85 Broad Street in New York, New York. Originally constructed in 1983 as Goldman Sachs’ headquarters, the property was converted to a multi-tenant building after Goldman Sachs vacated in 2011. The 85 Broad Street Property features unique physical characteristics, including extensive light and panoramic views resulting from all four exposed sides, column-free floor plates and a full city block location. The 85 Broad Street Property underwent an extensive $112.0 million ($100 PSF) capital improvement program in 2015, which entailed numerous building systems upgrades, lobby and plaza enhancements, elevator modifications and tenant amenity spaces. The lobby is finished with marble floors and walls. Investment in new HVAC, electrical and chilled water systems has resulted in the recently awarded LEED platinum certification in January 2017. The 85 Broad Street Property has a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

modernized security system that includes card-key access in the elevators and security cameras located in the lobby and elevators. The lobby is equipped with a concierge desk and security personnel that patrol the perimeter of the 85 Broad Street Property after hours. The interiors include high-end finishing and decorative fluorescent or incandescent light fixtures. The majority of the floors are column less floors due to the prior trading floor use. Amenities to the tenants include a 976 SF bike room that has space for 84 bicycles, a 10,461 SF cafeteria in concourse operated by Le Pain Quotidien, a full-service Belgian bistro, a high-end 14,007 SF conference and wellness center operated by WeWork, which is expected to open in August 2017 and be available to all tenants at a nominal rate.

Major Tenants.

WeWork (292,956 SF, 26.2% of NRA, 30.8% of underwritten rent). WeWork is a New York-based provider of shared office space that brings together entrepreneurs, freelancers, startups, and small businesses, creating both physical and virtual communities where members learn from, grow with, and support each other. The property is WeWork’s first full service location with a wellness center, restaurant & bar, and lounge floor fully operated by the company. The main lobby entrance is located on Broad Street and WeWork is in the process of constructing a private entrance on South William Street. The tenant initially was leasing 253,857 SF in 2015 and expanded in 2016 to the 27th floor.

Oppenheimer (275,792 SF, 24.7% of NRA, 28.4% of underwritten rent). Oppenheimer provides a range of financial services including brokerage, investment banking, asset management, lending, and research. Oppenheimer’s Private Client segment, which offers retail brokerage, wealth management, and margin lending to affluent business clients in the US and Latin America, makes up the bulk of sales. The group also has operations in the UK, Israel, and Hong Kong. It has more than $77 billion of private client assets under management as of December 31, 2016. The Company generated $883 million of gross revenues in 2016 and has a market capitalization of $216.4 million as of July 10, 2017. Oppenheimer has been a tenant at the property since 2011.

Nielsen (117,207 SF, 10.5% of NRA, 13.1% of underwritten rent). Nielsen provides demand analysis, product development, sales measurement, price and trade promotion strategies, and product launch services. Founded in 1923 and headquartered in Oxford, the United Kingdom and New York, NY, Nielsen employed approximately 43,000 employees as of December 31, 2016 and offers has a presence in more than 100 countries and its services cover about 90% of the globe’s population and about 80% of the global advertising spend. As of July 10, 2017, Nielson had a market capitalization of $13.4 billion. Nielsen has been a tenant at the property since 2013.

Vox Media (85,733 SF, 7.7% of NRA, 9.4% of underwritten rent) (“North South Productions”). Vox Media creates and distributes online content, and connects with educated young adults worldwide. Vox Media is a portfolio of eight influential brands focusing on key passion points that engage hundreds of millions of people. The company was founded in 2003 and is based in Washington, District Of Columbia with additional offices in New York, Chicago and San Francisco. In December 2014, Vox Media raised a $46.5 million, estimating the media company’s value at around $380 million. More recently, in August 2015, NBC Universal made a $200 million equity investment in Vox Media Inc. This investment estimates the company’s value at more than $1 billion.

Banco Popular (53,229 SF, 4.8% of NRA, 5.0% of underwritten rent). Popular, Inc., doing business as Banco Popular in Puerto Rico and the Virgin Islands and as Popular Community Bank in the United States, is a financial services conglomerate that has been operating in Puerto Rico for almost 120 years and in the United States for over 52 years. In recent years, it has expanded into other areas of the Caribbean and Central America.

The following table presents certain information relating to the leases at the 85 Broad Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Tenant
WeWork(4)	NR/NR/NR	292,956	26.2%	$13,414,234	30.8%	$45.79	8/31/2033
Oppenheimer(5)	B2/B+/NR	275,792	24.7%	$12,363,838	28.4%	$44.83	2/29/2028
Nielsen(6)	Ba3/BB+/NR	117,207	10.5%	$5,691,743	13.1%	$48.56	3/31/2025
Vox Media(7)	NR/NR/NR	85,733	7.7%	$4,115,184	9.4%	$48.00	1/31/2031
Banco Popular(8)	B2/BB-/BB-	53,229	4.8%	$2,174,153	5.0%	$40.85	2/28/2026
Subtotal/Wtd. Avg.		824,917	73.8%	$37,759,152	86.6%	$45.77
Remaining Tenants(9)		148,759	13.3%	$ 5,849,428	13.4%	$39.32
Vacant Space		144,836	12.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,118,512	100.0%	$ 43,608,579	100.0%	$44.79

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF have been underwritten based on the April 19, 2017 rent roll, which includes rent steps of $1,704,721 through May 2018. Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	WeWork occupies 11 suites within the property; each lease has two, five-year renewal options remaining.

(5)	Oppenheimer occupies ten suites (two of which are storage within the property); each lease has one, 5- or 10-year renewal option remaining. The eight office suites have a one-time termination option effective as of February 1, 2024 to either terminate (i) the highest full floor; (ii) the lowest full floor; or (iii) the entirety of its lease with 18 months’ notice and a penalty equal to the unamortized transaction costs at an interest rate of 8%.

(6)	Nielsen occupies four suites within the property, each subject to a separate lease that has one, 5- or 10-year renewal option remaining. Following the 7th anniversary of the rent commencement date, Nielsen has the ability to terminate a portion or the entirety of its lease with 15 months’ notice. The termination payment is the sum of five times the annual rent, tax payments, operating payments and cafeteria rent, the landlord’s contribution, rent, tax and operating payments during the abatement period amortized on a monthly basis with a 7.0% interest rate and brokerage commissions. 50% of the termination payment is due concurrently with the termination notice and the remaining 50% is due on or before the termination date.

(7)	Vox Media occupies three suites within the property; each lease has one, five-year renewal option remaining.

(8)	Banco Popular occupies two suites within the property; each lease has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

(9)	Bike room and management office occupies totally 5,462 SF, but do not pay rent for this space.

The following table presents certain information relating to the lease rollover schedule at the 85 Broad Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling(2)	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)(4)	Total UW Base Rent Rolling(3)(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	12,598	1.1%	1.1%	$42.50	$535,415	1.2%	1.2%
2020	0	0	0.0%	1.1%	$0.00	$0	0.0%	1.2%
2021	1	484	0.0%	1.2%	$55.81	$27,012	0.1%	1.3%
2022	0	0	0.0%	1.2%	$0.00	$0	0.0%	1.3%
2023	0	0	0.0%	1.2%	$0.00	$0	0.0%	1.3%
2024	1	38,407	3.4%	4.6%	$45.50	$1,747,519	4.0%	5.3%
2025	4	117,207	10.5%	15.1%	$48.56	$5,691,743	13.1%	18.3%
2026	2	53,229	4.8%	19.8%	$40.85	$2,174,153	5.0%	23.3%
2027	1	8,082	0.7%	20.6%	$51.00	$412,182	0.9%	24.3%
2028 & Beyond	31	743,669	66.5%	87.1%	$44.40	$33,020,556	75.7%	100.0%
Vacant	0	144,836	12.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	41	1,118,512	100.0%		$44.79	$43,608,579	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Multiple tenants operate under more than one lease. There are 12 tenants at the property.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF have been underwritten based on the April 19, 2017 rent roll, which includes rent steps of $1,704,721 through May 2018.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The property is located on Broad Street between South William Street and Pearl Street, in close proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel, New York City Hall and the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit providing access to five different subway lines. Additionally, the property is near the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the center that is now home to over 125 retail shops and restaurants including: Apple, Michael Kors, Breitling and Eataly.

The area offers easy access to 13 subway lines, 30 local and express bus routes, 20 ferry routes, and the PATH transit system. In addition, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the district is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the property is located in Lower Manhattan within the Class A Financial District submarket. As of the first quarter of 2017, the Class A Financial District submarket of New York City had approximately 35.2 million SF of office inventory with a vacancy of 9.7% and asking rents of $53.86 PSF. According to a third party research report as April 2017, the Financial District had the strongest rent growth in Manhattan and the New York Metro in 2016, with rent growth of 10.1%.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the property is 82,908, 838,005 and 2,304,923, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the property is $189,852, $139,663 and $114,797, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

The following table presents competitive office buildings with respect to the 85 Broad Street Property:

Property Name/Address	Year Built	Year Renovated	Size (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Major Tenants
225 Liberty Street 225 Liberty Street, New York, New York, 10281	1987	NAV	2,200,000	$70.00	97.2%	0.8	Rauxa
1 Liberty Street 1 Liberty Street, New York, New York, 10281	1972	NAV	2,121,437	$54.00	NAV	0.7	AON
200 Vesey Street 200 Vesey Street, New York, New York 10080	1985	NAV	2,300,000	$55.00	91.0%	0.9	Tullett Prebon
28 Liberty Street 28 Liberty Street, New York, New York 10080	1960	NAV	1,898,158	$58.00	77.9%	0.3	New York State Attorney General’s Office
One New York Plaza One New York Plaza, New York, New York 10080	1968	1994	2,103,750	$57.00	95.3%	0.2	Revlon, Inc.
1 Whitehall Street 1 Whitehall Street, New York, New York 10080	1962	1989	285,000	$50.00	97.6%	0.1	Selligent

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 85 Broad Street Property:

Cash Flow Analysis
	2014(1)	2015	2016	2/28/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	N/A	$19,589,718	$33,990,919	$35,096,005	$50,771,104	$45.39
Total Recoveries	N/A	$2,121,256	$2,330,022	$2,386,220	$2,415,192	$2.16
Rent Adjustment(3)	N/A	$12,425,956	$6,570,969	$6,463,290	$0	$0.00
Total Other Income	N/A	$1,340,413	$1,299,980	$1,267,039	$1,201,605	$1.07
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($7,162,525)	($6.40)
Effective Gross Income	N/A	$35,477,343	$44,191,890	$45,212,554	$47,225,377	$42.22
Total Operating Expenses	N/A	$21,206,955	$21,069,855	$21,305,990	$21,294,959	$19.04
Net Operating Income	N/A	$14,270,387	$23,122,035	$23,906,564	$25,930,418	$23.18
Capital Expenditures	N/A	$0	$0	$0	$223,702	$0.20
TI/LC	N/A	$0	$0	$0	$1,677,768	$1.50
Net Cash Flow	N/A	$14,270,387	$23,122,035	$23,906,564	$24,028,948	$21.48

Occupancy %	N/A	43.1%	74.8%	88.7%	87.1%
NOI DSCR(4)	N/A	2.44x	3.95x	4.09x	4.43x
NCF DSCR(4)	N/A	2.44x	3.95x	4.09x	4.11x
NOI Debt Yield(4)	N/A	8.4%	13.7%	14.1%	15.3%
NCF Debt Yield(4)	N/A	8.4%	13.7%	14.1%	14.2%

(1)	The property was built to suit for Goldman Sachs in 1983. The seller bought the property in 2014 following Goldman Sachs vacating the building, and leased up the building from approximately 25.0% at acquisition to its current occupancy of 87.1%. 2015 cash flows are significantly lower than historical as the seller offered free rent and TI packages in order to attract tenants. The seller also completed a $112 million ($100 PSF) capital improvement program, which entailed numerous building systems upgrades, lobby and plaza enhancements, elevator modifications and tenant amenity spaces.

(2)	UW Gross Potential Rent is underwritten based on the April 19, 2017 rent roll, includes rent steps of $1,704,721 through May 2018, and includes $7,162,525 vacant income.

(3)	Rent adjustment is rent from FAS 13 GAAP Adjustment. This adjustment allows for rent payment based on lease term to be included in the operating statements.

(4)	Debt service coverage ratios and debt yields are based on the senior portion of the 85 Broad Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

Escrows and Reserves. At origination, the 85 Broad Street Borrowers deposited into escrow $8,170,739 for unfunded lease obligations and $570,850 for free rent. Provided that no event of default has occurred and is continuing, the lender will be required to disburse funds held in such unfunded lease obligations reserve to the borrower within 15 days after the borrower delivers a request to the lender therefor (but not more than once per month) in increments of at least $5,000, provided that (i) such disbursement is for an approved leasing expense as provided in the related loan documents, (ii) if applicable, the lender has, at its discretion, verified the performance of any construction work associated with such approved leasing expense and (iii) the request is accompanied by certain information and an officer’s certificate as detailed under the related loan documents. If an event of default exists, any such disbursement in an amount of more than $10,000 may, at the lender’s discretion, be made by joint check payable to the borrower and the payee of any such approved leasing expense.

Tax Escrows - During a Cash Management Period (as defined below), the borrowers are required to escrow 1/12th of annual tax payments, currently equal to $787,180.

Insurance Escrows - The loan documents do not require monthly escrows for insurance, provided that (i) no event of default under the loan has occurred and is continuing, and (ii) the borrowers provide evidence that the insurance coverages required pursuant to the loan documents are being maintained under an acceptable blanket insurance policy.

Replacement Reserves - During a Cash Management Period, the borrowers are required to escrow for $18,636 ($0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - During a Cash Management Period, the borrowers are required to escrow for $139,768 ($1.50 per square foot annually) for TI/LC reserves.

Lockbox and Cash Management. The 85 Broad Street Whole Loan is structured with a hard lockbox and springing cash management. Tenants have been directed to remit all payments due under their respective leases directly into the lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the 85 Broad Street Whole Loan documents; (ii) the failure by the borrowers, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.20x; (iii) a Primary Tenant Sweep Period (as defined below); or (iv) an approved mezzanine loan exists; and will end with respect to clause (i) above, if such event of default has been cured or waived by the lender; with respect to clause (ii) above, if for two consecutive calendar quarters since the commencement of the existing Cash Management Period (A) no event of default under the 85 Broad Street Whole Loan documents has occurred, (B) no event that constitutes another Cash Management Period has occurred, and (C) the debt service coverage ratio at least equal to 1.20x, and with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that triggers another Cash Management Period has occurred.

A “Primary Tenant Sweep Period” will commence on the earliest of (i) the earlier of the date that is 12 months prior to (x) the then-scheduled expiration, termination or contraction date of any Primary Tenant (as defined below) lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease (provided such renewal has not yet been exercised);(ii) any termination, cancellation or surrender of, or receipt by the borrowers of a notice to terminate any one of the Primary Tenant leases; (iii) a Primary Tenant “going dark” (i.e. vacates, surrenders or otherwise ceases to operate its business) in all or substantially all of the applicable Primary Tenant premises; (iv) the occurrence of any default (beyond any applicable notice and/or cure period) under any Primary Tenant lease or (v) a Primary Tenant, its corporate parent and/or guarantor becoming the subject of a bankruptcy action.

A “Primary Tenant Sweep Period Cure” will commence (A) with respect to clause (i), (ii), (iv) and (v) above, if a Primary Tenant Replacement Event (as defined below) has occurred; (B) with respect to clause (iii) above, if the Primary Tenant or an acceptable replacement tenant re-opens for business for a continuous period of not less than three months; (C) with respect to clause (iv) above, if the default is cured and no other default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease; (D) with respect to clause (v) above, if the bankruptcy action is dismissed and the primary tenant lease is affirmed and (E) the date on which the following amounts have accumulated in the Primary Tenant reserve subaccount (exclusive of any amounts on deposit in the Primary Tenant reserve subaccount attributable to the Primary Tenant Sweep Period Cure with respect to any other trigger): (x) $80.00 PSF with respect to any portion of the applicable Primary Tenant premises that has not been re-tenanted and (y) to the extent all or a portion of the applicable Primary Tenant premises has been demised to an acceptable replacement tenant, in the lender’s judgment, sufficient funds to cover all anticipated Primary Tenant re-leasing costs related to the space that has been re-tenanted and all the cost of landlord work required under such replacement tenant lease.

A “Primary Tenant Replacement Event” means (X) either (a) the termination of a Primary Tenant lease and the borrowers entering into one or more new qualified leases that, in the aggregate, demise all of the applicable Primary Tenant premises or (b) the renewal of the applicable Primary Tenant lease for the entire Primary Tenant premises in accordance with its terms as in existence on the date hereof or otherwise on terms and conditions approved in writing by the lender, such approval not to be unreasonably conditioned, withheld or delayed and, (Y) in either instance, in the lender’s judgment, sufficient funds have been accumulated and remain available on deposit in the Primary Tenant reserve subaccount (exclusive of any amounts on deposit attributable to the Primary Tenant Sweep Period Cure with respect to any other trigger) to pay all Primary Tenant re- leasing costs with respect to both such new lease and/or renewal of a Primary Tenant lease.

A “Primary Tenant” means initially either or both of Oppenheimer and WeWork and thereafter any acceptable replacement tenant that leases in excess of 160,000 SF.

Additional Secured Indebtedness (not including trade debts). In addition to A-A-4 Note, the 85 Broad Street Property is also security for the pari passu A-A-1 Note, A-A-2 Note and A-A-3 Note, and three subordinate companion notes (A-B Note, B-A Note and B-B Note). The A-A-1 Note, A-A-2 Note and A-A-3 Note accrue interest at the same rate as the 85 Broad Street Mortgage Loan and entitled to payments of principal and interest on a pro rata and pari passu basis with the 85 Broad Street Mortgage Loan. The A-B Note has an outstanding principal balance as of the cut-off date of $72.0 million and accrues interest at a rate of 3.6930%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note and A-A-4 Note. The B-A Note has an outstanding principal balance as of the cut-off date of $58.8 million and accrues interest at a rate of 4.0800%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note, A-A-4 Note and A-B Note. The B-B Note has an outstanding principal balance as of the cut-off date of $58.8 million and accrues interest at a rate of 4.6000%, which is subordinate to each of A-A-1 Note, A-A-2 Note, A-A-3 Note, A-A-4 Note, A-B Note and B-B Note. The holders of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

the 85 Broad Street Mortgage Loan, A-A-1 Note, A-A-2 Note, A-A-3 Note, A-B Note, B-A Note and B-B Note have entered into a co-lender agreement which sets forth the allocation of collections on the 85 Broad Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 85 Broad Street Borrowers have the one-time right, at any time following the securitization of the 85 Broad Street Whole Loan, upon no less than 45 business days prior written notice to the lender to obtain a mezzanine loan secured by a pledge of all of the direct ownership interests in the borrowers upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents; (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan and the 85 Broad Street Whole Loan does not exceed 55.0%; (iii) the combined debt service coverage ratio is not less than 1.75x, (iv) the combined debt yield is not less than 6.6%; and (v) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

Release of Property. Not permitted.

Terrorism Insurance. The 85 Broad Street Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

85 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 6 85 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 25.9% 4.11x 15.3%

85 Broad Street
85 Broad Street
New York, NY 10004
MANHATTAN
Financial District
Battery Park City
Two Bridges
Hudson River
East River
Chambers St.
Warren St.
West St.
St. Johns University-Manhattan Campus
Gov. Nelson A. Rockefeller Park
Murray St.
9A
Greenwich St.
Irish Hunger Memorial
Goldman Sachs Tower
Barclay St.
7 World Trade Ctr./ Westfield WTC
Vesey St.
1 North End Avenue
250 Vesey Street
200 Vesey Street
Brookfield Place
1 World Trade Ctr.
2 World Trade Ctr.
North Pool
South Pool
WTC Transportation Hub
Memorial Museum
National September 11 Memorial
3 World Trade Ctr.
4 World Trade Ctr.
5 World Trade Ctr.
North Cove Marina
PATH
225 Liberty Street
200 Liberty Street
Manhattan Yacht Club
Liberty St.
South End Ave.
Albany St.
Hudson River Greenway
Tweed Courthouse
NY Public Library
City Hall
NYC City Hall
Chambers St.
Park Place
Woolworth Building
World Trade Ctr.
Brooklyn Br.- City Hall
1 Police Plaza (NYC Police HQ)
Madison St.
Brooklyn Bridge
Park Row
Pace University
Schimmel Center
NYC Commissioner Office
New York by Gehry
Spruce St.
New York Downtown Hospital
Beekman St.
Gold St.
Peck Slip
Pearl St.
Water St.
Front St.
Broadway-Nassau
Fulton St.
55 John Street
Dey St.
Cortlandt St.
Cortlandt St.
The Fulton Center
John St.
One Liberty Plaza
Fulton Market
South Street Seaport
90 William Street
5 Gold Street
Federal Reserve Bank
28 Liberty Street
80 Maiden Lane
Maiden Ln.
175 Water Street
9/11 Tribute Center
125 Greenwich Street (Under Constr.)
Broadway
Equitable Building
Federal Hall
Wall-William St
40 Wall Street
55 Wall Street
Museum of Finance
Exchange Pl.
Continental Tower
60 Wall St.
100 Wall Street
120 Wall Street
Wall St.
Trinity Church
Wall St.
Trinity Pl.
Rector St.
50 West Street
Rector St.
NY Stock Exchange
Broad St.
75 Wall Street
95 Wall
111 Wall Street
Twenty Exchange Place
10 Hanover Square
77 Water Street
1 Financial Square
FDR Drive
Old Slip
Thames St.
Battery St.
South Cove Park
2nd Pl.
West St.
60 Broad Street
75 Broad Street
New St.
Beaver St.
7 Hanover Square
2 Broadway
Broad St.
St. Johns University-Manhattan Campus
Greenwich St.
Bowling Green
Museum of Jewish Heritage
The Skyscraper Museum
The Whitehall Building
Fort Amsterdam/ Natl. Museum of the American Indian
Bridge St.
Water St.
2 & 4 New York Plaza
Downtown Manhattan Heliport
Battery Pl.
Whitehall St. - South Ferry
Robert F. Wagner, Jr. Park
478
State St.
17 State Street
1 New York Plaza
FDR Drive
Battery Park
Castle Clinton Natl. Monument
South Ferry Terminal
Whitehall Terminal (South Ferry)
Maritime Battery Building
Liberty Island Ferry
Brooklyn Battery Tunnel
Staten Is. Ferry
Upper West Side
Central Park
Upper East Side
Astoria
Queens
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
East River
Williamsburg
Manhattan
Greenwich Village
Hoboken
Hudson River
SoHo
New Jersey
Tribeca
Chinatown
Jersey City
Financial District
Brooklyn
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Mortgage Loan Information				Property Information(5)
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/NR			Location:	Various
				General Property Type:	Hospitality
Original Balance(1):	$32,400,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$32,400,000			Title Vesting:	Various
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	491 Rooms
Borrower Sponsor:	American Hotel Income Properties REIT Inc.			Cut-off Date Balance per Room(1):	$106,721
Mortgage Rate:	4.5300%			Maturity Date Balance per Room(1):	$97,709
Note Date:	6/22/2017			Property Manager(4):	Various
First Payment Date:	8/6/2017
Maturity Date:	7/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information(5)
Seasoning:	1 month			UW NOI:	$6,930,981
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield(1):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.58x (IO) 1.94x (P&I)
Additional Debt Balance(1):	$20,000,000			Most Recent NOI:	$7,840,534 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,729,413 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$6,886,639 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.5% (3/31/2017)
RE Tax:	$518,238	$40,000	N/A	2nd Most Recent Occupancy:	82.8% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	79.8% (12/31/2015)
FF&E:	$0	Springing	N/A	Appraised Value (as of)(6):	$87,500,000 (Various)
PIP Reserve:	$2,055,697	$0	N/A	Cut-off Date LTV Ratio(1)(6):	59.9%
Ground Rent Reserve:	$88,855	Springing	N/A	Maturity Date LTV Ratio(1)(6):	54.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$52,400,000	58.8%	Purchase Price(7):	$85,500,000	95.9%
Borrower Equity:	$36,726,347	41.2%	Reserves:	$2,662,790	3.0%
			Closing Costs:	$963,558	1.1%
Total Sources:	$89,126,347	100.0%	Total Uses:	$89,126,347	100.0%

(1)	The AHIP Northeast Portfolio III Mortgage Loan is part of the AHIP Northeast Portfolio III Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $52,400,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers above are based on the aggregate principal balance of the promissory notes comprising the AHIP Northeast Portfolio III Whole Loan.

(2)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on August 6, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the origination date of the AHIP Northeast Portfolio III Whole Loan or (ii) two years from the closing date of the securitization of the last AHIP Northeast Portfolio III Whole Loan promissory note to be securitized.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The properties are managed by One MD Baltimore 8477 Management LLC, One NJ Egg Harbor HW Management LLC, One NY Bellport 2 Management LLC and One MD Baltimore HI Management LLC, each an affiliate of the AHIP Northeast Portfolio III Borrowers.

(5)	Property Information and Underwriting and Financial Information are based on a combination or sum of the four hospitality properties that comprise the AHIP Northeast Portfolio III Properties.

(6)	The Appraised Value represents the “as-complete” appraised value, which assumes that the scheduled PIP renovations at each of the properties have been completed. Based on the “as-is” appraised value of $82,500,000 as of June 1, 2017, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 63.5% and 58.2% respectively.

(7)	The allocated purchase prices are as follows: the Hampton Inn Baltimore - White Marsh ($21,500,000), the Fairfield Inn & Suites Baltimore - White Marsh ($15,400,000), the SpringHill Suites – Bellport ($26,400,000), and the Homewood Suites - Egg Harbor ($22,200,000).

The Mortgage Loan. The seventh largest mortgage loan (the “AHIP Northeast Portfolio III Mortgage Loan”) is part of a whole loan (the “AHIP Portfolio III Whole Loan”) evidenced by two pari passu promissory notes in the aggregate amount of $52,400,000, secured by fee and leasehold mortgages, as applicable, encumbering a portfolio of 491 rooms throughout three limited service hospitality properties located in Maryland and New York and one extended stay hospitality property located in New Jersey (collectively the “AHIP Northeast Portfolio III Properties”). The controlling promissory Note A-1, in the original principal amount of $32,400,000, represents the AHIP Northeast Portfolio III Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Note A-2 with an original principal balance of $20,000,000 is currently held by Deutsche Bank AG, acting though its New York Branch (“DBNY”) (an affiliate of GACC) and is expected to be contributed to one or more securitization transactions or may otherwise be transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The AHIP Northeast Portfolio III Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

AHIP Northeast Portfolio III Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$32,400,000	$32,400,000	UBS 2017-C2	Yes
Note A-2	$20,000,000	$20,000,000	DBNY	No
Total	$52,400,000	$52,400,000

The proceeds of the AHIP Northeast Portfolio III Mortgage Loan, along with $36,726,347 of borrower sponsor equity were used to purchase the AHIP Northeast Portfolio III Properties, fund upfront reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are AHIP MD Baltimore 8477 Properties LLC, AHIP MD Baltimore 8477 Enterprises LLC, AHIP NJ Egg Harbor 3008 Properties LLC, AHIP NJ Egg Harbor 3008 Enterprises LLC, AHIP NY Bellport Properties LLC, AHIP NY Bellport Enterprises LLC, AHIP MD Baltimore 8225 Properties LLC and AHIP MD Baltimore 8225 Enterprises LLC (each, a “Borrower” and together the “AHIP Northeast Portfolio III Borrowers”), each a Delaware limited liability company, structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the AHIP Northeast Portfolio III Mortgage Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”).

AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P., (TSX:HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio III Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States. As of March 31, 2017, AHIP REIT Inc. reported shareholder’s equity of approximately $413.2 million with cash and cash equivalents of approximately $18.0 million.

The Properties. The AHIP Northeast Portfolio III Properties consist of four hotel properties containing 491 rooms located in Baltimore, MD, Egg Harbor Township, NJ, and Bellport, NY as follows:

●	the 116 room Fairfield Inn & Suites Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore 8477 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2033;

●	the 120 room Homewood Suites – Egg Harbor property, located in Egg Harbor Township, NJ, is managed by One NJ Egg Harbor HW Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032;

●	the 128 room SpringHill Suites – Bellport property, located in Bellport, NY, is managed by One NY Bellport 2 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2032;

●	the 127 room Hampton Inn Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore HI Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032.

AHIP REIT Inc. purchased the AHIP Northeast Portfolio III Properties as part of a larger 18-hotel portfolio that was acquired from MCR Development for a total portfolio purchase price of approximately $395,000,000. The AHIP Northeast Portfolio III Properties have an allocated purchase price of $85,500,000. In connection with loan origination, the AHIP Northeast Portfolio III Borrowers escrowed $2,055,697 in a PIP renovation reserve, which represents 100% of the anticipated costs to complete the PIP work. See the “Portfolio Summary” table below and “Escrow and Reserves” for PIP reserve information on a property-by property basis. The AHIP Northeast Portfolio III Properties each operate under new franchise agreements of at least 15-years with Marriott International, Inc. or Hilton Franchise Holding LLC, as described above, that were signed at loan origination.

Portfolio Summary
Property	Rooms	Type	Year Built / Renovated	Ownership Interest	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value(3)	PIP Amount
Fairfield Inn & Suites Baltimore – White Marsh(1)	116	Limited Service	2008 / 2014	Leasehold	$10,180,571	19.4%	$1,221,289	$17,000,000	$355,370
Homewood Suites – Egg Harbor	120	Extended Stay	2012 / N/A	Fee	$12,576,001	24.0%	$1,439,018	$21,000,000	$625,130
SpringHill Suites – Bellport(2)	128	Limited Service	2010 / 2016	Fee	$15,869,714	30.3%	$1,862,552	$26,500,000	$167,218
Hampton Inn Baltimore – White Marsh	127	Limited Service	1997 / 2014	Fee	$13,773,714	26.3%	$1,675,409	$23,000,000	$907,979
Total / Wtd. Avg.	491				$52,400,000	100.0%	$6,198,269	$87,500,000	$2,055,697

(1)	The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with a 5-year initial term and nine, 5-year extension options. The ground lease has a fully extended expiration date of March 31, 2057. See “Fairfield Inn & Suites Baltimore – White Marsh Ground Lease” below.

(2)	The SpringHill Suites – Bellport property is currently receiving tax benefits as part of a 10-year PILOT program, which bases the tax liability on the property’s assessed land value. The PILOT program expires in November 30, 2021. See “SpringHill Suites – Bellport Development Agency Lease” below.

(3)	The Appraised Value represents the “as-complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore - White Marsh property, the SpringHill Suites – Bellport property and the Hampton Inn Baltimore – White Marsh property, and as of June 1, 2019 for the Homewood Suites – Egg Harbor property, which assumes that the scheduled PIP renovations at each of the properties has been completed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

More specific information about each of the AHIP Northeast Portfolio III Properties and the related competitive sets are set forth in the following tables:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn & Suites Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	66.0%	$127.45	$84.08	93.8%	140.6%	131.9%
2013	67.4%	$93.64	$63.12	56.9%	$111.39	$63.41	84.5%	118.9%	100.5%
2014	72.1%	$95.49	$68.89	73.4%	$108.72	$79.80	101.7%	113.8%	115.8%
2015	73.3%	$100.98	$74.00	79.2%	$113.56	$89.93	108.1%	112.5%	121.5%
2016	74.7%	$102.63	$76.67	81.9%	$115.77	$94.80	109.6%	112.8%	123.7%
3/31/2017 TTM	73.3%	$103.18	$75.65	84.0%	$114.83	$96.43	114.5%	111.3%	127.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for Fairfield Inn & Suites Baltimore – White Marsh includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North and Home2 Suites Baltimore White Marsh.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Homewood Suites – Egg Harbor			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	53.2%	$94.44	$50.22	67.9%	$116.79	$79.34	127.8%	123.7%	158.0%
2013	47.6%	$94.60	$45.07	75.8%	$109.87	$83.34	159.2%	116.1%	184.9%
2014	52.2%	$96.75	$50.54	77.7%	$112.12	$87.11	148.7%	115.9%	172.4%
2015	53.8%	$96.26	$51.78	79.0%	$120.32	$95.03	146.8%	125.0%	183.5%
2016	55.8%	$98.80	$55.14	86.2%	$122.28	$105.36	154.4%	123.8%	191.1%
3/31/2017 TTM	56.1%	$98.69	$55.40	86.1%	$122.00	$105.00	153.3%	123.6%	189.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites – Egg Harbor property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Homewood Suites – Egg Harbor property includes Howard Johnson Atlantic City Egg Harbor Township, Days Inn Hotel Egg Harbor Township Pleasantville Atlantic City, Comfort Inn & Suites Pleasantville, Best Western Plus Atlantic City West Extended Stay & Suites, Sonesta ES Suites Somers Point, and Residence Inn Atlantic City Airport Egg Harbor Township. In addition, the 2012-2013 competitive set excludes Sonesta ES Suites Somers Point and includes Holiday Inn Express West Atlantic City and Residence Inn Atlantic City Somers Point.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SpringHill Suites – Bellport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	78.4%	$119.29	$93.49	73.0%	$113.61	$82.90	93.1%	95.2%	88.7%
2013	81.1%	$121.92	$98.83	81.1%	$116.14	$94.22	100.1%	95.3%	95.3%
2014	79.6%	$123.65	$98.40	82.8%	$115.39	$95.59	104.1%	93.3%	97.2%
2015	80.1%	$129.86	$103.99	84.9%	$123.78	$105.06	106.0%	95.3%	101.0%
2016	80.5%	$134.56	$108.35	83.8%	$130.95	$109.71	104.1%	97.3%	101.3%
3/31/2017 TTM	76.5%	$126.53	$96.77	88.5%	$128.79	$114.04	115.8%	101.8%	117.8%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AHIP SpringHill Suites – Bellport property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the SpringHill Suites – Bellport property includes Comfort Inn Medford, Courtyard Long Island MacArthur Airport, Hampton Inn Long Island Brookhaven, Hilton Garden Inn Islip MacArthur Airport, Residence Inn Long Island Holtsville and Fairfield Inn Medford Long Island. In addition, the 3/31/2017 TTM competitive set excludes Courtyard Long Island MacArthur Airport and Hilton Garden Inn Islip MacArthur Airport and includes Ramada Plaza Long Island MacArthur Airport and Hilton Garden Inn Stony Brook.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	65.3%	$133.67	$87.25	92.8%	147.5%	136.9%
2013	67.4%	$93.64	$63.12	72.3%	$123.45	$89.21	107.2%	131.8%	141.3%
2014	72.1%	$95.49	$68.89	73.0%	$118.45	$86.53	101.3%	124.0%	125.6%
2015	73.3%	$100.98	$74.00	75.9%	$126.62	$96.13	103.6%	125.4%	129.9%
2016	74.7%	$102.63	$76.67	78.9%	$125.52	$99.10	105.7%	122.3%	129.3%
3/31/2017 TTM	73.3%	$103.18	$75.65	79.4%	$125.23	$99.41	108.3%	121.4%	131.4%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hampton Inn Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Hampton Inn Baltimore – White Marsh property includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North, and Home2 Suites Baltimore White Marsh.

The Market.

Baltimore / White Marsh, MD

The Fairfield Inn & Suites Baltimore – White Marsh and Hampton Inn Baltimore – White Marsh are located on the outskirts of Baltimore in White Marsh, MD in the White Marsh/Nottingham submarket. White Marsh is suburb of Baltimore, located approximately 15 miles northeast of the central business district just off of I-95 near the intersection with Maryland Route 43. The local area surrounding the properties consists primarily of hotels, retail, businesses and residential communities. The surrounding area is home to headquarters and regional offices of various national and international companies such as the Social Security Administration, T. Rowe Price Associates, Greater Baltimore Medical Center, Towson University, McCormick & Company, UMBC, Sheppard Pratt Health Systems, Johns Hopkins University, Exelon, and M&T Bank. According to the appraisal, nearby leisure demand generators in the City of Baltimore include cultural and historic sites including the Walters Art Museum, the Maryland Zoo in Baltimore, the Howard Peters Rawling Conservatory and Botanic Gardens of Baltimore, and Patterson Park. There are also numerous colleges and universities located in the surrounding area including Johns Hopkins University, Loyola University Maryland, Towson University, Morgan State University and the Community College of Baltimore County.

According to the appraisal, the Fairfield Inn & Suites Baltimore – White Marsh property’s estimated demand segmentation is approximately 55% commercial, 15% meeting & group and 30% leisure, while the Hampton Inn Baltimore – White Marsh property’s estimated demand segmentation is approximately 60% commercial, 15% meeting & group and 25% leisure. The appraiser noted one new property in White Marsh, Maryland that may compete with the Fairfield Inn & Suites Baltimore – White Marsh and the Hampton Inn Baltimore – White Marsh. The 120-room SpringHill Suites is expected to open in March 2018 as part of the $750 million Greenleigh at Crossroads mixed-use development project. The appraiser expects this hotel to be 100% competitive given its similarities in location, target market, and ADR positioning.

Atlantic City / Egg Harbor, NJ

The Homewood Suites – Egg Harbor is located in Egg Harbor Township, New Jersey, approximately 13 miles northwest of Atlantic City. The property is also located proximate to Black Horse Pike and the Garden State Parkway. Egg Harbor Township is located in Atlantic County, which comprises much of southern New Jersey. The township is situated approximately 60 miles southeast of Philadelphia, PA, and 120 miles southwest of New York City. The area’s principal industries include casino gaming, health care, aviation testing and engineering, agriculture, professional and business services, retail industry, and boat building, among others. Major demand generators in the area are focused around tourism and leisure, including the Atlantic City casinos and boardwalk, the area’s many beaches and golf courses. Additionally, according to the appraiser, over the course of the last decade, the county has made an effort to develop tourist attractions outside of the casino industry such as Bader Field, which has been repurposed from its prior use as a general aviation airport to a sport, recreation and concert venue. In addition to tourism and leisure, there are significant commercial and government demand generators in the area. The Egg Harbor Township is home to the Federal Aviation Administration’s William J. Hughes Technical Center, the nation’s premier air transportation system laboratory as well as the primary office for one of Lockheed Martin’s aerospace subsidiaries – Lockheed Martin Integrated Systems, Inc. There are also a number of medical centers and organizations in the surrounding area including Shore Medical Center, Bacharach Rehabilitation Hospital and AtlantiCare (the regions’ largest non-casino employer).

According to the appraisal, the Homewood Suites – Egg Harbor property’s estimated demand segmentation is approximately 35% commercial, 10% meeting and group, 10% leisure, and 45% government. The appraiser notes that there are two properties that may compete with the Homewood Suites – Egg Harbor property. There is a newly constructed 101-room Hampton Inn Atlantic City/Absecon that opened in June 2017 and a proposed 114-room Home2Suites by Hilton that is expected to open in July 2018, each of which will offer amenities similar to those of the Homewood Suites – Egg Harbor. The appraiser considers these hotels to be 100% competitive given the Hilton family brand affiliations and similarities in location, target market, and ADR positioning.

Long Island / Bellport, NY

The SpringHill Suites – Bellport is located in Bellport, New York, within close proximity to the Long Island Expressway. Bellport is located in Suffolk County in Long Island, and is approximately 60 miles east of New York City and approximately 60 miles west of Montauk. Bellport is a hamlet located within the Town of Brookhaven in Suffolk County. The local area is suburban in nature, home to many families that commute to New York City. Demand generators in the area include the Brookhaven National Laboratory, located approximately 10 miles from the SpringHill Suites – Bellport. The Brookhaven National Laboratory is a multipurpose research institution funded primarily by the US Department of Energy’s Office of Science. The laboratory employs over 3,000 scientists, engineers and support staff, and is visited by more than 4,000 researchers from around the world annually. The hotel is also located

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

approximately 20 minutes from Stony Brook University, part of the State University of New York (SUNY) system. Other local demand stems from the various major corporate presences including Siemens, Boeing, Luitpold, Amneal, Perfumania, McKeon Door Company, Kongsberg Integrated Tactical Systems, and Lockheed Martin.

According to the appraisal, the SpringHill Suites – Bellport property’s estimated demand segmentation is approximately 55% commercial, 30% meeting and group and 15% leisure. The appraiser noted that there are no new directly competitive hotels planned in the area but that there are several secondary competitors in the construction pipeline. The appraiser expects the additional supply to capture any increased demand from growing economic drivers throughout the Long Island area. The new supply includes a 122-room Homewood Suites in Ronkonkoma, a 114-room Residence Inn in Riverhead, a 165-room Hilton Garden Inn in Port Washington, and a 125-room Courtyard by Marriott in Central Islip.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AHIP Northeast Portfolio III Properties:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW per Room
Occupancy	76.9%	79.8%	82.8%	84.5%	82.1%
ADR	$113.74	$121.27	$123.85	$122.92	$122.09
RevPAR	$87.43	$96.72	$102.49	$103.82	$100.25

Rooms Revenue	$15,669,283	$17,333,119	$18,393,159	$18,606,921	$17,966,582	$36,592
Other Departmental Revenue	$468,685	$341,386	$356,207	$362,325	$351,221	$715
Other Income	$0	$0	$0	$0	$0	$0
Total Revenue	$16,137,968	$17,674,505	$18,749,366	$18,969,246	$18,317,803	$37,307
Total Expenses(1)(2)	$10,248,973	$10,787,866	$11,019,953	$11,128,712	$11,386,823	$23,191
Net Operating Income	$5,888,995	$6,886,639	$7,729,413	$7,840,534	$6,930,981	$14,116
FF&E	$645,520	$706,980	$749,975	$758,770	$732,712	$1,492
Net Cash Flow	$5,243,475	$6,179,659	$6,979,438	$7,081,764	$6,198,269	$12,624

NOI DSCR (P&I)	1.84x	2.15x	2.42x	2.45x	2.17x
NCF DSCR (P&I)	1.64x	1.93x	2.18x	2.21x	1.94x
NOI Debt Yield	11.2%	13.1%	14.8%	15.0%	13.2%
NCF Debt Yield	10.0%	11.8%	13.3%	13.5%	11.8%

(1)	Taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, which is based on the appraiser’s average tax estimate during the term of the loan. The mortgaged property is currently receiving tax benefits in the form of a payment-in-lieu-of-taxes (“PILOT”) program. The 10-year program began in 2010 and stipulates that the tax liability of the property is based solely on the assessed value of the land. The property is in year 6 of the PILOT program, with the most recent tax liability equal to $8,929. According to the appraisal, the property’s tax liability will remain the same until the final tax year of the schedule, which ends November 30, 2021, at which point the appraiser estimates the tax expense will increase to $520,711.

(2)	Ground rent for the Fairfield Inn & Suites Baltimore – White Marsh property was underwritten based on the average annual ground rent over the loan term of $177,710.

Escrows and Reserves. At origination, the AHIP Northeast Portfolio III Borrowers deposited in escrow (i) $518,238 for real estate taxes, (ii) $2,055,697 for the PIP renovations and (iii) $88,855 for Ground Rent payments at the Fairfield Inn & Suites Baltimore – White Marsh property. On a monthly basis, the AHIP Northeast Portfolio III Borrowers are required to deposit (i) $40,000 for real estate taxes and (ii) the monthly amount required for ground rent if a Trigger Period occurs or the AHIP Northeast III Borrowers fail to pay ground rent prior to the date it is due. Monthly deposits of 1/12 of the annual insurance premiums are currently waived so long as an acceptable blanket policy remains in place. Beginning with the payment date in July 2019, the greater of (i) 1/12th of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio III Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the FF&E.

The $2,055,697 PIP reserve includes $907,979 allocated to the Hampton Inn Baltimore – White Marsh property, $625,130 allocated to the Homewood Suites – Egg Harbor property, $355,370 to the Fairfield Inn & Suites Baltimore – White Marsh property, and $167,218 to the SpringHill Suites – Bellport property.

Lockbox and Cash Management. The AHIP Northeast Portfolio III Mortgage Loan provides for a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the AHIP Northeast Portfolio III Borrowers and the property managers are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period (defined below) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the AHIP Northeast Portfolio III Borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender.

A “Trigger Period” will comment upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.25x as of any calendar quarter; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Release of Property. The AHIP Northeast Portfolio III Borrowers may obtain the release of an individual property after the defeasance lockout expiration date in connection with a bona fide third-party sale of any of such individual property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio of the remaining properties is at least the greater of (x) 1.80x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan to value ratio of the remaining properties is no more than the lesser of (x) 59.9% and (y) the aggregate loan to value immediately prior to such release, provided, however, that the loan to value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining properties is 15.0% or higher and (iv) no event of default is continuing.

Terrorism Insurance. The AHIP Northeast Portfolio III Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic. Terrorism coverage is included with limits of $250,000,000 per occurrence.

Fairfield Inn & Suites Baltimore – White Marsh Ground Lease. The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with Cordon Fairfield Business Trust (an affiliate of Federal Realty Investment Trust), as ground lessor, dated as of October 16, 2006 and having a commencement date of April 1, 2007. The ground lease has a current expiration date of March 31, 2037, with four remaining five-year options to extend the term through March 31, 2057. Annual rent due under the ground lease is approximately $165,312.50 through March 31, 2022, and increases every five years to an amount equal to 115% of the ground rent payable in the immediately preceding lease year. The next rent increase will take place April 1, 2022. Ground rent was underwritten based on the average annual ground rent over the loan term of $177,710. The AHIP Northeast Portfolio III Borrowers have a one-time option to purchase the ground lessor’s fee interest for $1,857,310, which may be exercised by notice given no later than October 3, 2018, subject to the satisfaction of the conditions as set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

SpringHill Suites – Bellport Development Agency Lease.  The SpringHill Suites – Bellport property is subject to a lease and project agreement (the “IDA Lease”) between the Brookhaven Industrial Development Agency (the “Agency”), as lessor, and the related Borrower AHIP Northeast Portfolio III that expires on November 30, 2021. The IDA Lease (i) requires the payment of annual base rent equal to $1.00 plus a $1,000 annual compliance fee (due by January 1 of each year beginning in 2018) and (ii) permits the related borrower, as a payment-in-lieu-of-taxes, to pay an amount equal to the normal tax assessment on the land and improvements existing as of December 1, 2008 (approximately $8,929 per the appraiser). Upon the expiration or earlier termination of the IDA Lease, the SpringHill Suites – Bellport property will be reassessed (to include the new improvements) and it is anticipated that annual taxes commencing December 1, 2021 will be approximately $520,711 per the appraiser. Real estate taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, based on the appraiser’s average tax estimate during the term of the AHIP Northeast Portfolio III Mortgage Loan. In connection with the origination of the AHIP Northeast Portfolio III Mortgage Loan, the Agency granted a first priority lien on its fee interest in the SpringHill Suites – Bellport property to the lender. Upon termination of the IDA lease, the Agency is obligated to sell the SpringHill Suites – Bellport property to the applicable Borrower for a purchase price of $1.00, plus applicable fees, subject to the satisfaction of the certain conditions set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Various	Collateral Asset Summary – Loan No. 7 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,400,000 59.9% 1.94x 13.2%

Perry Hall
Carney
Parkville
White Marsh
Nottingham
BALTIMORE COUNTY
Rossville
Overlea
BALTIMORE
Middle River
Rosedale
Essex
Martin State Airport
PULASKI INDUSTRIAL AREA

Smithville
Galloway Township
Pomona
Atlantic City International Airport
Hamilton Township
Absecon
Absecon Bay
Egg Harbor Township
Pleasantville
Atlantic City
ATLANTIC COUNTY
Northfield
Lakes Bay
Linwood
Ventnor City
Margate City
Somers Point
Atlantic Ocean

AHIP Northeast Portfolio III

1	Fairfield Inn & Suites Baltimore - White Marsh	Baltimore, MD
2	Homewood Suites - Egg Harbor	Egg Harbor Township, NJ
3	SpringHill Suites - Bellport	Bellport, NY
4	Hampton Inn Baltimore - White Marsh	Baltimore, MD

Centereach
Coram
Middle Island
Ridge
Selden
Farmingville
Yaphank
Medford
Long Island Expwy
Holtsville
SUFFOLK COUNTY
Mastic
Long Island MacArthur Airport
Holbrook
North Patchogue
North Bellport
Shirley
Brookhaven
Mastic Beach
Sayville
Patchogue
East Patchogue
Bellport
Blue Point
Bayport
Sayville
Great South Bay
FIRE ISLAND NATIONAL SEASHORE
Fire Island
Atlantic Ocean

NEW YORK
PENNSYLVANIA
New York
NEW JERSEY
Philadelphia
MARYLAND
Baltimore
Atlantic City
Washington, DC
DEL.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GACC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/NR			Location:	Milpitas, CA 95035
				General Property Type:	Industrial
Original Balance:	$32,400,000			Detailed Property Type:	Flex
Cut-off Date Balance:	$32,359,632			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	1981 - 1985 / 2008
Loan Purpose:	Acquisition			Size:	180,086 SF
Borrower Sponsor:	Mounir Kardosh			Cut-off Date Balance per SF:	$180
Mortgage Rate:	4.3000%			Maturity Date Balance per SF:	$139
Note Date:	6/29/2017			Property Manager:	Nazareth Enterprises, Inc. (borrower-related)
First Payment Date:	8/6/2017
Maturity Date:	7/6/2027
Original Term to Maturity:	120 months
Original Amortization Term(1):	360 months for the first 5 years (300 months thereafter)
				Underwriting and Financial Information
IO Period:	0 months			UW NOI(4):	$3,044,087
Seasoning:	1 month			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	12.2%
Lockbox/Cash Mgmt Status(2):	Springing/Springing			UW NCF DSCR(1):	1.41x
Additional Debt Type:	N/A			Most Recent NOI(5):	$1,351,483 (3/31/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(5):	$1,307,096 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,198,109 (12/31/2015)
Reserves(3)				Most Recent Occupancy:	100.0% (8/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$289,292	$48,215	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$8,065	$4,032	N/A	Appraised Value (as of)(6):	$50,000,000 (5/22/2017)
Replacements:	$0	$2,251	$54,026	Cut-off Date LTV Ratio:	64.7%
TI/LC:	$0	$15,008	$720,344	Maturity Date LTV Ratio:	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,400,000	64.4%	Purchase Price:	$49,847,797	99.1%
Borrower Equity:	$17,911,071	35.6%	Reserves:	$297,357	0.6%
			Closing Costs:	$165,917	0.3%
Total Sources:	$50,311,071	100.0%	Total Uses:	$50,311,071	100.0%

(1)	The 510 Cottonwood Mortgage Loan amortizes based on a non-standard amortization schedule and the UW NCF DSCR is calculated based on the aggregate of the first 12 months of debt service payments beginning August 2022, which reflects a 300-month amortization schedule based on the original principal balance of $32,400,000. Based on the current 360-month amortization schedule, UW NCF DSCR is 1.55x and based on the average debt service payment over the term of the loan, the UW NCF DSCR is 1.48x. See “Annex F-510 Cottonwood Amortization Schedule” in the Preliminary Prospectus.

(2)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes full credit for the first rent step on July 1, 2018 ($81,039), and a straight line average of all subsequent rent steps through the lease term ($484,165), which expires June 30, 2027 for Abbott Medical Optics, a subsidiary of Johnson & Johnson.

(5)	The decrease in Most Recent NOI and 2nd Most Recent NOI was due to free rent provided to the sole tenant, Abbott Medical Optics, after the tenant executed a lease amendment extending its lease to June 30, 2027.

(6)	The appraisal concluded a hypothetical “dark value” of $37,300,000 for the 510 Cottonwood Property.

The Mortgage Loan. The eighth largest mortgage loan (the “510 Cottonwood Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,400,000 and secured by a fee mortgage encumbering a 180,086 SF industrial flex property located in Milpitas, California (the “510 Cottonwood Property”). The proceeds of the 510 Cottonwood Mortgage Loan, along with approximately $17,911,071 of borrower equity were used to purchase the 510 Cottonwood Property, fund upfront reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Cottonwood Drive, LLC (the “510 Cottonwood Borrower”), a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor of the 510 Cottonwood Mortgage Loan is Mounir Kardosh.

Mr. Kardosh, a real estate investor and developer with nearly 50 years of experience across all facets of real estate ownership and operations, is the founder and CEO of Nazareth Enterprises, a commercial and residential real estate developer founded in 1976 and based in San Mateo, CA. For more information, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

The Property. The 510 Cottonwood Property is a 180,086 SF industrial flex building comprised of (i) approximately 50.0% office, research and development space, (ii) approximately 35.0% production and lab space and (iii) approximately 15.0% temperature controlled warehouse space. The office space is improved with a ground floor lobby, perimeter private offices and conference rooms, as well as open floor plan offices. The production areas and labs are improved with dropped ceiling, power drops and vinyl floor tiles. The first floor includes a customer demonstration room, a fitness room and an employee cafeteria. The second floor is predominately improved with open office areas, interior private offices and conference rooms as well as some dry labs. Ceiling heights are approximately nine feet in finished spaces and 28 feet in warehouse areas. The 510 Cottonwood Property also has two dock areas located on the southeast and southwest corners of the building. The 510 Cottonwood Property features approximately 695 surface parking spaces for a parking ratio of 3.86 spaces per 1,000 SF.

The 510 Cottonwood Property was originally built in 1981, expanded in 1985 and underwent a major renovation from 2007 to 2008, as Abbott Medical Optics began its lease for 100.0% of the 510 Cottonwood Property. At lease commencement in July 2007, Abbott Medical Optics and prior ownership invested a reported $16.0 million ($88.85 PSF), $11.5 million of which was contributed by Abbott Medical Optics, into the 510 Cottonwood Property. The renovation consisted of updating the entire building interior, including restroom cores, electrical and plumbing, adding an elevator, replacing roofs and air handlers. Additionally, the facilities have been FDA approved for the development and manufacturing of laser eye and cataract surgical products, which is a multi-year process and required a specialized build-out of the 510 Cottonwood Property.

Major Tenant.

Abbott Medical Optics (180,086 SF, 100.0% of NRA, 100.0% of underwritten rent). Abbott Medical Optics products and services address a wide range of vision disorders and meet the needs of patients who seek freedom from the limitations of eyeglasses. Abbott Medical Optics offers a wide range of refractive technologies for patients with myopia (nearsightedness), hyperopia (farsightedness) and astigmatism (condition that causes blurred vision), presbyopia (diminished ability to focus on near objects) cataract, spherical aberration (difficulty focusing) and corneal health. Abbott Medical Optic’s programs and systems help eye care professionals address vision care challenges and master refractive technologies. Products in the ophthalmic surgical line include intraocular lenses, laser vision correction systems, phacoemulsification systems, viscoelastic, microkeratomes and related products used in cataract and refractive surgery. Abbott Medical Optics employs approximately 4,200 worldwide, has operations in 24 countries and markets products in approximately 60 countries. In the first quarter of 2017, Johnson & Johnson Vision Care, Inc. (“Johnson & Johnson”, rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) acquired Abbott Medical Optics for approximately $4.3 billion. Johnson & Johnson provides a partial guaranty for the lease at the 510 Cottonwood Property. The guarantor’s liability under the partial guaranty of the lease is capped and decreases each year per a schedule attached to the lease guaranty. As of December 2016, prior to the sale to Johnson & Johnson, Abbott Medical Optics reported net sales of approximately $1.0 billion and income before taxes of approximately $20.0 million.

The following table presents certain information relating to the lease at the 510 Cottonwood Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenants
Abbott Medical Optics(3)	AAA/Aaa/AAA	180,086	100.0%	$2,701,290	100.0%	$15.00	6/30/2027
Subtotal/Wtd. Avg.		180,086	100.0%	$2,701,290	100.0%	$15.00
Vacant Space		0	0.0%	$0.00	0.0%	$0.00
Total/Wtd. Avg.		180,086	100.0%	$2,701,290	100.0%	$15.00

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Abbott Medical Optics has one, five-year renewal option upon notice no more than 15 months and no less than nine months prior to the lease expiration date of June 30, 2027, provided the tenant occupies at least two-thirds of the 510 Cottonwood Property net rentable area. The tenant does not have any termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

The following table presents certain information relating to the lease rollover schedule at the 510 Cottonwood Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	180,086	100.0%	100.0%	$15.00	$2,701,290	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	180,086	100.0%		$15.00	$2,701,290	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 510 Cottonwood Property is located within Silicon Valley in Milpitas, California, approximately 6.4 miles north of the San Jose central business district and approximately 46.5 miles southeast of the San Francisco central business district. The local area consists predominantly of office and research and development (“R&D”) facilities built in the 1980’s to the very early-2000’s. The majority of the construction consists of one and two-story, concrete tilt-up buildings. Notable occupants in the immediate area include: A24 Solar, Aperto Networks, Asante Solutions, Cordis, Creation Technologies, CSR, KEMET Electronics Corporation, Larson Automation, Quanta and Spectra Laboratories. According to the appraisal, Silicon Valley’s economy is one of the strongest metropolitan areas in the nation, aided by high-value-added technology services, rising payrolls, and healthy consumer confidence. Though San Jose’s expansion is moderating, job and income growth is still expected to outpace the national average, and tech and bio-tech is the main reason.

The 510 Cottonwood Property is located in western Milpitas, California approximately 4.0 miles from the Milpitas central business district. The local area boundaries are generally defined as State Highway 237 to the north, Montague Expressway to the south, Interstate 880 to the east, and Coyote Creek to the west. The 510 Cottonwood Property features access to the surrounding region via Interstate 880, U.S. Highway 101 and State Highway 237. Interstate 880 is located just east of the 510 Cottonwood Property and runs the length of the San Francisco East Bay providing access from San Jose to Oakland. McCarthy Boulevard provides the primary north south access through the Milpitas area. McCarthy Boulevard runs from State Highway 237 southerly through the area and intersects Montague Expressway at the Milpitas southerly city limits. East Tasman Drive and Montague Expressway are the primary east to west arterials and provide access from North First Street in San Jose easterly intersecting with Interstate 880.

According to a third party market research report, the 510 Cottonwood Property is located in the Milpitas R&D submarket of Silicon Valley. The Silicon Valley R&D submarket vacancy rate decreased slightly during the first quarter of 2017 to 10.2%, down from 10.3% in fourth quarter of 2016. Net absorption rebounded this quarter with positive 371,568 SF. The average asking rent for R&D space in Silicon Valley is currently $25.08 PSF NNN annually, an increase from $23.64 PSF one year prior.

As of the first quarter of 2017, the Milpitas R&D Submarket had an inventory of approximately 12.9 million SF with a vacancy rate of 12.5%. Net absorption has been positive at 46,917 SF. The overall average asking rent is $19.80 PSF NNN annually, which puts the 510 Cottonwood Property 24.2% below market rent. The third party market research report also noted no new construction in the pipeline within the submarket.

The following table presents recent leasing data at competitive office buildings with respect to the 510 Cottonwood Property:

Competitive Office Lease Summary
Property Name/Address	Year Built / Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
673 S. Milpitas Boulevard	1986	44,550	SEMI	44,550	Jul-16	10	$17.88	NNN
601 McCarthy Boulevard	1998	189,481	Fire Eye	189,481	Aug-16	10	$28.20	NNN
698 Gibraltar Court	1986	55,296	LI Rising Enviro Tech, LLC	55,296	Feb-17	7	$17.76	NNN
McCarthy Center	2001	62,874	Kohl’s Department Stores	62,874	Apr-17	5	$16.20	NNN
Alviso Technology Park	1997	55,976	Hypergrid	55,976	May-17	10	$20.40	NNN

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 510 Cottonwood Property:

Cash Flow Analysis
	2013	2014	2015	2016(1)	3/31/2017 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	$1,815,267	$1,988,149	$2,161,032	$1,658,592	$1,701,813	$3,266,494	$18.14
Total Recoveries	$408,299	$466,731	$425,081	$425,565	$427,033	$715,761	$3.97
Total Other Income	$95,977	$95,977	$95,977	$120,604	$126,060	$0	$0.00
Less Vacancy & Credit Loss(3)	$0	$0	$0	($431,870)	($431,870)	($199,113)	($1.11)
Effective Gross Income	$2,319,543	$2,550,857	$2,682,090	$1,772,890	$1,823,036	$3,783,142	$21.01
Total Operating Expenses	$459,910	$523,375	$483,981	$465,794	$471,553	$739,055	$4.10
Net Operating Income	$1,859,633	$2,027,482	$2,198,109	$1,307,096	$1,351,483	$3,044,087	$16.90
Capital Expenditures	$0	$0	$0	$0	$0	$27,013	$0.15
TI/LC	$0	$0	$0	$0	$0	$28,265	$0.16
Net Cash Flow	$1,859,633	$2,027,482	$2,198,109	$1,307,096	$1,351,483	$2,988,809	$16.60

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR(4)	0.88x	0.96x	1.04x	0.62x	0.64x	1.44x
NCF DSCR(4)	0.88x	0.96x	1.04x	0.62x	0.64x	1.41x
NOI Debt Yield	5.7%	6.3%	6.8%	4.0%	4.2%	9.4%
NCF Debt Yield	5.7%	6.3%	6.8%	4.0%	4.2%	9.2%

(1)	The decrease in 2016 and 3/31/2017 TTM Net Operating Income was due to free rent provided to the sole tenant, Abbott Medical Optics, after the tenant executed a lease amendment extending its lease to June 30, 2027. In addition, the current Abbott Medical Optics base rent of $15.00 PSF is approximately 24.2% below the overall average submarket asking rent of $19.80 PSF NNN annually.

(2)	UW Net Operating Income includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes full credit for the first rent step on July 1, 2018 ($81,039), and a straight line average of all subsequent rent steps through the lease term ($484,165), and which expires in June 30, 2027. Abbott Medical Optics is a subsidiary of Johnson & Johnson.

(3)	Vacancy underwritten to 5.0%. The 510 Cottonwood Property is 100.0% occupied as of August 1, 2017.

(4)	The 510 Cottonwood Mortgage Loan amortizes based on a non-standard amortization schedule and the NOI DSCR and NCF DSCR for each year are based on the aggregate of the first 12 months of debt service payments beginning August 2022, which reflects a 300-month amortization schedule based on the original principal balance of $32,400,000. Based on the current 360-month amortization schedule, UW NOI DSCR and UW NCF DSCR are 1.58x and 1.55x, respectively, and based on the average debt service payment over the term of the 510 Cottonwood Mortgage Loan, the UW NOI DSCR and NCF DSCR are 1.51x and 1.48x, respectively. See “Annex F-510 Cottonwood Amortization Schedule” in the Preliminary Prospectus.

Escrows and Reserves. The 510 Cottonwood Borrower deposited in escrow $289,292 into a tax reserve account and $8,065 into an insurance reserve account at loan origination and is required to escrow monthly (i) $48,215 into a tax reserve account, (ii) $15,008 for tenant improvements and leasing commissions, subject to a reserve cap of $720,344, (iii) 4,032 into an insurance reserve account and (iv) 2,251 for annual capital expenditures, subject to a reserve cap of $54,026. On each monthly payment during a Lease Sweep Period (as defined below), all excess cash is required to be deposited in the lease sweep reserve.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) upon the earlier to occur of (a) the date that is eighteen (18) months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms) or (b) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the date on which the 510 Cottonwood Borrower or property manager receives notice from a tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate its lease, (iii) the tenant under a Lease Sweep Lease discontinuing its business at the premises, goes dark or gives notice that it intends to discontinue its business at the 510 Cottonwood Property, (iv) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant thereunder; or (v) the occurrence of an insolvency proceeding with respect to a tenant under a Lease Sweep Lease.

A “Lease Sweep Lease” means (i) the Abbott Medical Optics Lease or (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable space under the Lease Sweep Lease.

Lockbox and Cash Management. At origination, the 510 Cottonwood Borrower entered into a clearing account agreement with a financial institution acceptable to the lender, pursuant to which from and after the first occurrence of a Lockbox Trigger Event (defined below), a lockbox and clearing account controlled by the lender (the “Clearing Account”) is required to be established by the 510 Cottonwood Borrower with such financial institution, into which all rents, revenues and receipts from the 510 Cottonwood Property are required to be deposited directly by the tenants. In connection with the foregoing, at origination, the 510 Cottonwood Borrower (i) executed account opening documentation required by the Clearing Account financial institution in order to establish the Clearing Account and (ii) executed letters directing the tenant under the Lease Sweep Lease to deposit all sums due under their leases directly into the Clearing Account to be held in escrow pending the occurrence of a Lockbox Trigger Event. All funds in the lockbox accounts are required to be swept on each business day into the 510 Cottonwood Borrower’s operating account, unless a Cash Management Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept on each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Any excess cash flow is required to be retained by the lender as additional collateral for the 510 Cottonwood Mortgage Loan.

A “Lockbox Trigger Event” will commence (i) upon the continuation of an event of default, (ii) as of the last day of each calendar quarter, the debt service coverage ratio is less than 1.15x, (iii) the date that is twenty-one (21) month prior to the earliest stated expiration of a Lease Sweep Lease unless prior to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

such date the tenant under a Lease Sweep Lease exercises its renewal or extension option with respect to all of its space, (iv) the commencement of a Lease Sweep Period.

A “Cash Management Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) if, as of the last day of each calendar quarter, the debt service coverage ratio is less than 1.15x, or (iii) upon the commencement of a Lease Sweep Period.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Environmental Matters. The Phase I environmental report dated May 25, 2017 recommended no further action at the 510 Cottonwood Property.

Terrorism Insurance. The 510 Cottonwood Mortgage Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $2,000,000 in the aggregate. Terrorism coverage is required to be included in the property insurance policy, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

510 Cottonwood Drive Milpitas, California 95035	Collateral Asset Summary – Loan No. 8 510 Cottonwood	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,359,632 64.7% 1.41x 9.4%

510 Cottonwood
510 Cottonwood Drive
Milpitas, CA 95035
FREMONT
ALAMEDA COUNTY
Ed Levin County Park
Oakland Intl. Airport 25 miles
Summitpointe Golf Club
Spring Valley Golf Course
Milpitas
River Oaks
SANTA CLARA
SAN JOSE
SANTA CLARA COUNTY
Northside
San Francisco Intl. Airport 29 miles
San Jose International Airport
Downtown San Jose 1 mile
Sinclair Fwy
Nimitz Fwy
South Bay Fwy
Bayshore Fwy
Guadalupe Fwy
Montague Expwy.
Central Expwy.
San Tomas Expwy
El Camino Real
BART (Under Construction)
Dixon Landing Rd.
Milpitas Blvd.
Jacklin Rd.
Evans Rd.
Calaveras Blvd.
Yosemite Dr.
Abel St.
Main St.
Landess Ave.
Piedmont Rd.
Cropley Ave.
Hostetter Rd.
Morrill Ave.
Trade Zone Blvd.
Lundy Ave.
Oakland Rd.
McCarthy Blvd.
River Oaks Pkwy.
N. 1st St.
Zanker Rd.
Grand Blvd.
Lick Mill Blvd.
Lafayette St.
Agnew Rd.
Trimble Rd.
Charcot Ave.
Walsh Ave.
De La Cruz Blvd.
Scott Blvd.
Bellomy St.
Berryessa Rd.
Mabury Rd.
McKee Rd.
Alum Rock Ave.
Sierra Rd.
Gish Rd.
Hedding St.
Taylor St.
Julian St.
N. 7th St.
N. 10th St.
N. 13th St.
N. 17th St.
Beresford Shopping Center
Milpitas Town Center
McCarthy Ranch
Calaveras Plaza
Milpitas Square
Great Mall
Northwood Square
MILPITAS (Opens December 2017)
BERRYESSA (Opens 2018)
BART Silicon Valley Extension (Future Phase)
ALUM ROCK (Planned)
SANTA CLARA (Planned)
BART Extension (Future Phase)
Cataldi Park
San Jose Mun. Golf Course
The San Jose Flea Market
Overfelt Gardens Park
Watson Park
Santa Clara Golf & Tennis Club
Levi's Stadium
California's Great America
Santa Clara University
Santa Clara Town Center
Samsung
Maximum Integrated
Sun Power
Cisco
SK Hynix
Broadcom
Cadence Design Systems
Oracle
Qualcomm
Intel
Cavium
eBay
PayPal
Bay 101 Casino
Sony
Supermicro
North Park Plaza
VTA
VTA LIGHT RAIL
CALTRAIN
Baypointe
Champion
Lick Mill
Tasman
Great America
River Oaks
Orchard
Bonaventura
Component
Karina
Metro/Airport
Gish
Civic Center
Japantown/Ayer Station
I-880/Milpitas
Great Mall/Main
Montague
Cropley
Hostetter
Berryessa
Penitencia Creek
237
680
880
101
87
82
SAN FRANCISCO
OAKLAND
SAN JOSE
Pacific Ocean
Richmond
Concord
Berkeley
Corte Madera
Mill Valley
Sausalito
Pleasant Hill
Walnut Creek
Antioch
Lafayette
Alamo
Danville
San Ramon
Alameda
Castro Valley
Dublin
Livermore
Pleasanton
Hayward
Union City
Fremont
Newark
Daly City
Pacifica
Millbrae
San Mateo
Hillsborough
Belmont
Redwood City
Half Moon Bay
Woodside
Palo Alto
Mtn. View
Moffett Federal Airfield
Milpitas
Portola Valley
Sunnyvale
Santa Clara
Cupertino
Saratoga
Los Gatos
San Francisco Intl. Airport
Oakland Intl. Airport
San Jose Intl. Airport
San Francisco Bay
CONTRA COSTA COUNTY
ALAMEDA COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY
GOLDEN GATE NATL. REC. AREA
Briones Reg. Park
East Bay Reg. Park
Mt. Diablo State Park
Anthony Chabot Reg. Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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105

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	BBB-/BBB/[ ]/NR			Location:	New York, NY 10167
				General Property Type:	Office
Original Balance(2):	$32,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$32,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	1965/2006
Loan Purpose:	Acquisition			Size(4):	1,779,515 SF
Borrower Sponsor:	HNA Group			Cut-off Date Balance PSF(2)(4):	$607
Mortgage Rate:	3.6694%			Maturity Date Balance PSF(2)(4):	$607
Note Date:	5/5/2017			Property Manager:	Brookfield Properties Management LLC
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI(7):	$115,307,942
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(3):	10.7%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(2):	10.7%
Additional Debt Balance(3):	$1,048,000,000/$120,000,000/$568,000,000			UW NCF DSCR(2):	2.73x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$107,676,674 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$106,715,962 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$102,667,705 (12/31/2015)
RE Tax:	$0	$3,878,518	N/A	Most Recent Occupancy(4)(7):	91.2% (2/28/2017)
Insurance:	$227,000	$113,500	N/A	2nd Most Recent Occupancy:	95.0% (12/31/2016)
Replacements:	$47,738	$47,738	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2015)
TI/LC	$0	Springing	N/A	Appraised Value (as of):	$2,210,000,000 (4/1/2017)
Outstanding TI/LC:	$10,298,441	$0	N/A	Cut-off Date LTV Ratio(2):	48.9%
Free Rent:	$1,133,167	$0	N/A	Maturity Date LTV Ratio(2):	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$1,200,000,000	52.4%	Purchase Price:	$2,210,000,000	96.4%
Mezzanine Loan:	$568,000,000	24.8%	Reserves:	$11,706,346	0.5%
Borrower Equity:	$524,062,579	22.9%	Closing Costs:	$70,356,233	3.1%
Total Sources:	$2,292,062,579	100.0%	Total Uses:	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by Société Générale, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, and Deutsche Bank AG.

(2)	The 245 Park Avenue Mortgage Loan (as defined below) is part of the 245 Park Avenue Whole Loan (as defined below), which is comprised of 20 pari passu promissory notes with an aggregate original principal balance of $1.08 billion and five pari passu subordinate notes with an aggregate original principal balance of $120 million. The 245 Park Avenue Whole Loan is accompanied by the 245 Park Avenue Mezzanine Loans (as defined below) with an outstanding aggregate principal balance of $568 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 245 Park Avenue Whole Loan are $674, $674, 9.6%, 9.6%, 2.45x, 54.3% and 54.3%, respectively.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	Based on remeasured net rentable area (“NRA”) of 1,779,515 SF in accordance with current Real Estate Board of New York standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 SF as leased.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in 2016 NOI from 2015 NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent PSF from approximately $72.69 to approximately $74.66 PSF. The increase in UW NOI from TTM NOI is primarily due to the inclusion of underwritten rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average over the loan term of the JPMorgan Chase Bank base rent of $61.50 PSF to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 PSF on a remeasured square footage that is 30,831 SF higher than the current JPMorgan Chase Bank NRA through the remainder of the loan term.

(7)	Most Recent Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

The Mortgage Loan. The ninth largest mortgage loan is part of a whole loan (the “245 Park Avenue Whole Loan”) secured by a first priority fee mortgage encumbering a 44-story, remeasured 1,779,515 SF Class A office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Whole Loan consists of (i) a senior loan, comprised of 20 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion (one of which, Note A-2-D-1, with an aggregate outstanding principal balance as of the Cut-off Date of $32.0 million, will be contributed to the UBS 2017-C2 Trust, (the “245 Park Avenue Mortgage Loan”). The remaining 19 notes (collectively, the “245 Park Avenue Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $1.048 billion and (ii) a subordinate companion loan, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loan”), each as described below. The controlling senior Note A-1-A (along with four other senior notes within the 245 Park Avenue Pari Passu Companion Loan and the 245 Park Avenue Subordinate Companion Loan) was contributed to the 245 Park Avenue Trust 2017-245P, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). The lender provides no assurances that any non-securitized notes will not be split further.

The 245 Park Avenue Whole Loan has a 10-year term and will be interest-only for the term of the loan. The 245 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 245 Park Avenue Whole Loan matures on June 1, 2027. The proceeds of the 245 Park Avenue Whole Loan, along with three mezzanine loans, with an aggregate principal balance as of the Cut-off Date of $568,000,000 (the “245 Park Avenue Mezzanine Loans”), and $524,062,579 of borrower sponsor equity were used to acquire the 245 Park Avenue Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue South Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

The Borrower and the Borrower Sponsor. The borrower is 245 Park Avenue Property LLC (the “245 Park Avenue Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 245 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA’s finance division focuses on leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA’s real estate focuses on the development and management of central business district and urban real estate assets. As of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA’s United States commercial real estate assets include 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

The Property. Built in 1965, the 245 Park Avenue Property is an approximately remeasured 1,779,515 SF, Class A trophy office building located between 46th to 47th Streets on Park Avenue and extending to Lexington Avenue within Midtown Manhattan. The 245 Park Avenue Property consists of 44 stories with 42 office levels, 57,799 SF of retail space and 1,580 SF of lobby space. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property also features access to the B, D, E, F, M, N, Q and R subway lines. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured NRA and has demonstrated average occupancy of 95.0% from 2007 to 2016. As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants including, among others, Société Générale (33.3% of remeasured NRA, rated A2/A by Moody’s and S&P), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) (13.4% of remeasured NRA, rated Aa3/A+/AA- by Moody’s, S&P and Fitch) and Rabobank (6.3% of remeasured NRA, rated Aa2/A+/AA- by Moody’s, S&P and Fitch). The 245 Park Avenue Property is located within walking distance of 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

Columbus Circle, and eleven different subway lines that collectively afford the 245 Park Avenue Property mass transit access to the five boroughs and the Tri-State area.

Major Tenants.

Société Générale (593,344 SF, 33.3% of NRA, 27.4% of underwritten rent). Established in 1864, Société Générale (rated A2/A by Moody’s and S&P) is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 12 floors (33.3% of the remeasured NRA through October 2032). In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue Property for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. As of December 31, 2016, Société Générale operates in 66 countries, employing 145,700 people and servicing approximately 31 million customers worldwide.

JPMorgan Chase Bank, National Association (237,781 SF, 13.4% of NRA, 9.4% of underwritten rent). JPMorgan Chase Bank (rated Aa3/A+/AA- by Moody’s, S&P and Fitch) is the second largest tenant at the 245 Park Avenue Property leasing 13.4% of the remeasured NRA through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States and operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property.

Major League Baseball (224,477 SF, 12.6% of NRA, 21.8% of underwritten rent). The third largest tenant, Major League Baseball (“MLB”), is a professional baseball league in North America and currently headquartered at the 245 Park Avenue Property. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

The following table presents certain information relating to the leases at the 245 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(4)	Lease Expiration
Tenants
Société Générale(5)(6)	A2/A/NA	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3/A+/AA-	237,781	13.4%	$11,817,255	9.4%	$52.42	10/31/2022
MLB(8)	NA/NA/NA	224,477	12.6%	$27,515,096	21.8%	$124.75	10/31/2022
Angelo Gordon	NA/NA/NA	113,408	6.4%	$9,185,805	7.3%	$81.00	5/31/2026
Rabobank	Aa2/A+/AA-	112,662	6.3%	$15,132,666	12.0%	$138.00	9/30/2026
Ares Capital	NA/BBB+/BBB+	97,101	5.5%	$8,231,410	6.5%	$83.91	5/31/2026
HNA Capital US LLC(9)	NA/NA/NA	38,382	2.2%	$2,840,342	2.3%	$74.00	1/31/2026
Regus Business Centre	NA/NA/NA	38,383	2.2%	$3,224,088	2.6%	$84.00	9/30/2021
WisdomTree Investments(10)	NA/NA/NA	37,924	2.1%	$2,768,379	2.2%	$73.00	8/31/2029
The Norinchukin Bank	A1/A/NA	37,342	2.1%	$3,598,254	2.9%	$99.00	3/31/2022
Subtotal/Wtd. Avg.		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Remaining Tenants(8)		92,138	5.2%	$7,279,865	5.8%	$81.31
Vacant Space		156,573	8.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$73.19

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515.

(4)	Based on 1,723,993 contractual SF.

(5)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the 245 Park Avenue Borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the 245 Park Avenue Borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	2	13,352	0.8%	0.8%	$96.02	$1,282,100	1.0%	1.0%
2019	0	0	0.0%	0.8%	$0.00	$0	0.0%	1.0%
2020	1	22,502	1.3%	2.1%	$70.99	$1,597,404	1.3%	2.3%
2021	1	38,382	2.2%	4.3%	$84.00	$3,224,088	2.6%	4.8%
2022(4)	6	505,781	29.3%	33.6%	$89.01	$45,017,995	35.7%	40.5%
2023	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2024	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2025	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2026	6	376,592	21.8%	55.5%	$97.63	$36,765,311	29.1%	69.7%
2027	1	10,538	0.6%	56.1%	$89.00	$937,882	0.7%	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0%	91.1%	$61.95	$37,352,719	29.6%	100.0%
Vacant	0	153,915	8.9%	100.0%	$0.00	$0	0.0%
Total/Wtd. Avg.	19	1,723,993	100.0%		$73.19	$126,177,500	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual SF.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is 2032 and reflected as 2028 & Beyond in the table above.

(5)	2028 & Beyond includes 2,661 SF of building office space.

The Market. The 245 Park Avenue Property is situated on the entire block bounded by Park Avenue, Lexington Avenue, East 46th Street and East 47th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s most well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central, Fifth Avenue, St. Patrick’s Cathedral, Rockefeller Center, and is in short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is made accessible by the presence of several transportation hubs contributing to the appeal for a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 245 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Station and other amenities. According to the appraisal, as of the fourth quarter of 2016, the overall Midtown Manhattan Class A office market had approximately 184.3 million SF of office inventory, direct weighted average Class A asking rents of $87.14 PSF and a vacancy rate of 8.7%. According to the appraisal, as of the fourth quarter of 2016, the Park Avenue Class A office submarket had approximately 21.8 million SF of office inventory, direct weighted average asking rents of $102.15 PSF and a direct vacancy rate of 7.8%. The Park Avenue Class A office submarket commands rents approximately 15% higher than the Midtown Manhattan Class A office market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 PSF to $125.00 PSF which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 PSF is approximately $14.58 PSF lower than the appraisals concluded weighted average in place market rent of $95.30 PSF.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	TTM(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2017, is based on remeasured NRA of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF(1)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19
Vacant Income	$0	$0	$0	$0	16,425,575	$9.53
Rent Steps	$0	$0	$0	$0	10,341,838	$6.00
Gross Potential Rent(2)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72
Total Reimbursements(3)	$31,667,499	$34,635,748	$37,032,022	$37,903,249	40,918,609	$23.73
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45
Less Vacancy & Credit Loss	$0	$0	$0	$0	(16,425,575)	($9.53)
Other Income(4)	$488,183	$704,333	$1,901,893	$1,888,513	318,732	$0.18
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11
Total Operating Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22
Net Operating Income(5)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88
Capital Expenditures	$0	$0	$0	$0	$551,678	$0.32
TI/LC	$0	$0	$0	$0	$5,191,362	$3.01
Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55

Occupancy %	93.6%	93.6%	95.0%	90.7%	90.7%
NOI DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.87x
NCF DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.73x
NOI Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	Based on 1,723,993 contractual SF.

(2)	The increase in Underwritten Gross Potential Rent from TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.

(3)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(4)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(5)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 to approximately $72.69 PSF.

(6)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans.

Escrows and Reserves. The 245 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $227,000 for insurance premiums, $47,738 for replacement reserves, $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. In lieu of depositing any reserve amounts required under the loan documents in cash, the 245 Park Avenue Borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender. The loan documents also provide for ongoing monthly escrows of $3,878,518 for real estate taxes, $113,500 for insurance premiums, and $47,738 for replacement reserves. Commencing on May 1, 2025 and continuing on a monthly basis, the 245 Park Avenue Borrower is required to deposit $446,775 per month with the lender for costs related to tenant improvements and leasing commissions. The 245 Park Avenue Borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the 245 Park Avenue Borrower and property manager to cause all rents to be paid directly by tenants into a clearing account maintained by the 245 Park Avenue Borrower at a local bank selected by the 245 Park Avenue Borrower, which is required at all times to be an eligible institution (as defined in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

loan documents). All funds in the lockbox account are required to be swept within one business day into the 245 Park Avenue Borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the 245 Park Avenue Mezzanine Loans, (b) the bankruptcy or insolvency of the 245 Park Avenue Borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lenders’ interests), (c) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and 245 Park Avenue Mezzanine Loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 PSF with respect to the space leased by MLB) (a “Tenant Trigger Event”). A Cash Sweep Event will end upon (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the 245 Park Avenue Borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and the 245 Park Avenue Mezzanine Loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the 245 Park Avenue Borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the 245 Park Avenue Borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the 245 Park Avenue Borrower.

A “DSCR Cure” will commence upon the 245 Park Avenue Borrower delivering to the lenders a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each 245 Park Avenue Mezzanine Loans, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; provided that no Cash Sweep Event resulting from a separate event has occurred which has not been cured; further that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the 245 Park Avenue Borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the 245 Park Avenue Borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow has been deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Additional Secured Indebtedness (not including trade debts). In addition to the 245 Park Avenue Mortgage Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Pari Passu Companion Loans and 245 Park Avenue Subordinate Companion Loan. The 245 Park Avenue Whole Loan are comprised of 20 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion The 245 Park Avenue Subordinate Companion Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The controlling senior Note A-1-A (along with 4 other senior notes within the 245 Park Avenue Whole Loan and the 245 Park Avenue Subordinate Companion Loan) was contributed to the 245 Park Avenue Trust 2017-245P transaction, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. In addition to the 245 Park Avenue Whole Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Mezzanine Loans. The 245 Park Avenue Mezzanine Loans consists of three mezzanine loans with an aggregate outstanding principal balance $568.0 million. Mezzanine loan A has a principal balance of $236.5 million; mezzanine loan B has a principal balance of $221.0 million; and mezzanine loan C has a principal balance of a $110.5 million. The coupons are 5.0000%, 5.7000% and 6.8500%, respectively. The 245 Park Mezzanine Loans are interest-only for their full terms and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loan and 245 Park Mezzanine Loans, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the 245 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property. The loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 9 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 48.9% 2.73x 10.7%

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Midtown
Upper East Side
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East Green
Heckscher Playground
Wollman Rink
The Dairy
Central Park Zoo
The Pond
Central Park South
East River
UNITED NATIONS HEADQUARTERS
QUEENS MIDTOWN TUNNEL
FDR Drive
LONG ISLAND RAILROAD
METRO NORTH
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
JPMorgan Chase Tower
Morgan Stanley Building
News Corp. Building
485 Lexington
747 Third Avenue
Japan Society
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Grand Central Terminal
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Chrysler Building
Daily News
Bryant Park
New York Public Library
New York Times Building
HSBC Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
Manhattan Mall
Madison Square Garden
Penn Station
NYU Medical Center
FERRY TO LONG ISLAND CITY
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
W. 57th St.
E. 56th St.
E. 55th St.
W. 55th St.
E. 54th St.
E. 53rd St.
W. 53rd St.
E. 52nd St.
W. 52nd St.
E. 51st St.
E. 50th St.
W. 50th St.
E. 49th St.
W. 49th St.
E. 48th St.
W. 48th St.
E. 47th St.
W. 47th St.
E. 46th St.
W. 46th St.
E. 45th St.
W. 45th St.
E. 44th St.
W. 44th St.
E. 43rd St.
W. 43rd St.
E. 42nd St.
W. 42nd St.
E. 41st St.
E. 40th St.
W. 40th St.
E. 39th St.
W. 39th St.
E. 38th St.
W. 38th St.
E. 37th St.
W. 37th St.
E. 36th St.
W. 36th St.
E. 35th St.
W. 35th St.
E. 34th St.
W. 34th St.
E. 33rd St.
W. 33rd St.
E. 32nd St.
W. 32nd St.
E. 31st St.
W. 31st St.
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
BRYANT PARK
5TH AVE
HERALD SQUARE
PENN STATION
33RD ST/ LEXINGTON
495
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
Williamsburg
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

(THIS PAGE INTENTIONALLY LEFT BLANK)

115

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/A-			Location:	Various, CA
				General Property Type:	Retail
Original Balance(1):	$32,000,000			Detailed Property Type:	Single Tenant
Cut-off Date Balance(1):	$32,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	1,733,239 SF
Borrower Sponsor:	Standiford Partners, LLC			Cut-off Date Balance per SF(1):	$80
Mortgage Rate(2):	4.4153758%			Maturity Date Balance per SF(1):	$80
Note Date:	5/16/2017			Property Manager:	SMS Management Company (borrower-related)
First Payment Date:	7/6/2017
Maturity Date:	6/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (6); YM1 (107); O (7)			UW NOI:	$19,928,276
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	14.4%
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Balance(1)(4):	$106,000,000/$31,576,938			UW NCF DSCR(1):	3.02x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(6):	N/A
Reserves(5)				2nd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	N/A
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	100.0% (6/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$361,740,000 (Various)
Deferred Maintenance:	$746,551	$0	N/A	Cut-off Date LTV Ratio(1):	38.1%
Other:	$369,436	Springing	N/A	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	100.0%	Loan Payoff:	$160,241,288	94.3%
			Reserves:	$1,115,987	0.7%
			Closing Costs:	$2,425,984	1.4%
			Return of Equity:	$6,216,741	3.7%
Total Sources:	$170,000,000	100.0%	Total Uses:	$170,000,000	100.0%

(1)	The Save Mart Portfolio Mortgage Loan is part of the Save Mart Portfolio Whole Loan, which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $138,000,000 and one subordinate promissory note with an original principal balance of $32,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Save Mart Portfolio Senior Loan, without regard to the Save Mart Portfolio Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $169,576,938 Save Mart Portfolio Whole Loan are $98, $80, 11.8%, 14.4%, 1.79x, 46.9% and 38.1%, respectively. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(2)	The interest rate of 4.4153758% represents the interest rate for the Save Mart Portfolio Senior Loan only. The Save Mart Portfolio Subordinate Companion Loan accrues interest at an average interest rate of 5.1618150% from the first payment date after the Cut-off Date, September 6, 2017, through the 12th payment date following the Cut-off Date. The Save Mart Portfolio Subordinate Companion Loan interest rate varies according to a fixed schedule.

(3)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements. The Save Mart Portfolio Whole Loan can be prepaid with yield maintenance on or after the later to occur of (i) January 6, 2018 and (ii) the first monthly payment date following the final securitization of the Save Mart Portfolio Whole Loan, provided, however, that if the Save Mart Portfolio Whole Loan has not been subject to a securitization on or prior to June 6, 2018, then June 6, 2018 (the “Lockout Period”).

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical financial information is not presented as the master lease is triple-net and all of the operating management expenses (including capital expenditures) are paid for directly by the tenant.

The Mortgage Loan. The tenth largest mortgage loan (the “Save Mart Portfolio Mortgage Loan”) is part of a whole loan (the “Save Mart Portfolio Whole Loan”) in the total original principal amount of $170,000,000. The Save Mart Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 1,733,239 SF 33-property portfolio of single tenant retail properties located in Northern California (the “Save Mart Portfolio Properties”). The Save Mart Portfolio Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Deutsche Bank AG, New York Branch (“DBNY”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”). The Save Mart Portfolio Whole Loan is comprised of (i) a senior loan, comprised of six senior pari passu notes, with an aggregate outstanding principal balance of $138,000,000 (collectively, the “Save Mart Portfolio Senior Loan”) and (ii) a subordinate companion loan, comprised of one subordinate note, with an outstanding principal balance of $31,576,938 (the “Save Mart Portfolio Subordinate Companion Loan”), each as described below. Promissory Notes A-3, A-4, and A-6, with an aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

original principal balance of $32,000,000, collectively represent the Save Mart Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust. Promissory Notes A-1, A-2, and A-5, with an aggregate principal balance of $106,000,000, collectively represent the non-serviced companion loans (the “Save Mart Portfolio Non-Serviced Pari Passu Companion Loans”) and are currently held in the various securitization trusts, as further described in the Whole Loan Summary table below. The Save Mart Portfolio Subordinate Companion Loan was sold to Prima Mortgage Investment Trust, LLC, but may be otherwise transferred at any time. The Save Mart Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Save Mart Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C1	No
Note A-2	$16,000,000	$16,000,000	WFCM 2017-C38	No
Note A-3	$14,000,000	$14,000,000	UBS 2017-C2	No
Note A-4	$3,000,000	$3,000,000	UBS 2017-C2	No
Note A-5	$40,000,000	$40,000,000	DBJPM 2017-C6	No
Note A-6	$15,000,000	$15,000,000	UBS 2017-C2	No
Save Mart Portfolio Subordinate Companion Loan	$32,000,000	$31,576,938	Prima Mortgage Investment Trust, LLC	Yes
Total	$170,000,000	$169,576,938

The proceeds of the Save Mart Portfolio Whole Loan were used to refinance a previous loan of approximately $160.2 million, return equity of approximately $6.2 million to the Save Mart Portfolio Borrower, fund upfront reserves and pay closing costs. The most recent prior financing of the Save Mart Portfolio Properties was included in the JPMCC 2007-LD11 transaction.

The Borrower and the Borrower Sponsor. The borrower is RMP Properties, LLC (the “Save Mart Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Save Mart Portfolio Borrower is wholly owned by the borrower sponsor and nonrecourse carve-out guarantor, Standiford Partners, LLC, a California limited liability Company. In addition to the Save Mart Portfolio Properties, Standiford Partners, LLC owns 14 Save Mart Supermarkets (“Save Mart”) branded grocery stores totaling 751,878 SF and four warehouse properties totaling 130,773 SF. These properties have a total market value of approximately $117.9 million based on an independent valuation as of March 2016, and none of the properties are encumbered by debt. Based on its year-end 2016 balance sheet, Standiford Partners, LLC reported total assets of approximately $141.7 million, total equity of approximately $141.7 million, and liquidity of approximately $14.5 million.

The Properties. The Save Mart Portfolio Properties are comprised of 33 single tenant retail properties leased to Save Mart in Northern California totaling 1,733,239 SF of space. The Save Mart Portfolio Properties were constructed between 1980 and 2003 and range in size from 40,593 SF to 62,501 SF, with an average size of 52,522 SF.

The Save Mart Portfolio Properties are 100.0% leased to Save Mart under a triple-net master lease operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with two properties subleased to Dick’s Sporting Goods. The Save Mart master lease has a 25-year term expiring on April 30, 2032 with an annual base rent of $12.13 PSF, with one five-year renewal option and one four-year renewal option, both at a 5.0% rent increase over the prior rate, and no termination options. Save Mart is a privately held grocery chain headquartered in Modesto, California. Founded in 1952, Save Mart owns and operates 213 stores throughout the Central Valley, San Francisco Bay Area, and Northern Nevada under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with over 16,000 employees. In February 2007, Save Mart acquired 128 Albertsons stores across Northern California and Northern Nevada. Save Mart also owns SMART Refrigerated Transport, a trucking firm that transports dry groceries, frozen foods, ice and novelties to all of its stores. Save Mart reported net sales of approximately $4.2 billion, operating income of approximately $74.2 million, and net income of approximately $20.6 million across 207 stores, according to its 2016 unaudited financial statements. This compares to net sales, operating income and net income across 211 stores of approximately $4.3 billion, approximately $108.9 million and approximately $89.0 million, respectively, in 2015, and net sales, operating income and net income across 217 stores of approximately $4.3 billion, approximately $36.4 million and approximately $15.8 million, respectively, in 2014. Save Mart reported total assets of approximately $1.1 billion, cash and equivalents of approximately $114.4 million, and shareholders’ equity of approximately $289.7 million as of the fiscal year ending December 25, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(4)	2012-2016 Capex(5)
Lucky - San Francisco	San Francisco, CA	1993	49,188	$11,975,277	7.0%	$25,300,000	38.4%	$607,541
Lucky - San Bruno	San Bruno, CA	1989	56,280	$11,625,012	6.8%	$24,560,000	38.4%	$563,745
Lucky California - Daly City	Daly City, CA	1996	61,881	$11,577,679	6.8%	$24,460,000	38.4%	$4,697,207
Lucky - San Jose I	San Jose, CA	1985	52,659	$7,284,566	4.3%	$15,390,000	38.4%	$343,796
Lucky - San Jose II	San Jose, CA	1996	59,907	$6,976,900	4.1%	$14,740,000	38.4%	$709,546
Lucky - San Leandro	San Leandro, CA	1982	58,526	$6,939,034	4.1%	$14,660,000	38.4%	$565,556
Dick’s Sporting Goods - Folsom	Folsom, CA	1990	49,517	$6,574,569	3.9%	$13,890,000	38.4%	NAV
Lucky - Concord	Concord, CA	2000	61,447	$6,285,837	3.7%	$13,280,000	38.4%	$400,832
FoodMaxx - Antioch	Antioch, CA	1996	60,154	$5,694,173	3.3%	$12,030,000	38.4%	$1,245,399
Lucky - Hollister	Hollister, CA	1995	62,078	$5,580,572	3.3%	$11,790,000	38.4%	$419,197
Save Mart - Modesto	Modesto, CA	2001	54,605	$5,395,975	3.2%	$11,400,000	38.4%	$548,688
Dick’s Sporting Goods - Salinas	Salinas, CA	1997	62,246	$5,339,175	3.1%	$11,280,000	38.4%	NAV
Save Mart - Clovis	Clovis, CA	2002	50,918	$5,258,708	3.1%	$11,110,000	38.4%	$270,810
Save Mart - Grass Valley	Grass Valley, CA	1990	43,737	$5,220,842	3.1%	$11,030,000	38.4%	$564,820
FoodMaxx - Sacramento	Sacramento, CA	1987	51,316	$4,856,377	2.9%	$10,260,000	38.4%	$1,760,998
Lucky - Hayward I	Hayward, CA	1990	45,579	$4,804,311	2.8%	$10,150,000	38.4%	$532,201
Save Mart - Auburn	Auburn, CA	1980	43,768	$4,685,978	2.8%	$9,900,000	38.4%	$395,556
Save Mart - Tracy	Tracy, CA	1997	62,236	$4,420,912	2.6%	$9,340,000	38.4%	$1,317,725
S-Mart - Lodi	Lodi, CA	1996	50,342	$4,193,714	2.5%	$8,860,000	38.4%	$376,583
Save Mart - Chico	Chico, CA	1989	42,294	$4,165,314	2.5%	$8,800,000	38.4%	$459,518
Save Mart - Fresno I	Fresno, CA	1994	58,360	$4,141,647	2.4%	$8,750,000	38.4%	$336,229
Lucky - San Jose III	San Jose, CA	1990	49,103	$4,032,781	2.4%	$8,520,000	38.4%	$397,606
Save Mart - Roseville	Roseville, CA	1995	53,248	$3,876,582	2.3%	$8,190,000	38.4%	$365,615
Lucky - Vacaville I	Vacaville, CA	1988	42,630	$3,833,982	2.3%	$8,100,000	38.4%	$262,882
Save Mart - Elk Grove	Elk Grove, CA	1994	45,641	$3,691,983	2.2%	$7,800,000	38.4%	$353,610
Save Mart - Fresno II	Fresno, CA	1996	50,245	$3,568,916	2.1%	$7,540,000	38.4%	$314,696
Lucky - Sand City	Sand City, CA	1996	62,501	$3,294,384	1.9%	$6,960,000	38.4%	$393,658
Lucky - Vacaville II	Vacaville, CA	2003	44,745	$3,128,719	1.8%	$6,610,000	38.4%	$332,873
Lucky - Hayward	Hayward, CA	2001	61,454	$3,105,052	1.8%	$6,560,000	38.4%	$449,330
Save Mart - Kingsburg	Kingsburg, CA	1999	41,368	$3,062,452	1.8%	$6,470,000	38.4%	$371,271
Save Mart - Sacramento	Sacramento, CA	1990	49,629	$2,423,455	1.4%	$5,120,000	38.4%	$316,963
Lucky - Santa Rosa	Santa Rosa, CA	1998	55,044	$2,305,122	1.4%	$4,870,000	38.4%	$289,688
Save Mart - Jackson	Jackson, CA	1994	40,593	$680,000	0.4%	$4,020,000	13.7%	$253,294
Total/Wtd. Avg.			1,733,239	$170,000,000	100.0%	$361,740,000	38.1%	$20,217,433

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Save Mart Portfolio Whole Loan amount.

(3)	The appraisal assigned an aggregate hypothetical “dark value” of approximately $289.5 million. The Save Mart Portfolio Senior Loan Cut-off Date LTV Ratio based on the aggregate hypothetical “dark value” is 47.7%.

(4)	Based on the Save Mart Portfolio Senior Loan amount.

(5)	2012-2016 Capex includes capital expenditures Save Mart has invested in leasehold capital improvements, equipment capital improvements, and equipment and building maintenance and repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Historical Sales PSF and Occupancy Cost
Property Name	Net Rentable Area (SF)(1)	Sales PSF						Occupancy Cost(2)
		2011	2012	2013	2014	2015	2016
Lucky - San Francisco	49,188	$804	$785	$749	$783	$814	$811	4.4%
Lucky - San Bruno	56,280	$507	$521	$498	$510	$540	$535	5.4%
Lucky California - Daly City(3)	61,881	$466	$458	$444	$450	$367	$477	5.6%
Lucky - San Jose I	52,659	$433	$415	$361	$372	$482	$534	4.0%
Lucky - San Jose II	59,907	$369	$354	$345	$352	$369	$370	4.9%
Lucky - San Leandro	58,526	$410	$407	$399	$408	$428	$441	4.2%
Dick’s Sporting Goods - Folsom(4)	49,517	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Lucky - Concord	61,447	$301	$283	$277	$294	$337	$344	4.6%
FoodMaxx - Antioch	60,154	$280	$391	$391	$417	$416	$376	4.4%
Lucky - Hollister	62,078	$299	$312	$312	$321	$341	$338	4.0%
Save Mart - Modesto	54,605	$467	$520	$516	$590	$610	$606	2.4%
Dick’s Sporting Goods - Salinas(5)	62,246	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart - Clovis	50,918	$467	$471	$428	$414	$431	$437	3.2%
Save Mart - Grass Valley	43,737	$714	$732	$719	$748	$758	$745	2.3%
FoodMaxx - Sacramento	51,316	$322	$338	$322	$468	$498	$490	3.3%
Lucky - Hayward I	45,579	$339	$351	$356	$370	$398	$401	3.9%
Save Mart - Auburn	43,768	$641	$677	$653	$647	$651	$612	2.6%
Save Mart - Tracy	62,236	$349	$364	$339	$352	$414	$433	2.5%
S-Mart - Lodi	50,342	$271	$278	$306	$332	$343	$343	3.6%
Save Mart - Chico	42,294	$466	$460	$442	$461	$459	$444	3.3%
Save Mart - Fresno I	58,360	$311	$314	$304	$298	$316	$306	3.5%
Lucky - San Jose III	49,103	$456	$411	$393	$391	$399	$386	4.0%
Save Mart - Roseville	53,248	$290	$296	$283	$287	$295	$298	4.2%
Lucky - Vacaville I	42,630	$352	$356	$341	$335	$350	$356	3.9%
Save Mart - Elk Grove	45,641	$272	$346	$373	$394	$379	$365	3.6%
Save Mart - Fresno II	50,245	$342	$353	$343	$343	$347	$319	3.3%
Lucky - Sand City	62,501	$269	$254	$243	$254	$264	$252	3.9%
Lucky - Vacaville II	44,745	$327	$338	$325	$312	$321	$313	3.5%
Lucky - Hayward	61,454	$302	$291	$274	$273	$275	$271	4.2%
Save Mart - Kingsburg	41,368	$393	$419	$437	$459	$481	$487	2.4%
Save Mart - Sacramento	49,629	$261	$269	$260	$268	$276	$255	3.4%
Lucky - Santa Rosa	55,044	$241	$246	$239	$239	$249	$254	3.3%
Save Mart - Jackson	40,593	$272	$266	$252	$246	$239	$228	3.5%
Total/Wtd. Avg.(6)	1,733,239	$382	$391	$379	$394	$409	$410	3.7%

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy Cost is calculated using 2016 Sales PSF.

(3)	Lucky California - Daly City was closed for the entire second quarter of 2015 for its conversion to the Lucky California concept store. 2016 Sales PSF increased post rebranding.

(4)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Folsom property has 73.7% of property NRA subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(5)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Salinas property is subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(6)	Wtd. Avg. Sales PSF and Occupancy Cost exclude Dick’s Sporting Goods - Folsom and Dick’s Sporting Goods - Salinas as the tenant is not required to report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The following table presents certain information relating to the lease at the Save Mart Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Save Mart(2)	NR/NR/NR	1,733,239	100.0%	$21,017,010	100.0%	$12.13	4/30/2032(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,733,239	100.0%	$21,017,010	100.0%	$12.13

(1)	Information is based on the underwritten rent roll.

(2)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease and operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands with two properties subleased to Dick’s Sporting Goods. The Dick’s Sporting Goods - Salinas property has 73.7% of property NRA subleased to Dick’s Sporting Goods for a 10-year term through January 2023 at $14.75 PSF with four various renewal options through April 2041 and no termination options. Save Mart is actively marketing the remaining 16,376 SF of space for sublease. In addition, the Dick’s Sporting Goods - Folsom property is subleased to Dick’s Sporting Goods for a 10-year term through April 2027 at $17.53 PSF with four five-year renewal options and no termination options.

(3)	The Save Mart Portfolio Properties have one five-year renewal option and one four-year renewal option with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Save Mart Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(3)	1	1,733,239	100.0%	100.0%	$12.13	$21,017,010	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,733,239	100.0%		$12.13	$21,017,010	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease that is structured with one five-year renewal option and one four-year renewal option with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

The Market. The Save Mart Portfolio Properties are located across 12 markets in Northern California with the top three markets, Sacramento (16.9% of NRA), Oakland/East Bay (16.6% of NRA) and Fresno (11.6% of NRA) representing 45.1% of NRA with no other market representing more than 9.7% of NRA.

The following table presents certain market information relating to the Save Mart Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
					Actual(3)	Market(4)
Lucky - San Francisco	San Francisco, CA	San Francisco	727,684	$132,144	$27.00	$27.00
Lucky - San Bruno	San Bruno, CA	San Francisco	296,538	$123,077	$24.00	$24.00
Lucky California - Daly City	Daly City, CA	San Francisco	668,111	$129,031	$21.74	$24.00
Lucky - San Jose I	San Jose, CA	San Jose	460,215	$109,282	$16.80	$16.80
Lucky - San Jose II	San Jose, CA	San Jose	606,869	$125,148	$14.15	$15.00
Lucky - San Leandro	San Leandro, CA	Oakland/East Bay	385,264	$89,033	$14.40	$14.40
Dick’s Sporting Goods - Folsom	Folsom, CA	Sacramento	148,137	$125,633	$17.53	$13.50
Lucky - Concord	Concord, CA	Oakland/East Bay	187,985	$108,577	$12.43	$13.20
FoodMaxx - Antioch	Antioch, CA	Oakland/East Bay	193,041	$95,956	$12.00	$12.00
Lucky - Hollister	Hollister, CA	South Bay/San Jose	48,960	$94,323	$11.40	$11.40
Save Mart - Modesto	Modesto, CA	Stockton/Modesto	287,790	$67,042	$12.00	$12.00
Dick’s Sporting Goods - Salinas	Salinas, CA	Salinas	170,137	$70,026	$10.87	$14.40
Save Mart - Clovis	Clovis, CA	Fresno	252,790	$80,150	$12.00	$12.00
Save Mart - Grass Valley	Grass Valley, CA	Grass Valley	35,753	$73,088	$14.50	$14.50
FoodMaxx - Sacramento	Sacramento, CA	Sacramento	276,672	$69,114	$12.00	$12.00
Lucky - Hayward I	Hayward, CA	Oakland/East Bay	382,942	$98,039	$12.80	$14.40
Save Mart - Auburn	Auburn, CA	Sacramento	41,326	$86,549	$13.00	$13.00
Save Mart - Tracy	Tracy, CA	Stockton/Modesto	98,553	$97,054	$9.00	$9.00
S-Mart - Lodi	Lodi, CA	Stockton/Modesto	77,147	$77,015	$11.00	$11.00
Save Mart - Chico	Chico, CA	Chico	104,722	$70,176	$13.00	$13.00
Save Mart - Fresno I	Fresno, CA	Fresno	366,634	$68,004	$9.00	$9.00
Lucky - San Jose III	San Jose, CA	San Jose	468,755	$145,209	$9.97	$15.00
Save Mart - Roseville	Roseville, CA	Sacramento	276,050	$93,475	$9.62	$10.00
Lucky - Vacaville I	Vacaville, CA	North Bay/Santa Rosa	109,615	$102,235	$11.40	$11.40
Save Mart - Elk Grove	Elk Grove, CA	Sacramento	269,451	$88,331	$10.26	$11.50
Save Mart - Fresno II	Fresno, CA	Fresno	236,141	$59,558	$9.00	$9.00
Lucky - Sand City	Sand City, CA	Salinas	89,902	$90,241	$6.68	$12.00
Lucky - Vacaville II	Vacaville, CA	North Bay/Santa Rosa	129,845	$100,329	$8.87	$11.40
Lucky - Hayward	Hayward, CA	Oakland/East Bay	364,869	$98,047	$6.14	$13.20
Save Mart - Kingsburg	Kingsburg, CA	Fresno	30,334	$68,924	$9.00	$9.00
Save Mart - Sacramento	Sacramento, CA	Sacramento	360,904	$65,528	$6.19	$10.00
Lucky - Santa Rosa	Santa Rosa, CA	North Bay/Santa Rosa	203,129	$91,208	$5.31	$11.40
Save Mart - Jackson	Jackson, CA	Jackson	9,343	$67,511	$6.19	$7.00
Wtd. Avg.					$12.13	$13.33

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Save Mart Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$21,017,010	$12.13
Total Recoveries	N/A	N/A	N/A	N/A	$616,557	$0.36
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($1,081,678)	($0.62)
Effective Gross Income	N/A	N/A	N/A	N/A	$20,551,888	$11.86
Total Operating Expenses	N/A	N/A	N/A	N/A	$623,612	$0.36
Net Operating Income	N/A	N/A	N/A	N/A	$19,928,276	$11.50
Capital Expenditures	N/A	N/A	N/A	N/A	$391,254	$0.23
TI/LC	N/A	N/A	N/A	N/A	$910,798	$0.53
Net Cash Flow	N/A	N/A	N/A	N/A	$18,626,224	$10.75

Occupancy %	N/A	N/A	N/A	N/A	100.0%
NOI DSCR(2)	N/A	N/A	N/A	N/A	3.23x
NCF DSCR(2)	N/A	N/A	N/A	N/A	3.02x
NOI Debt Yield(2)	N/A	N/A	N/A	N/A	14.4%
NCF Debt Yield(2)	N/A	N/A	N/A	N/A	13.5%

(1)	Historical financial information is not presented as the master lease is triple-net where all of the operating management expenses are paid for directly by Save Mart, including capital expenditures.

(2)	Debt service coverage ratios and debt yields are based on the Save Mart Portfolio Senior Loan totaling $138,000,000 and exclude the Save Mart Portfolio Subordinate Companion Loan.

Escrows and Reserves. The Save Mart Portfolio Borrower deposited in escrow $746,551 for deferred maintenance and $369,436 for environmental work and environmental insurance at loan origination and is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $33,220 for capital expenditures, subject to a cap of $519,972 and (iv) $72,218 for tenant improvements and leasing commissions; provided that such monthly tax, insurance, capital expenditures and tenant improvements and leasing commissions will be waived, provided, among other things (a) no event of default then exists, (b) all of the Save Mart Portfolio Properties are demised pursuant to the Save Mart lease (subject to the Save Mart Portfolio Borrower’s right to release the individual properties as detailed in the “Release of Property” section below), (c) the Save Mart lease is in full force and effect, (d) no Material Tenant Event (as defined below) exists and (e) with respect to clauses (i), (ii) and (iii) above, Save Mart, as applicable, (x) pays all taxes directly to the applicable government authorities, (y) is insured pursuant to a blanket policy or (z) performs its maintenance obligations, pursuant to the Save Mart lease.

During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into a reserve (the “Material Tenant Rollover Reserve”) to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event below and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Material Tenant Event” will occur upon (i) the Material Tenant (as defined below) providing written notice to the Save Mart Portfolio Borrower of its intention to terminate, not extend, or not renew its lease or failing to timely provide written notice to the Save Mart Portfolio Borrower of its election to extend or renew its lease 12 months prior to the then applicable expiration date, (ii) an event of default under the Material Tenant’s lease, (iii) the Material Tenant becoming bankrupt or insolvent, until the filing has been discharged, stayed or dismissed, (iv) the Material Tenant lease being terminated or no longer being in full force and effect, (v) the Material Tenant (a) “going dark,” vacating or discontinuing its operations at its space accounting for more than 10% of the total base rent under the Save Mart lease or (b) subletting space that has “gone dark” and the amount of space that is sublet and has “gone dark” accounts for more than 28.5% of the total base rent under the Save Mart lease or (vi) if Save Mart is the Material Tenant, the ratio of (a) total long-term debt obligations (including capital leases) of Save Mart divided by (b) the shareholder equity in Save Mart, based on the quarterly and annual financial statements required to be delivered to the lender, being greater than 2.25x.

A “Material Tenant” means (i) Save Mart or (ii) any tenant at any of the Save Mart Portfolio Properties that, together with its affiliates, either (a) leases 25% or more of the total net rentable square footage at the Save Mart Portfolio Properties or (b) requires the payment of base rent that is no less than 25% of the total in-place base rent at the Save Mart Portfolio Properties.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Save Mart Portfolio Whole Loan. The Save Mart Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Save Mart Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Save Mart Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Save Mart Portfolio Borrower in connection with the operation and maintenance of the Save Mart Portfolio Properties reasonably approved by the lender, and to disburse the remainder to the Save Mart Portfolio Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided that no Material Tenant Event has occurred, to an account to be held by the lender as additional security for the Save Mart Portfolio Whole Loan). During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into the Material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Tenant Rollover Reserve to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event above and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.20x, (iv) a Material Tenant Event, (v) any indictment for fraud or misappropriation of funds by the Save Mart Portfolio Borrower, the guarantor, the key principal or the property manager, (vi) Save Mart’s net worth falling below $100.0 million, (vii) the ratio of Save Mart’s EBITDAR to fixed charges is less than 1.15x or (viii) an Estate Tax Trigger (as defined below). A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Event is cured, in regard to clause (v) above, solely with respect to the property manager, when the Save Mart Portfolio Borrower replaces the property manager with a qualified manager, in regard to clause (vi) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (vii) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (viii) above, the Estate Tax Trigger is cured.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.15x for two consecutive calendar quarters, (iv) Save Mart’s net worth falling below $100.0 million, (v) the ratio of Save Mart’s EBITDAR to fixed charges being less than 1.15x or (vi) an Estate Tax Trigger. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (v) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (vi) above, the Estate Tax Trigger is cured.

An “Estate Tax Trigger” will occur upon (i) any portion of federal estate taxes or interest owed by the Estate of Robert M. Piccinini that is secured by estate tax liens on Save Mart stock or the membership interests in the borrower sponsor not being timely paid and such failure continues for a period of 10 business days, (ii) any governmental authority accelerates such federal estate taxes or pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens or (iii) any transfer or financing occurs with respect to the Save Mart stock, interests in the guarantor or the Save Mart Portfolio Borrower or any other assets owned by the guarantor and proceeds are not used to pay the federal estate taxes, deposited in a restricted account or, in the case of assets owned by the guarantor other than interest in the Save Mart Portfolio Borrower, used for purposes set forth in the Save Mart Portfolio Whole Loan documents. An Estate Tax Trigger will continue until, in regard to clause (i) above, the payment of the delinquent payment of federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such payment, in regard to clause (ii) above, the cure of the act or event that accelerated such federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such cure, in regard to clause (iii) above, delivery of evidence that the proceeds from the transfer or financing have been used in accordance with the Save Mart Portfolio Whole Loan documents, or in regard to clauses (i) (ii) and (iii) above (except in the case a governmental authority pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens), payment in full of the entire federal estate tax liability.

Additional Secured Indebtedness (not including trade debts). In addition to the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Properties also secure five additional pari passu senior notes, which combined with the Save Mart Portfolio Mortgage Loan comprise the Save Mart Portfolio Senior Loan in the aggregate principal amount of $138,000,000, and one subordinate note with a principal balance of $31,576,938 comprising the Save Mart Portfolio Subordinate Companion Loan. The Save Mart Portfolio Subordinate Companion Loan has a 119-month term and fully amortizes over its term. The Save Mart Portfolio Subordinate Companion Loan accrues interest based on a fixed interest schedule with an average interest rate of 5.1618150% from the first payment date after the Cut-off Date, September 6, 2017, through the 12th payment date following the Cut-off Date. Including the Save Mart Portfolio Subordinate Companion Loan, the Total Debt Cut-off Date LTV Ratio is 46.9%, the Total Debt UW NCF DSCR is 1.79x and the Total Debt UW NOI Debt Yield is 11.8%. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

(1)	Cumulative Loan Per SF is calculated based on 1,733,239 SF.

(2)	With respect to the Save Mart Portfolio Mortgage Loan, Cumulative LTV, Cumulative NOI Debt Yield and Cumulative NCF DSCR take into account the Save Mart Portfolio Non-Serviced Pari Passu Companion Loans.

(3)	Based on the UW NOI of $19,928,276.

(4)	Based on the UW NCF of $18,626,224 and the aggregate interest-only debt service of the Save Mart Portfolio Senior Loan. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(5)	Based on the $361,740,000 as-is appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Mezzanine Loan and Preferred Equity. The Save Mart Portfolio Borrower is permitted to obtain a mezzanine loan in an amount not to exceed $40,000,000, provided that (i) the loan-to-value ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not greater than 58.1%, (ii) the debt service coverage ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 1.35x, (iii) the debt yield (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 9.5%, (iv) the maturity date of the permitted mezzanine loan is no earlier than the mortgage loan maturity date, (v) the proceeds of the permitted mezzanine loan may only be used for repayment of certain loans made by Save Mart to the Piccinini Trust or for payment of the deferred estate tax liability, (vi) the lender making such permitted mezzanine loan must be a qualified institutional lender, (vii) a rating agency confirmation must be obtained, (viii) the lender and the permitted mezzanine lender enter into an intercreditor agreement and (ix) other conditions customary for future mezzanine loans are satisfied.

Release of Property. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Properties, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Save Mart Portfolio Borrower pays the Release Amount (as defined below), (iii) the loan-to-value ratio with respect to the remaining Save Mart Portfolio Properties is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the release, (iv) the debt service coverage ratio with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the release and (v) the debt yield with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the release.

The “Release Amount” is an amount equal to the greater of (a) the Release Percentage of the allocated loan amount (identified in the “Portfolio Summary” chart above) and (b) 85% of the net sales proceeds for such property.

The “Release Percentage” means (i) for the initial 25% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance and (ii) for the remaining 75% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance.

Substitution. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) the Save Mart Portfolio Borrower delivers to the lender a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal, (ii) the fair market rent for the Substitute Property is not less than the rent allocated to the property to be released (the “Substituted Property”) under the Save Mart lease, (iii) the Substitute Property is of “like kind and quality” as the Substituted Property, (iv) the Save Mart lease is in full force and effect and, upon the substitution, the Substitute Property will be leased to Save Mart, (v) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 20% of the original balance of the Save Mart Portfolio Whole Loan, (vi) the loan-to-value ratio with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the substitution, (vii) the debt service coverage ratio with respect to the Save Mart Portfolio Whole Loan and with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, will be no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the substitution, (viii) the debt yield with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the substitution and (ix) if all or any portion of the Save Mart Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

Federal Estate Taxes. Mr. Robert Piccinini died in 2015. The Robert M. Piccinini Living Trust holds all the assets of Mr. Piccinini’s estate, which assets include the direct ownership of 100% of Standiford Partners, LLC and 71% of Save Mart. The estate elected to defer over a 14-year period a portion of the estate tax due in the amount of $251,418,036, representing the estate’s interest in closely-held businesses. A statutory lien in favor of the IRS exists on all the estate assets and will continue until the estate tax is fully paid. The estate tax is to be repaid in 10 annual installments beginning in 2020. The estate anticipates covering these payments through cash flow from its ownership in Standiford Partners, LLC and Save Mart. The Save Mart Portfolio Borrower is required to pay down the estate taxes owed or transfer proceeds to a restricted account if it transfers or finances certain assets as described in the Save Mart Portfolio Whole Loan documents. It is a Cash Sweep Period under the Save Mart Portfolio Whole Loan if Mr. Piccinini’s estate fails to timely pay any estate taxes, causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes. It is an event of default under the Save Mart Portfolio Whole Loan and recourse is triggered against the guarantor if Mr. Piccinini’s estate fails to timely pay any estate taxes (following all notice and cure periods), causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes (following all administrative appeals) or fails to comply with the provisions of the Save Mart Portfolio Whole Loan documents with regard to the transfers or finances certain assets. See the definition of “Estate Tax Trigger” above. The lender also received a $20.0 million payment guaranty and an estate tax performance guaranty from The Robert M. Piccinini Living Trust. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Preliminary Prospectus.

Save Mart Class Action. A class action lawsuit was filed in 2014 against Save Mart that is currently pending in the Superior Court of California, County of San Mateo (the “Court”). The plaintiff alleges that in pay statements issued by Save Mart, Save Mart failed to list the beginning date for the pay period, the number of hours worked, and the rate at which shift premiums were paid, all in violation of the California Labor Code. The Court has certified a subclass of plaintiffs and a motion for rehearing seeking to certify an additional class is currently pending. The plaintiff is seeking penalties under the labor code, statutory damages, attorneys’ fees and costs and, according to counsel for Save Mart, damages of up to approximately $140.0 million. The case is set for mediation in June 2017. According to counsel for Save Mart, as a condition of Save Mart agreeing to mediation, the plaintiff agreed to make an opening demand of less than $10.0 million. Furthermore, counsel for Save Mart has indicated that if the mediation is unsuccessful, it is anticipated that the parties will move for summary adjudication. The Save Mart Portfolio Borrower has reported that this litigation is not being covered by their insurance policies. This litigation does not directly involve the Save Mart Portfolio Borrower or guarantor under the Save Mart Portfolio Whole Loan.

Terrorism Insurance. The Save Mart Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Save Mart Portfolio Mortgage Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various, CA	Collateral Asset Summary – Loan No. 10 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,000,000 38.1% 3.02x 14.4%

Corte Madera
Mill Valley
Richmond
Pleasant Hill
Concord
Antioch
Briones Reg. Park
Walnut Creek
East Bay Reg. Park
Berkeley
Lafayette
Mt. Diablo State Park
CONTRA COSTA COUNTY
Sausalito
GOLDEN GATE NATL. REC. AREA
SAN FRANCISCO
OAKLAND
Alameda
Danville
Anthony Chabot Reg. Park
San Ramon
Castro Valley
Dublin
San Francisco Bay
Oakland Intl. Airport
Livermore
Daly City
San Francisco Intl. Airport
Pleasanton
Hayward
Union City
Pacifica
Millbrae
San Mateo
Hillsborough
Redwood City
Fremont
ALAMEDA COUNTY
Belmont
Newark
Half Moon Bay
Palo Alto
Mtn. View
Moffett Federal Airfield
Woodside
Milpitas
SANTA CLARA COUNTY
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
San Jose Intl. Airport
SAN JOSE
SAN MATEO COUNTY
Cupertino
Saratoga
Los Gatos

LASSEN NATIONAL FOREST
MENDOCINO NATIONAL FOREST
TAHOE NATIONAL FOREST
Pyramid Lake
Chico
Grass Valley
Sparks
Reno
Fernley
Carson City
Ukiah
CALIFORNIA
Lake Tahoe
NEVADA
SACRAMENTO
Santa Rosa
Davis
Napa
Jackson
SIERRA NEVADA MTS.
Lodi
Oakland
Stockton
SAN FRANCISCO
YOSEMITE NATIONAL PARK
Tracy
Modesto
SAN JOSE
Pacific Ocean
Santa Cruz
Clovis
Fresno
Monterey
Salinas
SEQUOIA NATIONAL PARK
COAST RANGES
Kingsburg
Visalia

Save Mart Portfolio

No.	Store	Location
1	Lucky - San Francisco	San Francisco, CA
2	Lucky - San Bruno	San Bruno, CA
3	Lucky California - Daly City	Daly City, CA
4	Lucky - San Jose I	San Jose, CA
5	Lucky - San Jose II	San Jose, CA
6	Lucky - San Leandro	San Leandro, CA
7	Dick's Sporting Goods - Folsom	Folsom, CA
8	Lucky - Concord	Concord, CA
9	FoodMaxx - Antioch	Antioch, CA
10	Lucky - Hollister	Hollister, CA
11	Save Mart - Modesto	Modesto, CA
12	Dick's Sporting Goods - Salinas	Salinas, CA
13	Save Mart - Clovis	Clovis, CA
14	Save Mart - Grass Valley	Grass Valley, CA
15	FoodMaxx - Sacramento	Sacramento, CA
16	Lucky - Hayward I	Hayward, CA
17	Save Mart - Auburn	Auburn, CA
18	Save Mart - Tracy	Tracy, CA
19	S-Mart - Lodi	Lodi, CA
20	Save Mart - Chico	Chico, CA
21	Save Mart - Fresno I	Fresno, CA
22	Lucky - San Jose III	San Jose, CA
23	Save Mart - Roseville	Roseville, CA
24	Lucky - Vacaville I	Vacaville, CA
25	Save Mart - Elk Grove	Elk Grove, CA
26	Save Mart - Fresno II	Fresno, CA
27	Lucky - Sand City	Sand City, CA
28	Lucky - Vacaville II	Vacaville, CA
29	Lucky - Hayward	Hayward, CA
30	Save Mart - Kingsburg	Kingsburg, CA
31	Save Mart - Sacramento	Sacramento, CA
32	Lucky - Santa Rosa	Santa Rosa, CA
33	Save Mart - Jackson	Jackson, CA

Dunnigan
Sheridan
North Auburn
SUTTER COUNTY
Trowbridge
PLACER COUNTY
Robbins
Nicolaus
Auburn
Rocklin
Roseville
Granite Bay
Yolo
Sacramento International Airport
El Dorado Hills
Esparto
North Highlands
Woodland
Citrus Heights
Folsom
YOLO COUNTY
Carmichael
Arden
Rancho Cordova
Winters
West Sacramento
SACRAMENTO
Rancho Murieta
Davis
Florin
Vineyard
Yolo Bypass Wildlife Area
Dixon
SACRAMENTO COUNTY
Laguna
Elk Grove
Wilton
Vacaville
Courtland
Clay
Fairfield
Travis Air Force Base
Mokelumne City
Galt
SAN JOAQUIN COUNTY

Santa Rosa
Sacramento
San Francisco
San Jose
Salinas
Fresno
Los Angeles
San Diego

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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12808 Stonebridge Road Roanoke, IN 46783	Collateral Asset Summary – Loan No. 11 GM Logistics Center 2	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,900,983 64.9% 1.89x 11.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		Société Générale		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):		NR/NR/[ ]/NR		Location:	Roanoke, IN 46783
				General Property Type:	Industrial
Original Balance:		$30,940,000		Detailed Property Type:	Warehouse/Distribution
Cut-off Date Balance:		$30,900,983		Title Vesting:	Fee
% of Initial Pool Balance:		3.4%		Year Built/Renovated:	2017/N/A
Loan Purpose:		Recapitalization		Size:	804,810 SF
Borrower Sponsor:		Nathaniel Hagedorn		Cut-off Date Balance per SF:	$38
Mortgage Rate:		4.2450%		Maturity Date Balance per SF:	$31
Note Date:		6/2/2017		Property Manager:	NorthPoint Development, LLC (borrower-related)
First Payment Date:		8/1/2017
Maturity Date:		7/1/2027
Original Term to Maturity:		120 months
Original Amortization Term:		360 months
IO Period:		0 months
Seasoning:		1 month		Underwriting and Financial Information
Prepayment Provisions:		LO (10); YM1 (104); O (6)		UW NOI(2):	$3,684,456
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield:	11.9%
Additional Debt Type:		N/A		UW NOI Debt Yield at Maturity:	14.9%
Additional Debt Balance:		N/A		UW NCF DSCR:	1.89x
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI(3):	N/A
Reserves				2nd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$0	$0(1)	N/A	Most Recent Occupancy:	100.0% (8/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(3):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$47,600,000 (4/12/2017)
GM Rent Credit:	$66,218	$0	N/A	Cut-off Date LTV Ratio:	64.9%
GM Project Expense:	$4,752,130	$0	N/A	Maturity Date LTV Ratio:	52.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,940,000	77.9%	Loan Payoff:	$24,941,526	62.8%
Borrower Equity:	$8,758,013	22.1%	Recapitalization:	$9,605,424	24.2%
			Reserves:	$4,818,348	12.1%
			Closing Costs:	$332,715	0.8%
Total Sources:	$39,698,013	100.0%	Total Uses:	$39,698,013	100.0%

(1)	Commencing on each payment date, the GM Logistics Center 2 Borrower will escrow 1/12 of the real estate taxes that lender estimates will be payable during the next twelve months (initially $0 per month), it being agreed that lender will make such determination after giving effect to the tax abatement schedule detailed in the GM Logistics Center 2 Mortgage Loan documents.

(2)	UW NOI includes UW Gross Potential Rent, which has been underwritten based on the average base rent of $3,912,140. The current annual base rent is $3,572,821 with annual rent steps of approximately 2%.

(3)	The GM Logistics Center 2 Property was built-to-suit in 2017 for GM, which took occupancy on June 1, 2017; consequently, historical financial statements are unavailable.

The Mortgage Loan. The eleventh largest mortgage loan (the “GM Logistics Center 2 Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering an industrial warehouse and distribution center property located in Roanoke, Indiana (the “GM Logistics Center 2 Property”). The GM Logistics Center 2 Mortgage Loan was originated on June 2, 2017 by Société Générale. The GM Logistics Center 2 Mortgage Loan has an original principal balance of $30,940,000, an outstanding principal balance as of the Cut-off Date of $30,900,983 and accrues interest at a rate of 4.2450% per annum. The GM Logistics Center 2 Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The GM Logistics Center 2 Mortgage Loan matures on July 1, 2027.

Following the lockout period, NP Fort Wayne Holdings, LLC (“the GM Logistics Center 2 Borrower”) has the right to prepay the GM Logistics Center 2 Mortgage Loan in whole but not in part on any date before January 1, 2027; provided that the GM Logistics Center 2 Borrower is required to pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance of the GM Logistics Center 2 Mortgage Loan. The GM Logistics Center 2 Mortgage Loan is prepayable without penalty after January 1, 2027.

The Borrower and the Borrower Sponsor. The GM Logistics Center 2 Borrower, a Missouri limited liability company, is a single purpose entity with two independent directors. Legal counsel to the GM Logistics Center 2 Borrower delivered a non-consolidation opinion in connection with the origination of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

12808 Stonebridge Road Roanoke, IN 46783	Collateral Asset Summary – Loan No. 11 GM Logistics Center 2	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,900,983 64.9% 1.89x 11.9%

the GM Logistics Center 2 Mortgage Loan. Nathaniel Hagedorn is the guarantor of certain nonrecourse carveouts under the GM Logistics Center 2 Mortgage Loan.

The borrower sponsor, Nathaniel Hagedorn, is the founder and CEO of NorthPoint Development, LLC, a Kansas City based real estate development, management and leasing firm that is principally focused on the industrial, multifamily and senior living markets in the central part of the United States. Mr. Hagedorn is responsible for the overall strategy of the company and is chiefly focused on guiding development, leasing, and management activities for the firm. NorthPoint Development, LLC has raised over $2.2 billion in capital for various real estate projects, including the purchase of 2,200 acres of undeveloped industrial land with an anticipated future development footprint of approximately 33.5 million SF. Since its inception in 2011, NorthPoint Development, LLC has developed and managed approximately 30 million SF of industrial space and approximately 2,000 multifamily apartment units. At origination, the borrower sponsor had approximately $8.8 million of cash equity remaining in the GM Logistics Center 2 Property.

The Property. The GM Logistics Center 2 Property is an industrial warehouse and distribution facility located in Roanoke, Indiana. The GM Logistics Center 2 Property was constructed in 2017 for General Motors LLC (“GM”), a wholly-owned subsidiary of General Motors Company (“GMC”), and consists of one single-story, 804,810 SF building situated on a 61.42-acre site. The GM Logistics Center 2 Property is leased to GM and is a state-of-the-art, just-in-time logistics center utilizing a non-union labor workforce to supply components to the nearby GM Fort Wayne Assembly Center (the “Plant”). The Plant, located approximately 0.3 miles north of the GM Logistics Center 2 Property, employs 3,500 employees and produces the GMC Sierra and Chevy Silverado pickup. Per the appraisal, the volume of production and the high margins GM realizes from its pickup trucks makes the Plant its second most profitable plant in North America. GM recently completed a $1.2 billion expansion increasing the size of the Plant to approximately 3.6 million SF. In addition, GM invested approximately $400 million over the last 18 months in automation and interior production space upgrades as well. The annual production volume of the Plant is reported to be approximately 306,000 units a year or one truck every 56 seconds. According to the appraisal, the GM Logistics Center 2 Property represents the consolidation of two warehouses previously leased by GM and is projected to save GM approximately $7.0 million annually from reduced transportation costs and increased assembly efficiency.

The GM Logistics Center 2 Property features 32-foot ceiling heights, 126 dock high loading doors, four drive-in doors, 72 trailer stalls, and a 3,000 amp 3-phase electric system. There are 721 parking spaces, resulting in a parking ratio of 0.9 spaces per 1,000 SF of rentable area. As of August 1, 2017, the GM Logistics Center 2 Property was 100.0% occupied. GM’s lease at the GM Logistics Center 2 Property runs through May 31, 2027 (the “GM Lease”) and has six, five-year lease renewal options thereafter.

Major Tenant.

GMC (804,810 SF, 100.0% of NRA, 100.0% of underwritten rent). Founded in 1908 and headquartered in Detroit, Michigan, GMC (NYSE: GM; Fitch/Moody’s/S&P: BBB/Baa3/BBB) designs, builds, and sells cars, crossovers, trucks, and automobile parts worldwide. GMC reported revenue of approximately $170.3 billion, a market capitalization of approximately $52.8 billion as of first quarter 2017 and trailing twelve month earnings per share of $6.47. In addition, GMC sells cars and trucks to dealers for consumer retail sales, as well as to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies, and governments, and also offers connected safety, security and mobility solutions, and information technology services. GMC operates through GM North America, GM Europe, GM International Operations, GM South America, and GM Financial segments while marketing its vehicles under the Buick, Cadillac, Chevrolet, GMC, Holden, Baojun, Jiefang, and Wuling brand names.

The following table presents certain information relating to the leases at the GM Logistics Center 2 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
General Motors LLC	BBB/Baa3/BBB	804,810	100.0%	$3,912,140	100.0%	$4.86	5/31/2027(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		804,810	100.0%	$3,912,140	100.0%	$4.86

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	General Motors LLC has six five-year lease renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

12808 Stonebridge Road Roanoke, IN 46783	Collateral Asset Summary – Loan No. 11 GM Logistics Center 2	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,900,983 64.9% 1.89x 11.9%

The following table presents certain information relating to the lease rollover schedule at the GM Logistics Center 2 Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027(2)	1	804,810	100.0%	100.0%	$4.86	$3,912,140	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	804,810	100.0%		$4.86	$3,912,140	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	General Motors LLC has six five-year lease renewal options remaining.

The Market. The GM Logistics Center 2 Property is located in Roanoke, Indiana, within the Fort Wayne metropolitan statistical area (the “Fort Wayne MSA”). Roanoke is situated approximately 16.3 miles southwest of Fort Wayne in Allen County, which is 18 miles west of the Ohio border and 50 miles south of the Michigan border. The Fort Wayne MSA is part of the larger Northern Indiana region, containing approximately 2.2 million people and is considered part of the Great Lakes Megalopolis. According to the related appraisal, the Fort Wayne MSA is a center for advanced manufacturing, aerospace, defense contracting, financial services, and material sciences, with a particular focus in transportation, distribution and logistics evidenced by the more than 100 trucking companies. The GM Logistics Center 2 Property has immediate access to Interstate 69, Interstate 469, 4 U.S. highways, and 7 state roads which provide access to more than half of the continental United States and approximately 50% of all U.S. markets are located within a 2-day and 1-day drive, respectively. The area is served by the Fort Wayne International Airport located approximately 8.7 miles northeast of the GM Logistics Center 2 Property and is currently home to four major carriers including United Airlines, Delta Airlines, American Airlines and Allegiant Air. In addition, the Port of Indiana-Burns Harbor on Lake Michigan and the Port of Toledo on Lake Erie provide transportation access to the Saint Lawrence Seaway which feeds directly into the greater Atlantic Ocean.

According to a third-party market research report, the GM Logistics Center 2 Property is located within the Fort Wayne Industrial Market, which consisted of approximately 53.3 million SF, an overall vacancy rate of 3.3% and an average rental rate of $3.29 PSF as of the first quarter of 2017. More specifically, the GM Logistics Center 2 Property is located within the Allen County industrial submarket, which is situated in the southwest corner of the Fort Wayne MSA. As of the first quarter of 2017, the Allen County industrial submarket consisted of approximately 10.5 million SF of industrial space with a vacancy rate of 2.2% and an average rental rate of $4.44 PSF.

According to the related appraisal, the 2016 estimated population within the Fort Wayne MSA was 432,688 with a 2015 unemployment rate of 4.5% compared to the Indiana and United States averages of 4.8% and 5.3%, respectively. The 2016 estimated average household income within a one-, three-, and five-mile radius of the GM Logistics Center 2 Property was $110,065, $104,088, and $99,290, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

12808 Stonebridge Road Roanoke, IN 46783	Collateral Asset Summary – Loan No. 11 GM Logistics Center 2	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,900,983 64.9% 1.89x 11.9%

The following table presents recent leasing data at competitive properties with respect to the GM Logistics Center 2 Property:

Competitive Property Summary
Property Name/Address	Year Built	Size (SF)	Clear Height (feet)	Door Docks	Distance to Subject	Tenant	Initial Rent/SF	Lease Type	Lease Date	Lease Term (Yrs.)
GM Logistics Center 2 12808 Stonebridge Road Roanoke, IN	2017	804,810	32	126	--	General Motors LLC	$4.86(1)	NNN	6/1/2017(1)	10
Wurth Service Supply 598 Chaney Avenue Greenwood, IN	2017	230,340	32	15	101 miles	Wurth Service Supply	$5.24	NNN	12/1/2017	7
General Motors 201 Logistics Center Drive Wentzville, MO	2016	1,131,022	32	168	328 miles	General Motors	$4.19	NNN	1/9/2017	10
XPO Logistics Worldwide 12301 Bluffton Road Fort Wayne, IN	2016	400,000	32	NAV	8 miles	XPO Logistics Worldwide	$4.42	NNN	8/1/2016	10
General Motors 200 Kindleberger Road Kansas City, KS	2016	841,719	32	NAV	507 miles	General Motors	$4.53	NNN	5/26/2016	10
AM General 2909 Pleasant Center Road Fort Wayne, IN	1994	764,177	30	12	7 miles	AM General	$2.85	NNN	10/1/2015	3
Toyota 809 E. 525 S. Princeton, IN	2008	364,030	24	28	220 miles	Toyota	$3.50	NNN	1/1/2015	5

Source: Appraisal

(1)	Based on underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GM Logistics Center 2 Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	In-Place	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$3,572,821(2)	$3,912,140(3)	$4.86
Total Recoveries	N/A	N/A	N/A	N/A	$261,716	$641,540	$0.80
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	$0	($227,684)	($0.28)
Effective Gross Income	N/A	N/A	N/A	N/A	$3,834,537	$4,325,996	$5.38
Total Operating Expenses	N/A	N/A	N/A	N/A	$261,716	$641,540(4)	$0.80
Net Operating Income	N/A	N/A	N/A	N/A	$3,572,821	$3,684,456	$4.58
Capital Expenditures	N/A	N/A	N/A	N/A	$0	$80,481	$0.10
TI/LC	N/A	N/A	N/A	N/A	$0	$160,962	$0.20
Net Cash Flow	N/A	N/A	N/A	N/A	$3,572,821	$3,443,013	$4.28

Occupancy %	N/A	N/A	N/A	N/A	100.0%	95.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.96x	2.02x
NCF DSCR	N/A	N/A	N/A	N/A	1.96x	1.89x
NOI Debt Yield	N/A	N/A	N/A	N/A	11.5%	11.9%
NCF Debt Yield	N/A	N/A	N/A	N/A	11.5%	11.1%

(1)	The GM Logistics Center 2 Property was built-to-suit in 2017 for GM which took occupancy June 1, 2017; consequently, historical financial statements are unavailable.

(2)	In-Place Gross Potential Rent is based on the in-place annual base rent of $3,572,821.

(3)	UW Gross Potential Rent has been underwritten based on the average base rent of $3,572,821 with annual rent steps of approximately 2%.

(4)	UW Total Operating Expenses are based on actual insurance premiums of $25,958, taxes of $365,080 per the GM Logistics Center 2 Property Tax Abatement Program schedule, management fees of $129,780 (3.0% of EGI) and repairs and maintenance, as set forth in the appraisal, of $120,722 including CAM expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/NR			Location:	Philadelphia, PA 19123
				General Property Type:	Mixed Use
Original Balance:	$25,250,000			Detailed Property Type:	Entertainment/Retail/Industrial/Office
Cut-off Date Balance:	$25,250,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1893-1944/2016
Loan Purpose:	Refinance			Size:	130,966 SF
Borrower Sponsor:	Michael Samschick			Cut-off Date Balance per SF:	$193
Mortgage Rate:	4.6000%			Maturity Date Balance per SF:	$161
Note Date:	7/12/2017			Property Manager:	Core Realty, Inc. (borrower-related)
First Payment Date:	9/1/2017
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	12 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$2,550,609
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield:	10.1%
Lockbox/Cash Mgmt Status(1):	Hard/In-place			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.99x (IO) 1.51x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(3):	$1,634,274 (4/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	$1,165,355 (12/31/2016)
Reserves				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.0% (7/20/2017)
RE Tax:	$11,433	$1,905	N/A	2nd Most Recent Occupancy(3):	81.4% (4/30/2017)
Insurance:	$17,200	$5,733	N/A	3rd Most Recent Occupancy(3):	81.4% (12/31/2016)
Replacements:	$0	$1,638	N/A	Appraised Value (as of):	$37,200,000 (2/14/2017)
TI/LC:	$0	$12,005	$1,000,000	Cut-off Date LTV Ratio:	67.9%
Other(2):	$2,255,830	$0	N/A	Maturity Date LTV Ratio:	56.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,250,000	100.0%	Loan Payoff:	$19,279,486	76.4%
			Reserves:	$2,284,463	9.0%
			HTC Investor Reserves(4):	$1,400,000	5.5%
			Closing Costs:	$715,046	2.8%
			Return of Equity:	$1,571,005	6.2%
Total Sources:	$25,250,000	100.0%	Total Uses:	$25,250,000	100.0%

(1)	The Fillmore Philadelphia Mortgage Loan has a hard lockbox with in-place cash management. In the event of default or if the debt service coverage ratio falls below 1.15x, excess cash flow will be deposited into a cash collateral reserve.

(2)	At loan origination, The Fillmore Philadelphia Borrower deposited $2,000,000 into a reserve (the “Performance Reserve”) which is required to be released to The Fillmore Philadelphia Borrower upon the later to occur of: (i) the first payment date which is 24 months after the loan origination date, or (ii) the date on which the Performance Conditions (defined below) have been satisfied. If on the date which is 18 months after the loan origination date, the Performance Conditions have been satisfied, the lender is required to disburse to The Fillmore Philadelphia Borrower $500,000 from the Performance Reserve. “Performance Conditions” is defined as the following conditions: (i) Mad Rex is in occupancy and open for business to the public, paying full unabated rent and has obtained a liquor license; (ii) Urban Eel is in occupancy and open for business to the public, paying full unabated rent and has obtained a liquor license; and (iii) ticket sales by Live Nation, based on the trailing 12 months as of the determination date, are greater than or equal to the trailing 12 month ticket sales by Live Nation as of the loan origination date.

At loan origination, The Fillmore Philadelphia Borrower deposited $200,000 into a reserve for the outstanding TI obligations owed by The Fillmore Philadelphia Borrower to Urban Eel and $55,830 into a reserve for the outstanding TI obligations owed by The Fillmore Philadelphia Borrower to Philadelphia Distilling.

(3)	Live Nation, the largest tenant at The Fillmore Philadelphia Property, began paying rent in October 2015. For the first eight months of 2016, The Fillmore Philadelphia Property was 47.3% occupied by Live Nation and a restaurant that closed December 2016. Philadelphia Distilling began paying rent in September 2016 and Revolutions began paying rent in November 2016. Operating results for 2016 and the trailing 12 months ending April 30, 2017 reflect historical performance while The Fillmore Philadelphia Property was still under construction. The average occupancy for 2016 and the trailing 12 months ending April 30, 2017 was 55.2% and 66.6%, respectively, as portions of The Fillmore Philadelphia Property were delivered to its tenants over time as the construction was completed.

(4)	In conjunction with the redevelopment of The Fillmore Philadelphia Property, The Fillmore Philadelphia Borrower has received and shall receive additional federal Historical Rehabilitation Tax Credits (the “HTCs”) as part of a federal incentive program which encourages the preservation and upgrading of historic buildings. The Fillmore Philadelphia Borrower agreed to pass through to the master tenant all the HTCs received. Through a master lease structure, the master tenant made a loan to The Fillmore Philadelphia Borrower (the “Master Tenant Loan”) as the vehicle to contribute capital towards the rehabilitation of The Fillmore Philadelphia Property, and the proceeds from repayment of the Master Tenant Loan is then distributed to the master tenant’s partners – US Bancorp Community Development Corporation (“HTC Investor”), being the 99% limited partner, and AJAX Metal Building Master Tenant GP LLC, being the 1% general partner and is 100% owned by the sponsor. As security for the repayment of the Master Tenant Loan by The Fillmore Philadelphia Borrower, The Fillmore Philadelphia Borrower deposited $1,400,000 with the master tenant to account for the five (5) year period commencing July 10, 2017.

The Mortgage Loan. The twelfth largest mortgage loan (the “The Fillmore Philadelphia Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,250,000 secured by a first priority fee mortgage encumbering a 130,966 SF mixed-use entertainment, retail, industrial and office property located in Philadelphia, Pennsylvania (the “The Fillmore Philadelphia Property”). The proceeds of The Fillmore Philadelphia Mortgage Loan were

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

primarily used to refinance existing debt on The Fillmore Philadelphia Property, pay closing costs, fund upfront reserves and return equity to The Fillmore Philadelphia Borrower.

The Borrower and the Borrower Sponsor. The borrower, Core Equity II, L.P. (the “The Fillmore Philadelphia Borrower”), is a bankruptcy remote, single-purpose Pennsylvania limited partnership, with one independent director. The non-recourse carve-out guarantor and borrower sponsor is Michael Samschick. Mr. Samschick is the founder of Core Realty, a real estate development firm focused on acquiring, renovating and refurbishing commercial real estate since 1998. Mr. Samschick’s real estate portfolio totals approximately 1.2 million SF throughout Pennsylvania, New Jersey and Georgia, with the majority of his holdings located in Philadelphia, Pennsylvania.

The Property. The Fillmore Philadelphia Property is a 130,966 SF mixed use entertainment, retail, industrial and office property on a 2.3-acre site located in Philadelphia, Pennsylvania, approximately 2.7 miles northeast of the Philadelphia central business district. The Fillmore Philadelphia Property was originally built in phases between 1893 and 1944 and was historically operated by Ajax Metal Company for the smelting and refining of metals. The Fillmore Philadelphia Borrower acquired The Fillmore Philadelphia Property for $2.2 million in September 2010 and spent approximately $30.7 million to fully renovate and connect the five former buildings into a mixed-use entertainment, retail, industrial and office complex. The Fillmore Philadelphia Property is located in the Fishtown district of Philadelphia, an area once known for its metal-working and metal-fabrication establishments that is a rapidly gentrifying neighborhood. The Fillmore Philadelphia Property does not include on-site parking but there is an easement agreement with a borrower sponsor-affiliated entity that provides parking at an adjacent lot. In addition, The Fillmore Philadelphia Property benefits from six bus and light-rail transit stops within one city-block. The Fillmore Philadelphia Property is 95.0% leased to five tenants as of July 20, 2017.

Major Tenants.

Live Nation (54,230 SF, 41.4% of NRA, 22.5% of underwritten rent). Live Nation (NYSE: LYV, S&P: BB-, Moody’s: B1) is a publicly traded producer of live entertainment and live music concerts, connecting over 71 million fans to nearly 26,300 events for over 3,200 artists in 2016. Live Nation owns, operates, has exclusive booking rights for or has an equity interest in 196 venues, including House of Blues music venues and locations such as The Fillmore in San Francisco, the Hollywood Palladium, the Ziggo Dome in Amsterdam and 3Arena in Ireland. Live Nation operates two concepts in its leased space at The Fillmore Philadelphia Property – a 2,500-person capacity live music and entertainment venue under The Fillmore brand and a more intimate, 450-person capacity venue called The Foundry. For the calendar year 2016, Live Nation sold 232,250 tickets. Year to date June 2017 ticket sales totaled 110,000 which was an 11.1% increase year over year. Live Nation’s lease commenced on October 1, 2015 and expires on October 1, 2030. The lease requires a current rental rate of $10.23 PSF on a modified gross basis. In addition, Live Nation is required to pay additional rent in the amount of $1.50 per ticket sold in excess of 100,000 up to 120,000 tickets per year and $2.50 per ticket sold in excess of 120,000 tickets per year. The Fillmore Philadelphia Borrower deposited $2,000,000 into the Performance Reserve at loan origination that will not be released unless, among other things, Live Nation’s ticket sales for the trailing 12 months ending two years after loan origination is at least equal to the trailing 12-month ticket sales at loan origination. In the event of Live Nation goes dark, or vacates its space, files for bankruptcy, surrenders, cancels or terminates its lease, excess cash will be swept monthly into a springing reserve for leasing costs in connection with re-tenanting the space. Live Nation has two five-year renewal options remaining with no termination options.

Revolutions (38,680 SF, 29.5% of NRA, 42.4% of underwritten rent). Revolutions is a 26-lane bowling alley/full-service restaurant/bar/arcade concept. Revolutions is a subsidiary of Frank Entertainment Companies (“FEC”), which is majority owned by Bruce S. Frank. FEC operates 19 Frank Theatres locations in eight states, five CineBowl & Grill locations in four states and four Revolutions locations in three states. As of year-end 2016, Mr. Frank reported a net worth of approximately $45.8 million. FEC and Mr. Frank both guaranty the Revolutions lease. Revolutions’ lease commenced on October 30, 2016 and expires on October 29, 2031. The lease has a co-tenancy clause with Live Nation for the first 16 months of the lease term. The lease requires a current rental rate of $27.00 PSF on a modified gross basis. In the event that Revolutions goes dark, vacates its space, files for bankruptcy, surrenders, cancels or terminates its lease, excess cash will be swept monthly into a springing reserve for leasing costs in connection with re-tenanting the space. Revolutions has three five-year renewal options.

Philadelphia Distilling (13,755 SF, 10.5% of NRA, 10.2% of underwritten rent). Founded in 2005, Philadelphia Distilling claims to be the first craft distillery to open in Pennsylvania since Prohibition and is a distiller of American dry gin, absinthe and vodka. Philadelphia Distilling’s space at The Fillmore Philadelphia Property houses its distilling and production facility, its corporate offices, a tasting room and a bar with a wall with windows offering a view into the production facility, featuring a pair of hand hammered copper pots from Scotland. Philadelphia Distilling’s lease commenced on September 1, 2016 and expires on August 31, 2026. The lease has a co-tenancy clause with Live Nation. The lease requires a current rental rate of $18.27 PSF on a triple net basis. Philadelphia Distilling has two five-year renewal options.

Urban Eel (10,117 SF, 7.7% of NRA, 12.3% of underwritten rent). Urban Eel is a full-service restaurant serving upscale casual dining featuring a woodfired grill, sushi bar, cigar lounge, three virtual golf bays, and an 8,000-gallon salt water tank stocked with moray eels. Urban Eel’s lease commenced on June 1, 2017 and expires on May 31, 2032. The lease requires a current rental rate of $30.00 PSF on a triple net basis. Urban Eel is in possession of its space and is paying rent but not yet in occupancy. The outstanding tenant improvement obligations owed to Urban Eel by The Fillmore Philadelphia Borrower were escrowed at closing. As of July 19th, all Outstanding TI obligations deposited by The Fillmore Philadelphia Borrower at loan origination for Urban Eel have been released. The Urban Eel lease has a provision that states that if Urban Eel’s gross sales are less than $3 million in any of the first three lease years, its annual rent owed for the subsequent year is reduced by $100,000. Urban Eel has two five-year renewal options.

Mad Rex (7,664 SF, 5.9% of NRA, 12.5% of underwritten rent). Mad Rex is a post-apocalyptic themed restaurant that also features three virtual reality theaters with indoor and patio seating. Mad Rex’s lease commenced on June 1, 2017 and expires on May 31, 2027. The lease requires a current rental rate of $40.00 PSF on a triple net basis. Max Rex is in possession of its space and is paying rent not yet in occupancy. There are no tenant obligations owed to Mad Rex by The Fillmore Philadelphia Borrower outstanding. Urban Eel and Mad Rex are both owned by Michael Johnigean, a real estate developer and entrepreneur. Mr. Johnigean has signed a guaranty for Mad Rex’s lease for the first five years of the lease term. Mad Rex has three five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

The following table presents certain information relating to the leases at The Fillmore Philadelphia Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Type	Lease Expiration
Tenants
Live Nation	NR/B1/BB-	54,230	41.4%	$554,700	22.5%	$10.23	Mod. Gross	10/1/2030
Revolutions	NR/NR/NR	38,680	29.5%	$1,044,360	42.4%	$27.00	Mod. Gross	10/29/2031
Philadelphia Distilling	NR/NR/NR	13,755	10.5%	$251,312	10.2%	$18.27	NNN	8/31/2026
Urban Eel(4)	NR/NR/NR	10,117	7.7%	$303,510	12.3%	$30.00	NNN	5/31/2032
Mad Rex(5)	NR/NR/NR	7,664	5.9%	$306,560	12.5%	$40.00	NNN	5/31/2027
Subtotal/Wtd. Avg.		124,446	95.0%	$2,460,442	100.0%	$19.77
Vacant		6,520	5.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		130,966	100.0%	$2,460,442	100.0%	$19.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Urban Eel is in possession of its space and is paying rent but is currently building out its space. All Outstanding TI obligations deposited by The Fillmore Philadelphia Borrower at loan origination for Urban Eel have been released.

(5)	Max Rex is in possession of its space and is paying rent but is currently completing its build out. All Outstanding TI obligations deposited by The Fillmore Philadelphia Borrower at loan origination for Mad Rex have been released.

The following table presents certain information relating to the lease rollover schedule at The Fillmore Philadelphia Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	13,755	$18.27	10.5%	10.5%	$251,312	10.2%	10.2%
2027	1	7,664	$40.00	5.9%	16.4%	$306,560	12.5%	22.7%
2028 & Beyond	3	103,027	$18.47	78.7%	95.0%	$1,902,570	77.3%	100.0%
Vacant	0	6,520	$0.00	5.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	5	130,966	$19.77	100.0%		$2,460,442	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Fillmore Philadelphia Property is located in the Fishtown district of Philadelphia, Pennsylvania, approximately 2.7 miles northeast of the Philadelphia business district. Philadelphia is Pennsylvania’s largest city and the sixth largest city in the United States. Philadelphia is centrally located 95 miles from New York City, 33 miles from Trenton, 106 miles from Baltimore and 140 miles from Washington DC, all along Interstate 95. The Fillmore Philadelphia Property is located at the northeast corner of an area of Philadelphia known as Extended Center City, an extension of Center City, the central business district of Philadelphia. Comprised of retail, office, residential and many other forms of institutional and commercial development, Center City has a diverse and balanced economic base containing multiple levels of demand generators ranging from office-related employment to retail, cultural, education, medical, entertainment, and residential. Major historic attractions in Center City include Independence Hall, the Liberty Bell, the National Constitution Center and the Independence Visitor Center.

The Fillmore Philadelphia Property is located along the Delaware River waterfront, in a gentrifying area known as Fishtown. The local area has been undergoing a major revitalization over the past several years. In addition, the area is part of a master plan to transform a six-mile length of Philadelphia’s Central Delaware River waterfront to create a region-serving network of parks, trails, and attractions, while also reconnecting the city’s residents and visitors with the waterfront. Waterfront attractions immediately proximate to The Fillmore Philadelphia Property include Sugarhouse Casino and Penn Treaty Park. Sugarhouse Casino, which opened in 2010 and is currently undergoing a $164 million expansion, is located on the waterfront across North Delaware Avenue from The Fillmore Philadelphia Property. In addition, Waterfront Square, a condominium project and Penn Treaty Pennthouses, a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

multifamily project, were recently completed within the immediate vicinity. In July 2016, Live Nation opened up the 300-seat Punchline Comedy Club across the street from The Fillmore Philadelphia Property, and Goose Island, the Chicago based brewery, recently opened a pub within the same building.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of The Fillmore Philadelphia Property was 30,420, 423,749 and 938,572, respectively. Population is projected to increase by 2.8% over the next five years within the five-mile radius of The Fillmore Philadelphia Property. The estimated 2016 average household income within a one-, three-, and five-mile radius of The Fillmore Philadelphia Property was $72,858, $64,810 and $55,387 respectively.

According to a third party market research report, The Fillmore Philadelphia Property is located within the Philadelphia retail market and the Philadelphia Non-CBD retail submarket. As of year-end 2016, the Philadelphia retail market consisted of approximately 544.7 million SF with an overall vacancy rate of 5.1% and an average asking rental rate of $14.05 PSF. As of year-end 2016, the Philadelphia Non-CBD retail submarket consisted of approximately 56.8 million SF with an overall vacancy rate of 4.1% and an average asking rental rate of $15.74 PSF. Based on comparable leases in the area, the appraiser concluded to market rents on a NNN basis of $20.00 PSF for large retail spaces and $33.00 PSF for small to medium retail spaces.

According to a third party market research report, The Fillmore Philadelphia Property is located within the Philadelphia office market and the Philadelphia Non-CBD office submarket. As of year-end 2016, the Philadelphia office market consisted of approximately 418.1 million SF with an overall vacancy rate of 8.9% and an average asking rental rate of $22.33 PSF. As of year-end 2016, the Philadelphia Non-CBD office submarket consisted of approximately 33.1 million SF with an overall vacancy rate of 9.0% and an average asking rental rate of $22.88 PSF. Based on comparable leases in the area, the appraiser concluded to market rents on a NNN basis of $18.00 PSF for office spaces.

The following table presents leasing data at certain retail competitive properties with respect to The Fillmore Philadelphia Property:

Competitive Property Summary
Property Location	Year Built	Tenant Type	Tenant Name	Lease Term	Base Rent PSF	Lease Type
The Fillmore Philadelphia Property 1002-1052 Frankford Avenue Philadelphia, PA 19123	1893-1944	Retail Small/Medium		10.0 – 15.0 yrs	$18.00 - $40.00	NNN
33-51 East Laurel St. Philadelphia, PA	1970	Retail Small/Medium	Goose Island Live Nation Comedy Club	10.0 yrs 15.0 yrs	$34.50 $24.24	NNN NNN
1033 N. 2nd St. Philadelphia, PA	N/A	Retail Small/Medium	Wahlburgers	10.0 yrs	$38.21	NNN
1080 N. Delaware Ave. Philadelphia, PA	N/A	Retail Small/Medium	Golf and Social LLC	10.0 yrs	$18.00	NNN
The Fillmore Philadelphia Property 1002-1052 Frankford Avenue Philadelphia, PA 19123	1893-1944	Retail Large		15.0 yrs	$10.74 - $27.00	Mod. Gross
4800-4900 Edgmont Ave. Brookhaven, PA	2017	Retail Large	LA Fitness	15.0 yrs	$21.00	NNN
1600 N. Broad St. Philadelphia, PA	2006	Retail Large	AMC Theater	15.0 yrs	$16.31	NNN
456 N. 5th St. Philadelphia, PA	N/A	Retail Large	Yards Brewery	15.5 yrs	$9.50	NNN
1004-1036 Spring Garden Philadelphia, PA	1889	Retail Large	Union Transfer	7.2 yrs	$18.00	NNN
The Fillmore Philadelphia Property 1002-1052 Frankford Avenue Philadelphia, PA 19123	1893-1944	Office		10.0 yrs	$20.00	NNN
150 S. Independence Mall Philadelphia, PA	1927	Office	Value Guard	7.4 yrs	$25.00	Gross + TE
325-41 Chestnut Street Philadelphia, PA	1958	Office	Graystar Future Media Concepts	7.0 yrs 5.2yrs	$27.00 $19.50	Gross + TE Full Service
111 S. Independence Mall Philadelphia, PA	1895	Office	Premiere Brand, LLC	2.0 yrs	$19.15	Full Service
1080 N. Delaware Ave. Philadelphia, PA	1905	Office	N/A	7.0 yrs	$19.00	Mod. Gross
117-125 N. 8th St Philadelphia, PA	1946	Office	Connect-One Health, LLC EPAM Systems, Inc.	1.0 yrs 5.3 yrs	$14.00 $17.50	Mod. Gross Mod. Gross

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

1002-1052 Frankford Avenue Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 12 The Fillmore Philadelphia	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,250,000 67.9% 1.51x 10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Fillmore Philadelphia Property:

Cash Flow Analysis
	2015(1)	2016(2)	4/30/2017 TTM(2)	UW	UW PSF
Rents In Place(3)	N/A	$934,219	$1,909,768	$2,460,442	$18.79
Vacant Income(4)	N/A	$0	$0	$123,760	$0.94
Gross Potential Rent	N/A	$934,219	$1,909,768	$2,584,202	$19.73
Total Recoveries	N/A	$250,633	$272,527	$118,132	$0.90
Percentage Rent(5)	N/A	$310,625	$0	$300,000	$2.29
Less Vacancy & Credit Loss(6)	N/A	$0	$0	($150,117)	($1.15)
Other Income	N/A	$139,650	$829	$163,000	$1.24
Effective Gross Income	N/A	$1,635,127	$2,183,124	$3,015,217	$23.02
Total Operating Expenses(7)	N/A	$469,772	$548,850	$464,608	$3.55
Net Operating Income	N/A	$1,165,355	$1,634,274	$2,550,609	$19.48
Capital Expenditures	N/A	$0	$0	$19,645	$0.15
TI/LC	N/A	$0	$0	$188,172	$1.44
Net Cash Flow	N/A	$1,165,355	$1,634,274	$2,342,792	$17.89

Occupancy %(8)	N/A	83.7%	83.7%	95.0%(6)
NOI DSCR (IO)	N/A	0.99x	1.39x	2.17x
NOI DSCR (P&I)	N/A	0.75x	1.05x	1.64x
NCF DSCR (IO)	N/A	0.99x	1.39x	1.99x
NCF DSCR (P&I)	N/A	0.75x	1.05x	1.51x
NOI Debt Yield	N/A	4.6%	6.5%	10.1%
NCF Debt Yield	N/A	4.6%	6.5%	9.3%

(1)	Live Nation, the largest tenant at The Fillmore Philadelphia Property, began paying rent in October 2015.

(2)	For the first eight months of 2016, The Fillmore Philadelphia Property was 47.3% occupied by Live Nation and a restaurant that closed December 2016. Philadelphia Distilling began paying rent in September 2016, and Revolutions began paying rent in November 2016. Operating results for 2016 and the trailing twelve months ending April 30, 2017 reflect historical performance while The Fillmore Philadelphia Property was still under construction.

(3)	UW Rents In Place based on contractual rents. Urban Eel and Mad Rex are not yet in occupancy but are currently paying rent. All Outstanding TI obligations deposited by The Fillmore Philadelphia Borrower at loan origination have been released.

(4)	Vacant Income is based on the appraiser’s market rent conclusion of $18.00 PSF for 3,570 SF of the vacant office space and the current rent of $20.17 PSF for 2,950 SF of office space that Live Nation occupies without a verifiable lease.

(5)	Percentage Rent represents the additional rent Live Nation is required to pay equal to $1.50 per ticket sold in excess of 100,000 up to 120,000 tickets per year and $2.50 per ticket sold in excess of 120,000 tickets per year.

(6)	UW Occupancy % is based on underwritten economic occupancy of 95.0%. The Filmore Philadelphia Property had physical occupancy of 95.0% as of July 20, 2017.

(7)	The Fillmore Philadelphia Property benefits from a real estate tax abatement whereby a 10-year tax abatement on 100% of the value added by the construction of improvements is granted. The tax abatement takes effect upon receipt of the certificate of occupancy for each newly delivered tenant space. The appraiser estimated an abated real estate tax schedule, and the 10-year average of the schedule was underwritten.

(8)	Occupancy % represents the period ending occupancy. The average occupancy for 2016 and the trailing twelve months ending April 30, 2017 was 55.2% and 66.6%, respectively, as portions of The Fillmore Philadelphia Property were delivered to its tenants over time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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333 Madonna Road San Luis Obispo, CA 93405	Collateral Asset Summary – Loan No. 13 Embassy Suites – San Luis Obispo	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,920,000 50.7% 1.99x 14.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/NR			Location:	San Luis Obispo, CA 93405
				General Property Type:	Hospitality
Original Balance:	$24,920,000			Detailed Property Type:	Full Service
Cut-off Date Balance:	$24,920,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1986 / 2017
Loan Purpose:	Refinance			Size:	195 Rooms
Borrower Sponsors:	Patrick M. Nesbitt Family Trust; Patrick M. Nesbitt			Cut-off Date Balance per Room:	$127,795
				Maturity Date Balance per Room:	$110,046
Mortgage Rate:	4.8100%			Property Manager:	Windsor Capital Group, Inc. (borrower-related)
Note Date:	7/7/2017
First Payment Date:	9/1/2017
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$3,723,287
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	14.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	17.4%
Additional Debt Type:	N/A			UW NCF DSCR:	2.57x (IO) 1.99x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,642,094 (4/30/2017 TTM)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI(2):	$2,837,113 (12/31/2016)
Reserves				3rd Most Recent NOI:	$3,718,790 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.5% (6/2/2017)
RE Tax:	$68,913	$13,783	N/A	2nd Most Recent Occupancy:	89.7% (12/31/2016)
Insurance:	$13,124	$13,124	N/A	3rd Most Recent Occupancy:	90.2% (12/31/2015)
FF&E:	$0	$39,602	N/A	Appraised Value (as of):	$49,200,000 (6/8/2017)
Deferred Maintenance:	$11,583	$0	N/A	Cut-off Date LTV Ratio:	50.7%
PIP Reserve:	$528,682	$0	N/A	Maturity Date LTV Ratio:	43.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,920,000	66.6%	Loan Payoff:	$35,000,000	93.5%
Borrower Equity:	$12,520,546	33.4%	Reserves:	$622,302	1.7%
			Closing Costs:	$951,994	2.5%
			YM Prepayment Cost:	$866,250	2.3%
Total Sources:	$37,440,546	100.0%	Total Uses:	$37,440,546	100.0%

(1)	After a period of three years, a mezzanine loan to an affiliate of the Embassy Suites - San Luis Obispo Borrower is permitted, provided that the following conditions, among others, are satisfied: (i) an aggregate loan-to-value ratio no greater than 60.0%; (ii) an aggregate debt service coverage ratio based on the trailing twelve month period greater than 1.65x; (iii) an intercreditor agreement acceptable to the lender; and (iv) receipt of a rating agency confirmation from Fitch, Moody’s, S&P and Kroll that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the UBS 2017-C2 Certificates.

(2)	The decrease in 2016 and 4/30/2017 TTM NOI from 2015 NOI is primarily attributed to an extensive renovation at the Embassy Suites - San Luis Obispo Property from January 2016 to April 2017, during which time 13,620 guestrooms were taken offline. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom displacement from January 2016 to April 2017.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Embassy Suites - San Luis Obispo Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,920,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as Embassy Suites - San Luis Obispo, located in San Luis Obispo, California (the “Embassy Suites - San Luis Obispo Property”). The proceeds of the Embassy Suites - San Luis Obispo Mortgage Loan along with the borrower sponsor’s cash contribution of approximately $12.5 million were used to refinance existing debt on the Embassy Suites - San Luis Obispo Property, fund upfront reserves, yield maintenance prepayment cost and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are SLO PropCo LLC and SLO OpCo LLC (the “Embassy Suites - San Luis Obispo Borrowers”), both Delaware limited liability companies, structured to be bankruptcy remote with two independent directors each. The Embassy Suites - San Luis Obispo Borrowers are each 95% in the aggregate, indirectly owned by the Patrick M. Nesbitt Family Trust, with the remaining 5% of the indirect interests owned by Patrick M. Nesbitt Jr. The non-recourse carveout guarantors and borrower sponsors for the Embassy Suites - San Luis Obispo Mortgage Loan are the Patrick M. Nesbitt Family Trust and Patrick M. Nesbitt.

One of the borrower sponsors, Patrick M. Nesbitt, founded the Santa Monica headquartered Windsor Capital Group Inc. (WCG) in 1974. WCG is a privately-owned real estate firm owning and operating 10 Marriott and Embassy Suites hotels totaling 5,898 rooms in California, Georgia, Nevada and North

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

333 Madonna Road San Luis Obispo, CA 93405	Collateral Asset Summary – Loan No. 13 Embassy Suites – San Luis Obispo	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,920,000 50.7% 1.99x 14.9%

Carolina. WCG has also developed seven hotels from the ground up, owns and manages Marriott and Hilton hotels, and is an approved Hyatt, Starwood and IHG operator in addition to Marriott and Hilton. The WCG leadership team has over 250 years of combined experience and holds advisory board seats with Marriott and Hilton/Embassy Suites. In addition to their hotels, WCG affiliates have developed office buildings, shopping centers and retail complexes, apartment complexes, and a luxury single-family residential community.

The Property. The Embassy Suites - San Luis Obispo Property consists of the fee interest in a 195-room, four-story full service hotel constructed in 1986 and most recently renovated in 2017. The Embassy Suites - San Luis Obispo Property is located southeast of the intersection formed by El Mercado Road and Madonna Road and directly west of U.S. Highway 101 in San Luis Obispo, California, roughly midway between San Francisco and Los Angeles on the Central Coast.

The borrower sponsors invested approximately $20.5 million since acquisition into the asset, with another $529,000 slated as part of the scheduled PIP. The Embassy Suites - San Luis Obispo Property is in the final stages of completing an approximately $8.4 million ($43,059 per room) PIP renovation, which includes but is not limited to guest suites, common areas, building design and structure, and recreation facility upgrades. The completed upgrades all comply with Hilton’s most recent brand standards for Embassy Suites. To date, approximately $8.0 million of the PIP upgrades have been completed. The Embassy Suites - San Luis Obispo Property has a franchise agreement with Embassy Suites Franchise, LLC. The franchise agreement commenced on March 27, 2015 and has a term of 15-years, with an expiration date of March 31, 2030 and no renewal options.

The Embassy Suites - San Luis Obispo Property’s guestroom mix consists of an all-suite guestroom configuration including 94 king, 91 double queen, 7 accessible king, and 3 junior suite rooms. Guestrooms feature flat screen televisions, a work desk with chair, an armchair, safe, mini-refrigerator, microwave, coffeemaker, sleeper sofa, hair dryer, luggage rack, iron and ironing board. Guestrooms also offer wireless high-speed Internet access. Guest parking consists of 264 spaces or 1.35 spaces per key.

The Embassy Suites - San Luis Obispo Property features a complimentary cooked-to-order breakfast and evening Manager’s Reception including complimentary drinks and snacks served within the landscaped hotel atrium, market pantry, indoor swimming pool and whirlpool, lobby workstation, concierge, guest laundry room, and fitness center. Additionally, the Embassy Suites - San Luis Obispo Property features six meeting rooms totaling 8,414 SF on the east side of the first floor, as well as on the west side of the lobby adjacent to the atrium seating area. Three of the meeting rooms are divisible from the ballroom area. The Embassy Suites - San Luis Obispo Property also features the Greenhouse Grill, which serves lunch and dinner.

According to the appraisal, the Embassy Suites - San Luis Obispo Property generates approximately 50% of its room revenue from corporate demand, approximately 35% from a combination of leisure and tourism demand and approximately 15% from convention group demand.

More specific information about the Embassy Suites - San Luis Obispo Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Embassy Suites - San Luis Obispo Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	77.1%	$137.90	$106.27	88.4%	$147.12	$130.01	114.7%	106.7%	122.3%
2015	80.7%	$143.44	$115.80	89.1%	$157.32	$140.11	110.3%	109.7%	121.0%
2016	78.3%	$151.47	$118.66	75.3%	$166.31	$125.16	96.1%	109.8%	105.5%
4/30/2017 TTM	79.6%	$150.94	$120.11	79.2%	$163.44	$129.44	99.5%	108.3%	107.8%

Source: Industry Report

(1)	The competitive set for 2014, 2015, 2016 and 4/30/2017 TTM includes Best Western Plus Royal Oak Hotel, Quality Suites Downtown San Luis Obispo, Holiday Inn Express San Luis Obispo, Courtyard San Luis Obispo, and Hampton Inn Suites San Luis Obispo.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites - San Luis Obispo Property are attributable to differing reporting methodologies, and/or timing differences. The appraisal and industry reports are not adjusted for the approximately 15.4% and 11.3% of rooms taken offline during the 2016 and 4/30/2017 TTM renovations.

The Market. The Embassy Suites - San Luis Obispo Property is located in San Luis Obispo, San Luis Obispo County, California on 333 Madonna Road. The Embassy Suites - San Luis Obispo Property’s neighborhood is generally defined by Madonna Road to the northwest, U.S. Highway 101 to the east, Prado Road to the south, and Los Osos Valley Road to the west and south. The neighborhood is characterized by restaurants, an outdoor mall, and smaller retail outlets along the primary thoroughfares, with residential areas located along the secondary roadways. The Property sits behind two retail centers, including Madonna Plaza Shopping Center and Central Coast Plaza Shopping Center. The Madonna Plaza Shopping Center is an approximately 319,000 SF power center with tenancy including Ralph’s, Kohl’s, Best Buy, Petco, Sears, Ulta, Men’s Wearhouse, Starbucks, and Panera Bread, among others. The Central Coast Plaza Shopping Center’s tenant roster includes Bed Bath & Beyond, Cost Plus World Market, Dollar Tree, Payless ShoeSource, Tahoe Joe’s, and SLO Farmer’s Market. According to the appraisal, the nature of the development in the immediate area is considered appropriate for and conducive to the operation of a hotel.

The city serves as the commercial, governmental and cultural hub of San Luis Obispo County. California Polytechnic State University is a major presence, with approximately 21,000 students enrolled at its 6,000-acre campus in the San Luis Obispo foothills. In addition, the wineries in San Luis Obispo County attract over 1.2 million tourists annually, who spend approximately $113 million locally. The wine industry, including wine-related tourism, accounts for about 13,600 jobs in San Luis Obispo County. Wine grapes, San Luis Obispo County’s highest value crop, represents one-third of the county’s total agricultural production value.

The Embassy Suites - San Luis Obispo Property is located within the San Luis Obispo – Paso Robles – Arroya Grande, CA metropolitan statistical area. According to the appraisal, the metropolitan statistical area had a 2016 population of approximately 286,800 million residents. The population exhibited increases of 0.9% annually from 2000 to 2010, 1.0% annually from 2010 to 2016, and is expected to increase an additional 1.4% annually through 2020. According to the Bureau of Labor Statistics, the April 2017 unemployment rate was 3.3% for the metropolitan statistical area. In comparison, the unemployment rate for the state and the U.S. was 4.5% and 4.4%, respectively, for the same period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

333 Madonna Road San Luis Obispo, CA 93405	Collateral Asset Summary – Loan No. 13 Embassy Suites – San Luis Obispo	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,920,000 50.7% 1.99x 14.9%

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Embassy Suites - San Luis Obispo Property is 7,652, 49,706 and 63,090, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Embassy Suites - San Luis Obispo Property is $80,784, $79,172 and $80,570, respectively.

According to an industry report as of April 2017, the Embassy Suites - San Luis Obispo Property is located within the California Central Coast market which consists of 578 hotels containing 38,210 rooms. The average April 2017 trailing 12-month occupancy, ADR and RevPAR for the California Central Coast market was 72.4%, $169.50 and $122.69, respectively. As of April 30, 2017, the Embassy Suites - San Luis Obispo Property had an occupancy, ADR and RevPAR of 89.5%, $162.28 and $145.31, respectively over the trailing 12-month period after adjusting for the approximately 15.4% and 11.3% of rooms taken offline during 2016 and TTM 4/30/2017 renovations.

Primary and secondary competitive properties to the Embassy Suites - San Luis Obispo Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Embassy Suites - San Luis Obispo Property(1)	195	50%	35%	15%	89.7%	$164.33	$147.41
Hampton Inn & Suites San Luis Obispo	84	55%	35%	10%	80.0% - 85.0%	$150.00 - $160.00	$125.00 - $130.00
Courtyard by Marriott San Luis Obispo	139	50%	40%	10%	80.0% - 85.0%	$160.00 - $170.00	$130.00 - $140.00
Best Western Royal Oak	99	40%	55%	5%	70.0% - 75.0%	$150.00 - $160.00	$105.00 - $110.00
Holiday Inn Express San Luis Obispo	100	40%	55%	5%	70.0% - 75.0%	$150.00 - $160.00	$105.00 - $110.00
Total/Wtd. Avg. of Primary Competition(2)	617	48%	42%	10%	77.8%	$158.06	$123.03
Secondary Competitors	370	27%	59%	14%	75.7%	$179.95	$136.23
Total/Wtd. Avg. of Primary and Secondary Competition(2)	987	42%	47%	11%	77.2%	$164.40	$126.93

Source: Appraisal

(1)	Reflects 2016 Occupancy, ADR and RevPAR from historical operating statements, which adjust for the approximately 15.4% of rooms taken offline during 2016 renovations.

(2)	Total/Wtd. Avg. is based on the Embassy Suites - San Luis Obispo Property 2016 Occupancy, 2016 ADR and 2016 RevPAR of 76.0%, $164.33 and $124.83, respectively, as described in the appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites - San Luis Obispo Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	89.5%	90.2%	89.7%	89.5%	89.5%
ADR	144.76	$154.71	$164.33	$162.28	$162.28
RevPAR	129.54	$139.54	$147.41	$145.31	$145.31

Rooms Revenue	$9,219,918	$9,931,863	$8,885,085	$9,162,404	$10,342,203	$53,037
Food & Beverage	$1,310,461	$1,407,527	$1,346,449	$1,028,510	$1,289,848	$6,615
Other Income(1)	$220,132	$270,015	$203,107	$220,190	$248,549	$1,275
Total Revenue	$10,750,511	$11,609,405	$10,434,641	$10,411,104	$11,880,600	$60,926
Total Expenses	$7,327,547	$7,890,615	$7,597,528	$7,769,010	$8,157,313	$41,832
Net Operating Income(2)	$3,422,964	$3,718,790	$2,837,113	$2,642,094	$3,723,287	$19,094
FF&E	$0	$0	$0	$0	$594,030	$3,046
Net Cash Flow	$3,422,964	$3,718,790	$2,837,113	$2,642,094	$3,129,257	$16,047

NOI DSCR (P&I)	2.18x	2.37x	1.81x	1.68x	2.37x
NCF DSCR (P&I)	2.18x	2.37x	1.81x	1.68x	1.99x
NOI Debt Yield	13.7%	14.9%	11.4%	10.6%	14.9%
NCF Debt Yield	13.7%	14.9%	11.4%	10.6%	12.6%

(1)	Other Income includes parking, vending, gift shop/sundries income, guest laundry, valet, rental income tenants and other miscellaneous revenue.

(2)	The decrease in 2016 and 4/30/2017 TTM NOI from 2015 NOI is primarily attributed to an extensive renovation at the Embassy Suites - San Luis Obispo Property from January 2016 to April 2017, during which time 13,620 guestrooms were taken offline. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom displacement from January 2016 to April 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 14 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 73.2% 1.67x 8.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/BBB+			Location:	Various
				General Property Type(6):	Other
Original Balance(1):	$24,000,000			Detailed Property Type(6):	Leased Fee
Cut-off Date Balance(1):	$24,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.7%			Year Built/Renovated(6):	Various/2016
Loan Purpose:	Refinance			Size:	2,133,134 SF
Borrower Sponsor:	Joseph G. Gillespie, III			Cut-off Date Balance per SF(2):	$29
Mortgage Rate:	5.0200%			Maturity Date Balance per SF(2):	$29
Note Date:	7/18/2017			Property Manager:	Self-managed
First Payment Date:	9/5/2017
Maturity Date:	8/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (93); O (3)			UW NOI:	(a) $5,305,307 (b) $15,952,089
Lockbox/Cash Mgmt Status(3):	Hard/In Place			UW NOI Debt Yield(1)(6):	(a) 8.5% (b) 25.5%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1)(6):	(a) 8.5% (b) 25.5%
Additional Debt Balance(1):	$38,465,000			UW NCF DSCR(1)(6):	(a) 1.67x (b) 4.31x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(7):	N/A
Reserves				2nd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	N/A
RE Tax:	$0	Springing(4)	N/A	Most Recent Occupancy:	100.0% (8/1/2017)
Insurance:	$0	Springing(4)	N/A	2nd Most Recent Occupancy(7):	N/A
Deferred Maintenance:	$1,140,575	$0	N/A	3rd Most Recent Occupancy(7):	N/A
PIP Reserve:	$2,802,940	$0	N/A	Appraised Value (as of)(1)(6):	$85,300,000 (Various)
Cromwell Environmental Escrow:	$230,862	$0	N/A	Cut-off Date LTV Ratio(1)(6):	(a) 73.2% (b) 28.6%
Seasonal Reserve:	$0	Springing(4)	N/A	Maturity Date LTV Ratio(1)(6):	(a) 73.2% (b) 28.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Initial Loan Amount(1):	$62,465,000	100.0%	Loan Payoff:	$55,265,475	88.5%
			Reserves:	$4,174,377	6.7%
			Closing Costs:	$3,025,148	4.8%
Total Sources:	$62,465,000	100.0%	Total Uses:	$62,465,000	100.0%

(1)	The IC Leased Fee Hotel Portfolio Mortgage Loan is part of the IC Leased Fee Hotel Portfolio Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original funded outstanding principal balance $62,465,000 and, subject to the satisfaction of the future funding conditions set forth in the loan documents, may have a maximum aggregate principal balance of $77,345,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the funded aggregate original principal balance of the promissory notes comprising the IC Leased Fee Hotel Portfolio Whole Loan. The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR, the Cut-off Date LTV Ratio, and “look-through” Cut-Off LTV Ratio assuming the fully funded aggregate principal balance of the IC Leased Fee Hotel Portfolio Whole Loan and addition of the eighth Villa Roma Property (as defined below) would be $3.44, 8.0%, 1.58x, 77.5% and 29.7%.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 5, 2017. Defeasance of all or a portion of the Leased Fee Hotel Portfolio Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 18, 2021 (“Lockout Period”). From and after the termination of the Lockout Period, the IC Leased Fee Hotel Portfolio Borrowers may obtain the release of an individual property or properties from the lien of the IC Leased Fee Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no event of default has occurred and is continuing, (ii) after release, the remaining collateral has a DSCR no less than the greater of (a) 1.33x and (b) the DSCR in place immediately prior to the release, (iii) after release the combined LTV ratio does not exceed the lesser of (a) 130.0% and (b) the LTV ratio in place prior immediately the release, and (iv) payment of an amount equal to the greater of (a) 100% of the allocated net proceeds for such individual Mortgaged Property and (b) 130% of the allocated loan amount for such individual Mortgaged Property being released.

(3)	The IC Leased Fee Hotel Portfolio Whole Loan is structured with springing cash management. The cash management period will commence upon (i) an event of default; (ii) a default by the IC Leased Fee Hotel Portfolio Borrowers or the Ground Tenant under the ground lease beyond any applicable notice or cure period; (iii) the failure by the Ground Tenant, after the end of a calendar quarter, to maintain the ground rent coverage ratio of at least 1.15x; or (iv) the IC Leased Fee Hotel Portfolio Borrowers are required to deposit all excess cash to the PIP reserve subaccount pursuant to the terms of the loan agreement which deposits are required as of the date of the loan agreement. The IC Leased Fee Hotel Portfolio Whole Loan is currently in cash management period because all excess cash are required to be deposit in to PIP reserve subaccount.

(4)	Ongoing tax and insurance reserves are not required if, among other terms and conditions, the ground leases remain in full force and effect and the IC Leased Fee Hotel Portfolio Borrowers provide evidence as required by the lender that the Ground Tenants have provided timely payment of all property taxes and insurance premiums. After the completion of all required PIP renovations, on each payment date occurring in March through December, the IC Leased Fee Hotel Portfolio Borrowers are required to deposit $83,000 in the seasonality reserve.

(5)	The IC Leased Fee Hotel Portfolio Whole Loan is secured by the land under seven hotels totaling 2,133,134 SF and each is encumbered by a ground lease with the related borrower as the ground lessor. The improvements are not collateral for the IC Leased Fee Hotel Portfolio Mortgage Loan other than the IC Leased Fee Hotel Portfolio Borrowers’ reversionary interest therein. Certain property information such as Year Built/Renovated relates to the Non-Collateral Improvements (defined below) and is for informational purposes only. The “look-through” to the Non-Collateral Improvements including the Villa Roma Property UW NOI, UW NOI Debt Yield, UW NCF DSCR based on the fully funded aggregate principal balance of the IC Leased Fee Hotel Portfolio Whole Loan would be $18,574,349, 24.0% and 3.97x.

(6)	Underwriting and Financial Information is based on (a) the average annual ground lease payment due under the ground lease during the loan term described below under “The Properties,” and (b) the “look-through” to the Non-Collateral Improvements as described below under “Operating History and Underwritten Net Cash Flow”. The Cut-off LTV Ratio and Maturity Date LTV Ratio are based

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 14 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 73.2% 1.67x 8.5%

on (a) the aggregate appraised values of the IC Leased Fee Hotel Portfolio totaling $85,300,000 and including the Villa Roma Property, $99,800,000, and (b) the aggregate appraised value of the IC Leased Fee Hotel Portfolio and the Non-Collateral Improvements, totaling $218,750,000 and including the Villa Roma Property, $260,450,000.

(7)	Historical NOI and occupancy data are not available as the new ground leases are each dated July 18, 2017; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements is available. See “Operating History and Underwritten Net Cash Flow” below for further details.

The Mortgage Loan. The fourteenth largest mortgage loan (the “IC Leased Fee Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “IC Leased Fee Hotel Portfolio Whole Loan”) that is evidenced by four pari passu promissory notes (see “IC Leased Fee Hotel Portfolio Whole Loan Summary” table below) secured by a first priority fee mortgage encumbering the land under seven full service hotels totaling 2,133,134 SF (the “IC Leased Fee Hotel Portfolio”), consisting of six Radisson hotels located in Albany, New York, Appleton, Wisconsin, Billings, Montana, Cheyenne, Wyoming, Cromwell, Connecticut, and High Point, North Carolina, and one independent hotel located in St. Louis, Missouri (each a “Property” and collectively, the “IC Leased Fee Hotel Portfolio Properties”).

The IC Leased Fee Hotel Portfolio Whole Loan has an aggregate original funded principal balance of $62,465,000 and, subject to the satisfaction of the future funding conditions set forth in the loan documents, may have a maximum principal balance of $77,345,000. Note A-3 is currently unfunded; however, at any time prior to August 12, 2017, the lender may, in its sole and absolute discretion, advance an additional amount of up to $14,880,000 provided no event of default then exists and upon satisfaction of certain conditions, including but not limited to: (i) the execution and delivery of amendments to the loan documents in such form as the lender may approve; (ii) adding the Villa Roma Resort property located in Callicoon, New York (the “Villa Roma Property”) as additional collateral for the IC Leased Fee Hotel Portfolio Whole Loan by the execution and delivery of a first in priority mortgage in favor of the lender that encumbers the Villa Roma Property; (iii) the receipt by the lender at the IC Leased Fee Hotel Portfolio Borrowers’ expense of a title insurance policy wholly acceptable to the lender which insures the interests of the lender created by the Villa Roma Property mortgage as a first in priority security interest in the Villa Roma Property and containing such exceptions as may be approved and such endorsements as may be required by the lender. The obligation to fund Note A-3 will be the sole responsibility of the holder of Note A-3 (currently Natixis Real Estate Capital LLC), and will not be the responsibility of the trust. Note A-1, with a principal balance of $24,000,000, represents the IC Leased Fee Hotel Portfolio Mortgage Loan and will be included in the UBS 2017-C2 Trust. The controlling Note A-4 and the non-controlling Notes A-2 and Note A-3, with an aggregate original funded principal balance of $38,465,000, are currently held by Natixis Real Estate Capital LLC, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The IC Leased Fee Hotel Portfolio Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

IC Leased Fee Hotel Portfolio Whole Loan Summary
Note	Original Balance	Funded	Anticipated Note Holder	Controlling Piece
A-1	$24,000,000	Yes	UBS 2017-C2	No
A-2	$15,345,000	Yes	Natixis	No
A-3	$14,880,000(1)	No	Natixis	No
A-4	$23,120,000	Yes	Natixis	Yes
Total	$77,345,000

(1) Note A-3 has a principal balance as of the Cut-Off Date of $0 but may increase up to $14,880,000 subject to certain conditions in the loan documents.

The proceeds of the IC Leased Fee Hotel Portfolio Whole Loan were used to refinance a previous loan of approximately $55.3 million, fund upfront reserves and pay closing costs. In connection with the acquisition of the Villa Roma Property, the IC Leased Fee Hotel Portfolio Whole Loan will increase to an amount up its maximum balance of $77,345,000.

The Borrowers and the Borrower Sponsor. The borrowers consist of seven single-purpose Delaware limited liability companies, each structured to be bankruptcy remote, with two independent directors in its organizational structure (the “IC Leased Fee Hotel Portfolio Borrowers”). The borrower sponsor and nonrecourse carve-out guarantor of the IC Leased Fee Hotel Portfolio is Joseph G. Gillespie, III. Mr. Gillespie is the co-founder and CEO of Inner Circle. Inner Circle is a full-service real estate investment company that specializes in the acquisition, financing, and management of distressed hotel & resort assets. Mr. Gillespie has experience in all phases of hospitality-related real estate investment with substantial transactional experience. Mr. Gillespie has been responsible for the acquisition of 135 hotels with 93 as a major principal. Mr. Gillespie has been responsible for the financing of over $3.5 billion in real estate. Mr. Gillespie reports a net worth (including the assets currently being financed) of approximately $153.9 million and liquidity of approximately $4.3 million as of April 10, 2017.

The Properties. The IC Leased Fee Hotel Portfolio Whole Loan is secured by the land totaling 2,133,134 SF under seven full service hotels totaling 2,168 rooms in hospitality properties located across seven states. Each IC Leased Fee Hotel Portfolio Property is encumbered by a 99-year term ground lease dated July 18, 2017, between the related borrower, as ground lessor and the related ground tenant (individually, a “Ground Tenant” or together, the “Ground Tenants”). Each Ground Tenant own the improvements located at its respective IC Leased Fee Hotel Portfolio Property (collectively, the “Non-Collateral Improvements”) and only the IC Leased Fee Hotel Portfolio Borrowers’ reversionary interest therein serves as collateral for the IC Leased Fee Hotel Portfolio Whole Loan. The Ground Tenants pay ground rent totaling an initial amount of $4,627,848, annually, on an absolute net basis, subject to 3.0% annual increase. The IC Leased Fee Hotel Portfolio Borrowers are affiliates of the Ground Tenants.

The Non-Collateral Improvements consists of six Radisson hotels located in Albany, New York, Appleton, Wisconsin, Billings, Montana, Cheyenne, Wyoming, Cromwell, Connecticut, and High Point, North Carolina, and one independent hotel located in St. Louis, Missouri. Six of the seven hotels were acquired in 2015 of which four were rebranded to Radisson Hotels. All the hotels are located either within a central business district, airport location or near key demand generators. All the hotels offer a full-service product that includes a selection of room types, meeting space, restaurant, swimming pool and fitness center. The hotels offer 154,385 SF of meeting space with the Appleton and Billings assets offering over 82,000 SF of conference and meeting space. The hotel in St. Louis operated as a Crowne Plaza until the first quarter of 2017 when it was converted into an independent hotel. The borrower sponsor, who owns another independent hotel in the St. Louis central business district that they previously de-flagged, wanted to maximize the revenue potential of this asset and has started conversion of the 440 room hotel into a 152-room independent hotel with an additional 288 multifamily rentals and commercial space on the ground and lower three floors in the adjacent 3-story building. The borrower sponsor has invested to date, approximately $5.5 million on capital improvements and plan to spend an additional $5.9 million in 2017 in the Non-Collateral Improvements (in addition to the redevelopment of the St. Louis asset).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 14 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 73.2% 1.67x 8.5%

More specific information about the Non-Collateral Improvements and the related competitive set is set forth in the following tables:

Historical Occupancy, ADR, RevPAR(1)
Year	Non-Collateral Improvements			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	56.8%	$99.05	$55.64	63.1%	$115.04	$72.64	89.9%	86.1%	76.6%
2015	53.6%	$101.88	$54.66	61.8%	$117.54	$72.68	86.7%	86.7%	75.2%
2016	49.8%	$95.31	$47.60	61.9%	$118.83	$73.56	80.5%	80.2%	64.7%
4/30/2017 TTM(2)	49.7%	$95.34	$47.45	61.4%	$119.48	$73.36	81.0%	79.8%	64.7%

(1)	Competitive Set data for each individual property provided from a third party hospitality research report.

(2)	Most recent TTM for the City Place Downtown St. Louis property is February 2017, as it underwent renovations and was not operating during renovations.

IC Leased Fee Hotel Portfolio and Non Collateral Improvements Summary
Property Name	City / State	SF (Land)	Rooms	Year Built / Renovated	Allocated Loan Amount	%	Appraised Value(1)	UW NCF	%	TTM Occupancy	TTM RevPAR Penetration
Radisson Paper Valley	Appleton, WI	124,146	388	1982 / 2016	$16,092,500	25.8%	$27,100,000	$1,684,326	31.7%	64.0%	97.5%
City Place Downtown St. Louis	St. Louis, MO	94,090	440	1965 / 2016	$15,757,500	25.2%	$21,400,000	$1,331,220	25.1%	47.5%	60.8%
Radisson Albany	Albany, NY	552,776	312	1975 / 2016	$8,400,000	13.4%	$10,900,000	$679,432	12.8%	52.4%	60.8%
Radisson Cromwell	Cromwell, CT	393,782	215	1968 / 2016	$6,720,000	10.8%	$7,400,000	$458,696	8.6%	45.3%	62.7%
Radisson Cheyenne	Cheyenne, WY	307,534	245	1981 / 2016	$6,655,000	10.7%	$6,700,000	$418,214	7.9%	53.6%	78.3%
Radisson High Point	High Point, NC	65,776	252	1983 / 2016	$5,840,000	9.3%	$8,400,000	$523,777	9.9%	38.0%	55.5%
Radisson Billings	Billings, MT	595,030	316	1972 / 2016	$3,000,000	4.8%	$3,400,000	$209,643	4.0%	38.7%	49.3%
Total / Weighted Average		2,133,134	2,168		$62,465,000	100.0%	$85,300,000	$5,305,307	100.0%	49.7%	64.7%

Villa Roma Property(2)	Callicoon, NY	20,360,380	140	1969-2008 / 2015	$14,880,000		$14,500,000	$903,115		58.1%	69.1%
Total / Weighted Average		22,493,514	2,308		$77,345,000		$99,800,000	$6,208,422		50.5%	63.9%

(1)	As of the appraisal dated from March 22, 2017 to April 5, 2017. The aggregate appraised value of the IC Leased Fee Hotel Portfolio and the Non-Collateral Improvements is $218,750,000 and including the Villa Roma Property, $260,450,000.

(2)	The Villa Roma Property displays March 2017 TTM Occupancy and 2016 RevPAR Penetration. 2016 RevPAR Penetration is the most recent data available, as provided in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Various	Collateral Asset Summary – Loan No. 14 IC Leased Fee Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 73.2% 1.67x 8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results of the Non-Collateral Improvements and the underwritten net cash flow at the IC Leased Fee Hotel Portfolio.

Cash Flow Analysis of the Non-Collateral Improvements(1)
	Fee Simple 2016	Fee Simple 4/30/2017 TTM	UW “Look- Through” to the Non-Collateral Improvements (2)	Fully Funded UW “Look- Through” to the Non-Collateral Improvements(2)	In Place Contractual Ground Rent(3)	UW(3)	Fully Funded UW(4)	UW per SF
Occupancy	49.8%	49.7%	49.8%	50.5%	N/A	N/A	N/A	N/A
ADR	$95.31	$95.34	$95.34	$98.94	N/A	N/A	N/A	N/A
RevPAR	$47.60	$47.45	$47.43	$50.01	N/A	N/A	N/A	N/A

Rooms Revenue	$37,672,029	$37,525,994	$37,535,577	$42,127,342	$4,627,848	$5,305,307	$6,208,422	$2.49
Food & Beverage	$17,013,843	$16,791,712	$16,793,565	$22,569,768	$0	$0	$0	$0.00
Other Income	$1,811,480	$1,854,459	$1,822,549	$8,530,760	$0	$0	$0	$0.00
Total Revenue	$56,497,352	$56,172,165	$56,151,691	$73,227,870	$4,627,848	$5,305,307	$6,208,422	$2.49
Total Expenses	$39,258,695	$40,478,969	$40,199,602	$54,653,521	$0	$0	$0	$0.00
Net Op. Income	$17,238,657	$15,693,196	$15,952,089	$18,574,349	$4,627,848	$5,305,307	$6,208,422	$2.49
FF&E	$2,259,894	$2,246,887	$2,246,068	$2,929,115	$0	$0	$0	$0.00
Net Cash Flow	$14,978,763	$13,446,309	$13,706,021	$15,645,234	$4,627,848	$5,305,307	$6,208,422	$2.49

NOI DSCR(5)	5.42x	4.94x	5.02x	4.72x(6)	1.46x	1.67x	1.58x(6)
NCF DSCR(5)	4.71x	4.23x	4.31x	3.97x(6)	1.46x	1.67x	1.58x(6)
NOI Debt Yield(5)	27.6%	25.1%	25.5%	24.0%(6)	7.4%	8.5%	8.0%(6)
NCF Debt Yield(5)	24.0%	21.5%	21.9%	20.2%(6)	7.4%	8.5%	8.0%(6)

(1)	The Non-Collateral Improvements are not collateral for the IC Leased Fee Hotel Portfolio Whole Loan (except for the reversionary interest of the IC Leased Fee Hotel Portfolio Borrowers therein). The Cash Flow Analysis table above represents historical financial results of the Non-Collateral Improvements and this historical financial data is provided for informational purposes only. The historical Occupancy numbers reflect the occupancy of the Non-Collateral Improvements. The underwritten column above reflects the underwritten cash flow and related statistics associated with the IC Leased Fee Hotel Portfolio.

(2)	The UW “Look-Through” to the Non-Collateral Improvements and Fully Funded UW “Look-Through” to the Non-Collateral Improvements are based on the fee simple historical cash flow and do not including ground rent due under the ground lease.

(3)	The initial contractual annual ground rent payment is $4,627,848 on an absolute net basis, subject to 3.0% annual increase. The UW cash flow represents the average ground rent payable to the IC Leased Fee Hotel Portfolio Borrowers during the IC Leased Fee Hotel Portfolio Whole Loan term.

(4)	The Fully Funded UW cash flow represents the average ground rent payable to the IC Leased Fee Hotel Portfolio Borrowers including the Villa Roma Property during the IC Leased Fee Hotel Portfolio Whole Loan term. The initial contractual annual rent payment is $5,415,640 on an absolute net basis, subject to 3.0% annual increases.

(5)	Debt service coverage ratios and debt yields are based on the IC Leased Fee Hotel Portfolio Whole Loan, unless otherwise noted, as of the Cut-Off Date.

(6)	Based on the maximum principal balance of the IC Leased Fee Hotel Portfolio Whole Loan, assuming that Note A-3 is fully funded.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/[ ]/NR			Location:	Various
				General Property Type:	Industrial
Original Balance:	$21,000,000			Detailed Property Type:	Warehouse
Cut-off Date Balance:	$21,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.3%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	486,991 SF
Borrower Sponsor:	Michel Rosenberg			Cut-off Date Balance per SF:	$43
Mortgage Rate:	4.4100%			Maturity Date Balance per SF:	$36
Note Date:	5/24/2017			Property Manager:	Self-Managed
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	18 months			UW NOI:	$1,960,726
Seasoning:	2 months			UW NOI Debt Yield:	9.3%
Prepayment Provisions:	LO (26); DEF (88); O (6)			UW NOI Debt Yield at Maturity:	11.1%
Lockbox/Cash Mgmt Status(1):	Springing/Springing			UW NCF DSCR:	1.85x (IO) 1.38x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(4):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves				Most Recent Occupancy:	100.0% (8/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax(2):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance(2):	$0	Springing	N/A	Appraised Value (as of)(5):	$29,015,000 (Various)
Replacements(2):	$0	Springing	N/A	Cut-off Date LTV Ratio:	72.4%
TI/LC(2):	$0	Springing	N/A	Maturity Date LTV Ratio:	60.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	72.6%	Purchase Price:	$28,000,000	96.8%
Borrower Equity:	$7,936,673	27.4%	Closing Costs:	$936,673	3.2%
Total Sources:	$28,936,673	100.0%	Total Uses:	$28,936,673	100.0%

(1)	Cash management springs into place in the event of (i) default, (ii) the debt service coverage ratio falling below 1.25x or (iii) the occurrence of any of the following with respect to any of the tenants or replacement tenants: the bankruptcy of such tenant or its parent company or any guarantor of its lease; surrendering, cancelling or terminating its lease, or the Rosdev Industrial Portfolio Borrower’s receipt of notice of its intent to do so; failing to exercise its renewal option by its renewal deadline; or going dark or vacating all or any material portion of its leased premises, or such tenant giving notice of its intent to do so.

(2)	The leases at the Rosdev Industrial Portfolio Properties are structured as absolute triple net leases (except that with respect to the Rosdev Industrial Portfolio Properties leased to Edge Adhesives, Edge Adhesives is not responsible for any incremental increase in real estate taxes due to increases in assessed value resulting from a sale, transfer or encumbrance of those properties) where all of the operating management expenses are paid for directly by the tenants including capital expenditures. Monthly tax reserves will be waived, as long no event of default exists, the lease (each, a “Trigger Lease”) with each of Arro, Edge Adhesives and JustRite or any replacement tenants (each a “Trigger Tenant”) is in full force and effect without default by such Trigger Tenant, and such Trigger Tenant pays all taxes directly to applicable governmental authorities (except that, with respect to the Rosdev Industrial Portfolio Properties leased to Edge Adhesives, no tax reserve shall be required for the portion of the taxes that Edge Adhesives is not required to pay unless and until there shall be an assumption of the Loan). Monthly insurance reserves will be waived so long as no event of default exists, each Trigger Lease remains in full force and effect without default by the related Trigger Tenant, and such Trigger Tenant pays the insurance premiums in accordance with the related Trigger Lease as the same become due and payable and provides evidence of payment thereof. Monthly replacement reserves will be waived, as long as no event of default exists, each Trigger Lease remains in full force and effect without default by the related Trigger Tenant, no cash management is required, and such Trigger Tenant performs its maintenance obligations, pursuant to its respective Trigger Lease. Monthly TI/LC reserve will be waived, as long as no event of default exists, each Trigger Tenant lease is in full force and effect without default by the related Trigger Tenant, and no cash management is required.

(3)	Property Information and Underwriting and Financial Information are based on a combination or sum of the five industrial properties that comprise the Rosdev Industrial Portfolio Properties.

(4)	Historical financials are not available as the Rosdev Industrial Portfolio Properties were recently acquired.

(5)	The appraisals concluded an aggregate hypothetical “dark value” of $21,910,000 for the Rosdev Industrial Portfolio Properties.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Rosdev Industrial Portfolio Mortgage Loan”) is secured by a first priority fee mortgage encumbering a 486,991 SF, five-property portfolio consisting of industrial warehouse properties, located in Illinois, Texas, Ohio and South Carolina (each a “Rosdev Industrial Portfolio Property”, and collectively, the “Rosdev Industrial Portfolio Properties”). The proceeds of the Rosdev Industrial Portfolio Mortgage Loan, together with $7,936,673 of borrower equity, were used to acquire the Rosdev Industrial Portfolio Properties and pay closing costs.

The Borrower and the Borrower Sponsor. The borrowers are Rosdev Portfolio IL, LLC and Rosdev Portfolio TOS, LLC (jointly and severally, the “Rosdev Industrial Portfolio Borrower”), each a single-purpose Delaware limited liability company. The borrower sponsor and nonrecourse carve-out guarantor is Michel Rosenberg, the President and Chief Executive Officer of The Rosdev Group. The Rosdev Group is a Canadian based real estate organization with over 50 years of experience in acquisitions, development, construction, leasing and management with a diversified portfolio of hotel, industrial, office, retail and assisted living/nursing home properties throughout Canada, United States and internationally. Through its affiliates, The Rosdev Group’s combined real estate holdings consist of over 10 million SF of gross leasable area with more than 1500 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

The Properties. The Rosdev Industrial Portfolio Properties consist of five industrial warehouse properties located in Illinois, Texas, Ohio and South Carolina. The Rosdev Industrial Portfolio Properties are 100.0% occupied as of August 1, 2017 by three tenants, Arro Corporation (“Arro”), Edge Adhesives, Inc. (“Edge Adhesives”) and JustRite Manufacturing Co., LLC (“JustRite”), on absolute triple net leases where all of the operating management expenses are paid for directly by the tenants, including capital expenditures. The Rosdev Industrial Portfolio Properties were built between 1913 and 1994, and the tenants have been operating at each of the properties between 11 and 38 years.

The Arro – Muskegon property totals 224,973 SF, consisting of two main buildings (122,337 SF and 89,957 SF), four ancillary buildings (ranging in size from 1,962 to 4,515 SF), and a ten-story silo building containing 14 stainless steel silos. Parts of the Arro – Muskegon property were built in 1913, with numerous renovations and expansions occurring since, the most recent of which occurred in 2016. The Arro – Muskegon property has approximately 7,884 SF of office buildout, 11 dock high docks, 7 grade level overhead doors, 4 train overhead doors, 95 parking spaces, and clear heights of 23 to 32 feet. The Arro – Muskegon property is located in Chicago, approximately 15 miles south of the Chicago central business district. Primary access to the subject neighborhood is provided by the Chicago Skyway/I-90, approximately 2.2 miles to the east and I-94, approximately 2.6 miles to the west. I-90 and I-94 provide access to the Chicago metropolitan area as well as the state of Indiana. The Arro – Muskegon property also features a rail spur leading to a train shed and half of a boat slip along the Calumet River, which is the primary link between the Inland Waterway system, the Great Lakes and foreign ports. Arro has operated at the Arro – Muskegon property since 2003, when it expanded from its Hodgkins location and purchased the Arro – Muskegon property. The Arro – Muskegon property houses Arro’s Food Ingredients Division, and Arro utilizes its leased space to perform functions including the receipt and breakdown of bulk ingredients into smaller subunits for processing, as well as mixing, packaging, and research and development.

The Arro – Hodgkins property consists of one 105,800 SF building built in 1979 and last renovated in 2016, with recent renovations including a new roof, expanded office space, and mezzanine space. The Arro – Hodgkins property has approximately 13,281 SF of office buildout housing the entire executive staff and most of the company’s office functions, 9 dock high docks, 2 grade level overhead doors, 1 train overhead door, 69 parking spaces, and clear heights of 22 feet. The Arro – Hodgkins property is located approximately 18 miles southwest of the Chicago central business district. Primary access to the subject neighborhood is provided by the Tri-State Tollway/I-294 to the west and I-55 to the north. The Tri-State Tollway is located approximately 0.4 miles from the Arro – Hodgkins property and provides access to most of the metropolitan area, including Wisconsin and Indiana. I-55 is located approximately 2.2 miles from the Arro – Hodgkins property and provides access to Chicago to the northeast and St. Louis to the south. The Arro – Hodgkins property also features a rail spur and rail access immediately behind the property. Arro has been in occupancy at the Arro – Hodgkins property since 1999 and has invested in equipment and improvements to the Arro – Hodgkins property, including the installation of 22 dedicated process centers, 15 of which feature double ribbon blenders with capacities ranging from 35 to 225 cubic feet producing batch quantities ranging from 1 ton to 10 tons, and liquid addition capabilities. Arro uses the equipment to provide functions including the majority of the company’s processing and packaging.

The Edge Adhesives – Fort Worth property consists of a single 60,865 SF building that serves as the corporate headquarters, warehouse, production, and distribution center for Edge Adhesives. The Edge Adhesives – Fort Worth property was initially constructed in 1967 and later expanded upon. The property has an office component (7,912 SF or 13.0% of NRA), 10 dock high doors, 1 grade level door, open parking spaces, and clear heights of 19 feet and 29 feet. The office space contains a quality control lab, customer service center, business development, and executive offices. The Edge Adhesives – Fort Worth is located in the city of Fort Worth, Texas, approximately 6 miles north of the Fort Worth central business district. The Edge Adhesives – Fort Worth property is located 0.7 miles from I-820 and approximately 2.1 miles from the I-820 and I-35W interchange. I-820 is a regional highway that forms a loop around Fort Worth, while I-35W provides access to Oklahoma City to the north and Austin and San Antonio to the south. Edge Adhesives has been at the Edge Adhesives – Fort Worth property for the last 11 years and has made significant capital investments in equipment such as several large trailer-sized mixers and other specialized equipment essential to production. Products manufactured at the Edge Adhesives – Fort Worth property include window and door sealants, hot melt adhesives, and self-adhering tapes, all of which are produced in a process that involves mixing, molding, cutting, and packaging.

The Edge Adhesives – Grove City property consists of a single 39,770 SF building that serves as a warehouse, production, and distribution center for Edge Adhesives. The Edge Adhesive – Grove City property was constructed in 1979 and has an office component (3,181 SF or 8.0% of NRA), 2 dock high doors, 1 drive-in ramp, 52 parking spaces, and a clear height of 28 feet. The Edge Adhesives – Grove City property is located in Grove City, approximately 6 miles southwest of the Columbus, OH central business district. I-270, and I-71 provide primary access to the subject neighborhood. I-270, approximately 2.2 miles away, serves as an outer belt connector throughout the overall Columbus metropolitan area. I-71, approximately 2.9 miles away, provides access to Columbus and Cleveland to the northeast and Cincinnati and Louisville to the southwest. The Edge Adhesives – Grove City property also features immediate access to rail that borders it to the southwest. Edge Adhesives has operated at the Edge Adhesives – Grove City property, which was built to suit for a predecessor of the company in 1979, for 38 years and has made significant capital investment in equipment such as several large trailer-sized mixers and other specialized machinery essential to production. Products manufactured at the Edge Adhesives – Grove City property include window and door sealants, self-adhering tapes, and conductive coating material, all of which are produced in a process that involves mixing, molding, cutting, and packaging. The office component at the Edge Adhesives – Grove City property serves as a customer service center and a lab for quality control testing.

The JustRite – Anderson property consists of a single 55,583 SF building that serves as a warehouse, research, production, and distribution center for Basic Concepts Inc. (“BCI”), a subsidiary of JustRite. The JustRite – Anderson property was originally constructed in 1994 and BCI has invested money into several expansions. The property has an office component (3,200 SF or 5.8% of NRA), 3 dock high doors, 1 grade-level door, 58 parking spaces, and a clear height of 16 feet. The JustRite – Anderson property is located in Anderson, approximately 5 miles north of Anderson’s central business district and approximately 2.6 miles from the I-85 interchange. I-85 provides access to Greenville and Charlotte to the northeast and Atlanta to the southwest. BCI has operated at the JustRite – Anderson property, which was built to suit for BCI in 1994, for 23 years and has made significant capital investment in highly specialized production equipment, most of which has been custom built for manufacturing its products. Products manufactured at the JustRite – Anderson property include flexible containment berms, bulk storage containment devices, berm accessories, structured spill & recycling equipment, and other custom equipment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

The following table presents certain information relating to the Rosdev Industrial Portfolio Properties:

Property Summary
Property Name	Location	Year Built/ Renovated	SF	% Office	Cut-off Date Allocated Loan Balance	% of Cut-off Date ALA	“As-Is” Appraised Value	Occupancy(1)
Arro – Muskegon	Chicago, IL	1913/2016	224,973	3.5%	$10,050,000	47.9%	$14,100,000	100.0%
Arro – Hodgkins	Hodgkins, IL	1979/2016	105,800	12.6%	$5,850,000	27.9%	$8,100,000	100.0%
Edge Adhesives – Fort Worth	Fort Worth, TX	1967/N/A	60,865	13.0%	$2,425,000	11.5%	$3,175,000	100.0%
Edge Adhesives – Grove City	Grove City, OH	1979/N/A	39,770	8.0%	$1,600,000	7.6%	$2,130,000	100.0%
JustRite - Anderson	Anderson, SC	1994/N/A	55,583	5.8%	$1,075,000	5.1%	$1,510,000	100.0%
Total/Wtd. Avg.			486,991	7.3%	$21,000,000	100.0%	$29,015,000	100.0%

(1)	Information is based on the underwritten rent roll.

The Rosdev Industrial Portfolio Borrower may release an individual property or properties from the Rosdev Industrial Portfolio Mortgage Loan after two years from the closing date of the UBS 2017-C2 securitization, by defeasing a portion of the principal amount of the Rosdev Industrial Portfolio Mortgage Loan equal to: (a) 115% of the then outstanding allocated loan amount for the Arro - Muskegon and Arro - Hodgkins properties and (b) 101% of the then outstanding allocated loan amount for the Edge Adhesives - Fort Worth, Edge Adhesives - Grove City, and JustRite - Anderson properties, or such greater amount such that (i) the DSCR of the remaining collateral after giving effect to such release is at least the greater of (x) the aggregate DSCR for all of the Rosdev Industrial Portfolio Properties as of loan origination and (y) the aggregate DSCR for all of the collateral immediately prior to such sale; (ii) the LTV of the remaining collateral after giving effect to such release is no more than the lesser of (x) the aggregate LTV for all of the Rosdev Industrial Portfolio Properties as of loan origination and (y) the aggregate LTV for all collateral immediately prior to such release; and subject to terms and conditions set forth in the loan documents, including but not limited to: (1) receipt of the rating agency confirmation; (2) the Rosdev Industrial Portfolio Borrower pays all costs and expenses in connection with any such partial release; and (3) no event of default under the Rosdev Industrial Portfolio Mortgage Loan is continuing.

Major Tenants.

Arro Corporation (330,773 SF, 67.9% of NRA, 74.8% of underwritten rent). Arro provides contract manufacturing, processing, logistics and warehousing services and traces its origins back to 1986. Arro specializes in custom dry and liquid blending, as well as quality reprocessing services, for both food and pharmaceutical grade products. Arro is a co-packer and co-manufacturer of a wide range of liquid and dry products in the food and pharmaceutical industries and works with national and international companies such as Starbucks, Dunkin Donuts, Hills Brothers Coffee, Folgers, Kellogg’s, Dominos, Duncan Hines, and Pillsbury. Arro has been owned by its current owner, Patrick Gaughan, since 1995. In 2016, Arro had revenues of $89 million with EBITDA of $4.6 million. Arro has been in occupancy of the Arro – Hodgkins property since 1999 and the Arro – Muskegon property since 2003. Arro previously owned both the Arro – Hodgkins property and the Arro – Muskegon property but sold the two properties in a sale-leaseback transaction in 2015. As part of the sale-leaseback transaction, Arro signed a 15-year absolute NNN master lease for both properties which expires in April 2030 and requires a current rental rate of $4.86 PSF. The master lease has two, 5-year extension options with no termination options.

Edge Adhesives, Inc. (100,635 SF, 20.7% of NRA, 19.9% of underwritten rent). Founded in 1980, Edge Adhesives is a manufacturer of rubber-based adhesive sealing products with extensive capabilities in butyl and block copolymer technologies. Edge Adhesives offers a wide product line and supplies products directly to industrial end users under the Edge, PARR, PTI, Rubex, and PLIOSEAL brands. Edge Adhesives also does a significant amount of business as a co-manufacturer for companies, including The 3M Company. In 2016, Edge Adhesives had revenues of $27.6 million with EBITDA of $3.5 million. Predecessors of Edge Adhesives have been in occupancy of the Edge Adhesives – Grove City property since 1979 when the property was built-to-suit and the Edge Adhesives – Fort Worth property since 2006. Edge Adhesives previously owned both the Edge Adhesives – Fort Worth property and the Edge Adhesives – Grove City property but sold the two properties in a sale-leaseback transaction in 2014. As part of the sale-leaseback transaction, Edge Adhesives signed a 15-year absolute NNN master lease for both properties which expires in November 2029 and requires a current rental rate of $4.19 PSF. The master lease has four, 5-year extension options with no termination options.

JustRite Manufacturing Co., LLC (55,583 SF, 11.4% of NRA, 5.3% of underwritten rent). Founded in 1906, JustRite is a leading manufacturer of safety containment systems headquartered in Des Plaines, Illinois. In November 2015, Audax Group, an alternative asset management firm with over $6 billion in assets, purchased JustRite from the private equity firm Baird Capital. JustRite offers storage, handling, and security products, including fire prevention safety equipment for hazardous materials, environmental protection spill containment devices, and specialized storage products through various subsidiary companies including: JustRite (legacy), Aerosolv, BCI, USCS, Hughes UK, Hughes NA, and CI Agent. In 2013, JustRite acquired U.S. Chemical Storage, a Wisconsin based manufacturer of hazardous material storage equipment. In May 2016, JustRite acquired Hughes Safety Showers, a UK-based manufacturer of emergency safety showers. More recently in April 2017, JustRite acquired Italian-based industrial company Sall SRL, a designer and manufacturer of environmental protection, material handling, and workplace safety equipment. BCI is the line of business currently headquartered and operating at the JustRite – Anderson property. Founded in 1988 and acquired by JustRite in January 2014, BCI specializes in the production of spill containment systems, absorbents, and safety storage equipment. BCI has been awarded more than 10 patents and currently holds 7 active patents in secondary containment systems. BCI’s leading customer is the U.S. military, serving as their largest supplier of secondary containment equipment. In 2014, JustRite signed a 15-year absolute NNN lease for the JustRite – Anderson property which expires in July 2029 and requires a current rental rate of $2.04 PSF. The lease has four, 5-year extension options with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

The following table presents certain information relating to the tenants at the Rosdev Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenants
Arro Corporation	NR/NR/NR	330,773	67.9%	$1,607,151	74.8%	$4.86	4/30/2030
Edge Adhesives, Inc.	NR/NR/NR	100,635	20.7%	$428,366	19.9%	$4.26	11/30/2029
JustRite Manufacturing Co., LLC	NR/NR/NR	55,583	11.4%	$113,438	5.3%	$2.04	7/31/2029
Subtotal/Wtd. Avg.		486,991	100.0%	$2,148,955	100.0%	$4.41
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		486,991	100.0%	$2,148,955	100.0%	$4.41

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the Rosdev Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028 & Beyond	3	486,991	$4.41	100.0%	100.0%	$2,148,955	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	486,991	$4.41	100.0%		$2,148,955	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Rosdev Industrial Portfolio Properties are comprised of five industrial warehouse properties located in Illinois, Texas, Ohio and South Carolina. The Arro – Muskegon and Arro – Hodgkins properties are located in Cook County, Illinois, in the Chicago-Naperville-Elgin, IL-IN-WI metropolitan statistical area (“MSA”). The Edge Adhesives – Fort Worth property is located in Tarrant County, Texas, in the Dallas-Fort Worth-Arlington, TX MSA. The Edge Adhesives – Grove City property is located in Franklin County, Ohio in the Columbus, OH MSA. The JustRite – Anderson property is located in Anderson County, South Carolina, in the Greenville-Anderson-Mauldin, SC MSA.

The following table presents certain market information relating to the Rosdev Industrial Portfolio Properties:

Market and Portfolio Demographic Profile
Property Name	City, State	MSA	Cut-off Date Mortgage Loan Balance	Occ. %(1)	Estimated 2016 Population (5-mile Radius)(2)	Estimated 2016 Median Household Income (5-mile Radius)(2)	Average Submarket Vacancy(3)
Arro – Muskegon	Chicago, IL	Chicago-Naperville-Elgin, IL-IN-WI	$10,050,000	100.0%	318,388	$35,173	6.8%
Arro – Hodgkins	Hodgkins, IL	Chicago-Naperville-Elgin, IL-IN-WI	$5,850,000	100.0%	233,723	$68,057	7.7%
Edge Adhesives – Fort Worth	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	$2,425,000	100.0%	261,404	$55,084	5.5%
Edge Adhesives – Grove City	Grove City, OH	Columbus, OH	$1,600,000	100.0%	144,381	$50,268	6.4%
JustRite – Anderson	Anderson, SC	Greenville-Anderson-Mauldin, SC	$1,075,000	100.0%	33,607	$55,075	5.2%

(1)	Information is based on the underwritten rent roll.

(2)	Information is based on the appraisals.

(3)	Information is based on third party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 15 Rosdev Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 72.4% 1.38x 9.3%

According to a third party research report, the Arro – Muskegon property and the Arro – Hodgkins properties are located in the Chicago warehouse market. As of the first quarter of 2017, the Chicago warehouse market had a total inventory of approximately 1.12 billion SF with a vacancy rate of 6.7% and an average asking rent of $5.44 PSF. The Arro – Muskegon property is located in the South Chicago warehouse submarket which, as of the first quarter of 2017, had a total inventory of approximately 108.7 million SF with a vacancy rate of 6.8% and an average asking rental rate of $5.64 PSF. The Arro – Hodgkins property is located in the Southwest/I-55 Corridor warehouse submarket, which as of the first quarter of 2017, had a total inventory of 206.9 million SF with a vacancy rate of 7.7% and an average asking rental rate of $4.92 PSF.

According to a third party research report, the Edge Adhesives – Fort Worth property is located in the Dallas/Fort Worth warehouse market which, as of the first quarter of 2017, had a total inventory of approximately 724.2 million SF with a vacancy rate of 6.5% and an average asking rental rate of $4.80 PSF. The Edge Adhesives – Fort Worth property is located in the Meacham Fld/Fossil Creek warehouse submarket which, as of the first quarter of 2017, had a total inventory of approximately 37.6 million SF with a vacancy rate of 5.5% and an average asking rental rate of $4.27 PSF.

According to a third party research report, the Edge Adhesives – Grove City property is located in the Columbus warehouse market which, as of the first quarter of 2017, had a total inventory of approximately 253.8 million SF with a vacancy rate of 5.7% and an average asking rental rate of $3.44 PSF. The Edge Adhesives – Grove City property is located in the Southwest warehouse submarket which, as of the first quarter of 2017, had a total inventory of approximately 21.1 million SF with a vacancy rate of 6.4% and an average asking rental rate of $3.65 PSF.

According to a third party research report, the JustRite – Anderson property is located in the Greenville/Spartanburg warehouse market which, as of the first quarter of 2017, had a total inventory of approximately 196.6 million SF with a vacancy rate of 6.5% and an average asking rental rate of $3.42 PSF. The JustRite – Anderson property is located in the Anderson warehouse submarket which, as of the first quarter of 2017, had a total inventory of approximately 22.5 million SF with a vacancy rate of 5.2% and an average asking rental rate of $4.38 PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Rosdev Industrial Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW PSF
Base Rent	N/A	N/A	N/A	$2,148,955	$4.41
Total Recoveries	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss(2)	N/A	N/A	N/A	($139,118)	($0.29)
Effective Gross Income	N/A	N/A	N/A	$2,009,838	$4.13
Total Operating Expenses	N/A	N/A	N/A	$49,112	$0.10
Net Operating Income	N/A	N/A	N/A	$1,960,726	$4.03
Capital Expenditures	N/A	N/A	N/A	$97,398	$0.20
TI/LC	N/A	N/A	N/A	$121,748	$0.25
Net Cash Flow	N/A	N/A	N/A	$1,741,580	$3.58

Occupancy %	N/A	N/A	N/A	93.5%(3)
NOI DSCR (P&I)	N/A	N/A	N/A	1.55x
NCF DSCR (P&I)	N/A	N/A	N/A	1.38x
NOI Debt Yield	N/A	N/A	N/A	9.3%
NCF Debt Yield	N/A	N/A	N/A	8.3%

(1)	Historical financials are not available as the Rosdev Industrial Portfolio Properties were recently acquired. The leases at the Rosdev Industrial Portfolio Properties are structured as absolute triple net leases (except that with respect to the Rosdev Industrial Portfolio Properties leased to Edge Adhesives, Edge Adhesives is not responsible for any incremental increase in real estate taxes due to increases in assessed value resulting from a sale, transfer or encumbrance of those properties) where all of the operating management expenses are paid for directly by the tenants including capital expenditures.

(2)	Underwritten vacancy & credit loss of 6.5% is based on the submarket vacancies for each of the Rosdev Industrial Portfolio Properties according to a third party market research report.

(3)	UW economic occupancy of 93.5%. The Rosdev Industrial Portfolio Properties were 100.0% occupied as of August 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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